As filed with the Securities and Exchange Commission on April 15, 2011

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DineEquity, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6794	95-3038279
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

SEE TABLE OF ADDITIONAL REGISTRANTS BELOW

450 North Brand Boulevard

Glendale, California 91203-1903

(818) 240-6055

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bryan R. Adel

Senior Vice President, Legal, General Counsel and Secretary

DineEquity, Inc.

450 North Brand Boulevard,

Glendale, California 91203-1903

(818) 240-6055

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Rodrigo Guerra, Jr., Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, California 90071

(213) 687-5000

(213) 687-5600 (facsimile)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “larger accelerated filer,” “accelerated filer” and “smaller reporting company” in
Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per security	Proposed maximum aggregate offering price	Amount of registration fee
9.5% Senior Notes due 2018	$792,750,000	100%	$792,750,000(1)	$92,038.28
Guarantees related to the 9.5% Senior Notes due 2018	N/A	N/A	N/A	N/A(2)
Total	$792,750,000	N/A	N/A	$92,038.28

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) promulgated under the Securities Act of 1933, as amended.
(2)	Pursuant to Rule 457(n) promulgated under the Securities Act of 1933, as amended, no additional fee is being paid in respect of the Guarantees. The Guarantees are not traded separately from the Notes.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant*	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
International House of Pancakes, LLC(1)	Delaware	5812	95-2054061
IHOP Franchise Company, LLC(1)	Delaware	5812	80-0317698
IHOP Franchising, LLC(1)	Delaware	5812	35-2287120
IHOP Holdings, LLC(1)	Delaware	5812	38-3749313
IHOP IP, LLC(1)	Delaware	5812	37-1534892
IHOP Property Leasing, LLC(1)	Delaware	5812	32-0190569
IHOP Property Leasing II, LLC(1)	Delaware	5812	80-0392606
IHOP Properties, LLC(1)	Delaware	5812	95-2584985
IHOP Real Estate, LLC(1)	Delaware	5812	36-4600092
IHOP TPGC, LLC(1)	Ohio	5812	80-0392596
ACM Cards, Inc.(2)	Florida	5812	48-1251814
Applebee’s UK, LLC(2)	Kansas	5812	48-1251813
Applebee’s Enterprises LLC(2)	Delaware	5812	26-0783903
Applebee’s Franchising LLC(2)	Delaware	5812	26-0784723
Applebee’s Holdings II Corp. (2)	Delaware	5812	26-1136301
Applebee’s Holdings, LLC(2)	Delaware	5812	26-0783860
Applebee’s IP LLC(2)	Delaware	5812	26-0784780
Applebee’s International, Inc. (3)	Delaware	5812	43-1461763
Applebee’s Restaurants Kansas LLC(2)	Kansas	5812	26-0785449
Applebee’s Restaurants Mid-Atlantic LLC(2)	Delaware	5812	26-0785409
Applebee’s Restaurants North LLC(2)	Delaware	5812	26-0784825
Applebee’s Restaurants Texas LLC(2)	Texas	5812	26-0786153
Applebee’s Restaurants Vermont, Inc. (2)	Vermont	5812	26-0786315
Applebee’s Restaurants, Inc. (2)	Kansas	5812	26-0786267
Applebee’s Restaurants West LLC(2)	Delaware	5812	26-0784870
Applebee’s Services, Inc. (2)	Kansas	5812	48-1142588
Neighborhood Insurance, Inc.(2)	Vermont	5812	55-0800043

*	The 9.5% Senior Notes due 2018 were issued by DineEquity, Inc. The additional registrants are guarantors.
(1)	The address and telephone number of each of these additional registrant guarantors’ principal executive offices is the same as DineEquity, Inc.
(2)	The address and telephone number of each of these additional registrant guarantors’ principal executive offices is c/o Applebee’s Services, Inc., 11201 Renner Boulevard, Lenexa, Kansas 66219, (913) 890-0100.
(3)	The address and telephone number of Applebee’s International, Inc.’s principal executive offices is 4551 W. 107th Street, Suite 100, Overland Parks, Kansas 66207, (913) 967-4000.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated April 15, 2011

PROSPECTUS

DineEquity, Inc.

Offer to Exchange

$792,750,000 aggregate principal amount of 9.5% Senior Notes due 2018

(CUSIPs 254423 AA4 and U2540B AA3)

for

$792,750,000 aggregate principal amount of 9.5% Senior Notes due 2018

(CUSIP 254423 AB2)

that have been registered under the Securities Act of 1933, as amended

The exchange offer will expire at 5:00 p.m., New York City time, on                     , 2011, unless we extend or earlier terminate the exchange offer.

We hereby offer, on the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal (which together constitute the “exchange offer”), to exchange up to $792,750,000 aggregate outstanding principal amount of our 9.5% Senior Notes due 2018 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), which we refer to as the “new notes,” for a like aggregate principal amount of our outstanding 9.5% Senior Notes due 2018, which we refer to as the “old notes.” $825,000,000 aggregate principal amount of old notes were issued under the indenture, dated as of October 19, 2010. In March 2010, pursuant to separate, privately negotiated transactions with certain holders of the old notes, we purchased $32,250,000 aggregate principal amount of old notes as described in this prospectus.

Terms of the exchange offer:

•

On the terms and subject to the conditions of the exchange offer, we will exchange new notes for all outstanding old notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer.

•	You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.

•

The terms of the new notes are substantially identical to those of the old notes, except that the transfer restrictions, registration rights and special interest provisions relating to the old notes will not apply to the new notes.

•

The exchange of old notes for new notes will not be a taxable transaction for United States federal income tax purposes, but you should see the discussion under the heading “Material United States Federal Income Tax Considerations” for more information.

•	We will not receive any proceeds from the exchange offer.

•

We issued the old notes in a transaction not requiring registration under the Securities Act, and as a result, the transfer of the old notes is restricted under the securities laws. We are making the exchange offer to satisfy your registration rights as a holder of old notes.

There is no established trading market for the new notes or the old notes.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Under the registration rights agreement we have agreed that, for a period up to the earlier of (i) 180 days after the completion of the exchange offer (or such longer period if extended pursuant to the registration rights agreement in certain circumstances) and (ii) the date on which all of the old notes have been exchanged for new notes covered by this prospectus, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

See “Risk Factors” beginning on page 10 for a discussion of risks you should consider prior to tendering your outstanding old notes for exchange.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2011

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to exchange the new notes in any jurisdiction where it is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of the material terms of certain documents. Copies of these documents, except for certain exhibits and schedules, will be made available to you without charge upon written or oral request to us. Requests for documents or other additional information should be directed to DineEquity, Inc., 450 North Brand Boulevard, Glendale, California 91203-1903, Attention: General Counsel, Telephone: (818) 240-6055. To obtain timely delivery of documents or information, we must receive your request no later than five (5) business days before the expiration date of the exchange offer.

MARKET AND INDUSTRY DATA

This prospectus and the documents we incorporate by reference contain information related to industry conditions and forecasts that we obtained from internal industry research, publicly available information (including industry publications), and surveys and market research provided by consultants. The publicly available information and the reports, forecasts and other research provided by consultants generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy and completeness of such information. We have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, our internal research and forecasts are based upon our management’s understanding of industry conditions, and such information has not been verified by any independent sources.

WEBSITE

The information contained on or that can be accessed through the websites of DineEquity or its subsidiaries or brands is not incorporated in, and is not a part of, this prospectus, and you should not rely on any such information in connection with your investment decision to exchange your outstanding old notes for new notes.

i

ADDITIONAL INFORMATION

The company was incorporated under the laws of the State of Delaware in 1976 with the name IHOP Corp. Effective June 2, 2008, the name of the company was changed to DineEquity, Inc. Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “DIN.” Our principal executive offices are located at 450 North Brand Boulevard, Glendale, California 91203-2306 and our telephone number is (818) 240-6055. Our internet address is www.dineequity.com. The contents of our website are not a part of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents we incorporate by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are included throughout this prospectus and the information incorporated by reference herein and relate to our business strategy, our prospects and our financial position. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “intends,” “may,” “will,” “should,” “guidance” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Specifically, forward-looking statements may include, among others, statements concerning:

•	our expectations of future results of operations or financial condition;

•	our expectations for our franchise and company-operated restaurant properties, including the achievement of desired revenue and cash flow levels;

•	the timing, cost and expected impact of planned capital expenditures on our results of operations;

•	the impact of our geographic diversification;

•

our expectations with regard to pending and future acquisitions, dispositions and development and refranchising opportunities, as well as the integration of any companies we have acquired or may acquire;

•	the outcome and financial impact of the litigation in which we are or will be periodically involved;

•	the actions of regulatory, legislative, executive or judicial decisions at the federal, state or local level with regard to our business and the impact of any such actions;

•	our ability to maintain regulatory approvals for our existing businesses and to receive regulatory approvals for new businesses; and

•	our expectations for the continued availability and cost of capital.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, they are inherently subject to risks, uncertainties and assumptions about our subsidiaries and us, and accordingly, our forward-looking statements are qualified in their entirety by the information incorporated by reference herein. Important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation, risks related to the following:

•	our ability to implement our strategic growth plan, carry out our business strategy and achieve anticipated results;

•	our ability to identify and consummate pending and future acquisitions, dispositions and development and refranchising opportunities;

•	declines in our marketing, operational and financial performance and resulting impairment charges;

•	competition in and factors specific to the restaurant industry;

•	continuing acceptance of our brands and concepts by guests and franchisees;

•	reputational harm to our Applebee’s and IHOP brands caused by negative publicity;

•

our ability to effectively implement restaurant development plans under development agreements, including fulfilling commitments to build new restaurants in the numbers and time frames covered by their development agreements;

•	the availability of suitable locations and terms for sites designated for restaurant development;

•	credit risk due to concentration of Applebee’s franchised restaurants in a limited number of franchisees;

•	disruptions in restaurant performance due to terminations or non-renewals of franchise agreements;

•	breaches by franchisees of the terms in franchise agreements;

•	enforcement of quality and trademark usage standards, including by franchises and sublicenses;

•	impact of franchisees’ exposure to potential losses that are not covered by insurance;

•	changes in the number and quality of franchisees and inability of franchisees to fund capital expenditures;

•	the ability of franchisees to fund capital expenditures and our ability to collect payments or exercise rights under the related franchise agreements;

•	potential insolvency or bankruptcy proceedings or other credit risks involving a franchisee;

•	cost and availability of capital;

•	availability and cost of materials and labor;

•	shortages or interruptions in the supply or delivery of food supplies;

•	changes in health or dietary preferences of consumers;

•	exposure to potential environmental liabilities due to ownership of real property;

•	exposure to potential liabilities related to employee matters at certain company-operated restaurants;

•

our dependence on information technology across our operations, including, for example, point-of-sale processing in our restaurants, management of our supply chain, collection of cash, payment of obligations and various other processes and procedures;

•	our ability to protect customer, vendor and employee data;

•

our substantial indebtedness, including restrictions on our operations and compliance with covenants contained in agreements governing such indebtedness, and inability to generate sufficient cash flow to satisfy our significant debt service obligations;

•	adverse general economic and political conditions;

•	litigation risks and associated costs that may negatively impact performance;

•	compliance with federal, state and local governmental regulations and our ability to obtain satisfactory regulatory approvals;

•	conditions beyond our control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting our customers or food supplies, or acts of war or terrorism;

•	third-party claims with respect to intellectual property assets;

•	adoption of new, or changes in, accounting policies and practices;

•	our ability to meet our public guidance regarding future financial results and analysts’ expectations; and

•	other factors discussed in the “Risk Factors” section of this prospectus beginning on page 10 and our filings with the SEC.

All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements contained herein or incorporated by reference, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus may not occur.

You should assume that the information appearing in or incorporated by reference into this prospectus is accurate only as of the date on the front cover of this prospectus or the date of the document incorporated by reference, as applicable, as our business, financial condition, results of operations or prospects may have changed since that date.

SUMMARY

This summary contains a general summary of the information contained in this prospectus. This summary may not contain all of the information that is important to you, and it is qualified in its entirety by the more detailed information and financial statements, including the notes to those financial statements, that are part of the reports we file with the SEC and that are incorporated by reference in this prospectus. You should carefully consider the information contained in and incorporated by reference in this entire prospectus, including the information set forth in the section entitled “Risk Factors” beginning on page 10 of this prospectus. The new notes will be issued by DineEquity, Inc., a Delaware corporation (“DineEquity” or the “Issuer”) and will be jointly and severally guaranteed on a senior unsecured basis by each of our existing and future domestic restricted subsidiaries that are guarantors under our senior secured credit facility (the “guarantors”). Neither the notes nor our senior secured credit facility is guaranteed by our immaterial subsidiaries or non-wholly owned subsidiaries. Except where otherwise noted in this prospectus, the words “company,” “we,” “our,” “ours” and “us” refer to DineEquity, Inc. and all of its subsidiaries. With respect to the discussion of the terms of the notes on the cover page and in the sections entitled “Summary” and “Description of the New Notes,” the “company,” “we,” “our” and “us” refer only to DineEquity, Inc. The 9.5% Senior Notes due 2018 are sometimes referred to herein as the “notes,” which term, except with respect to discussions of income tax consequences and unless the context otherwise requires, includes the new notes and the old notes.

The Exchange Offer

Old Notes	9.5% Senior Notes due 2018, which we issued on October 19, 2010. $825,000,000 aggregate principal amount of old notes were issued under the indenture, dated as of October 19, 2010. In March 2010, pursuant to separate, privately negotiated transactions, we purchased $32,250,000 aggregate principal amount of old notes for a total purchase price, including accrued interest, of approximately $36,525,226. We funded these repurchases with cash on hand.

New Notes	9.5% Senior Notes due 2018, the issuance of which has been registered under the Securities Act. The form and the terms of the new notes are substantially identical to those of the old notes, except that the transfer restrictions, registration rights and special interest provisions relating to the old notes do not apply to the new notes.

Exchange Offer for Notes	We are offering to issue up to $792,750,000 aggregate principal amount of new notes in exchange for a like principal amount of old notes to satisfy our obligations under the registration rights agreement that we entered into when the old notes were issued in a transaction consummated in reliance upon the exemptions from registration provided by Rule 144A and Regulation S under the Securities Act.

Expiration Date; Tenders	The exchange offer will expire at 5:00 p.m., New York City time, on , 2011, unless we extend or earlier terminate the exchange offer. By tendering your old notes, you represent to us that:

•	you are neither our “affiliate,” as defined in Rule 405 under the Securities Act, nor a broker-dealer tendering notes acquired directly from us for your own account;

•	any new notes you receive in the exchange offer are being acquired by you in the ordinary course of your business;

•

at the time of the commencement of the exchange offer, neither you nor, to your knowledge, anyone receiving new notes from you, has any arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the new notes in violation of the Securities Act;

•

if you are a broker-dealer, you will receive the new notes for your own account in exchange for old notes that were acquired by you as a result of your market-making or other trading activities and that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes you receive; for further information regarding resales of the new notes by participating broker-dealers, see the discussion under the caption “Plan of Distribution”; and

•	if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution, as defined in the Securities Act, of the new notes.

Withdrawal; Non-Acceptance	You may withdraw any old notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on , 2011, unless we extend or earlier terminate the exchange offer. If we decide for any reason not to accept any old notes tendered for exchange, the old notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of old notes tendered by book-entry transfer into the exchange agent’s account at The Depository Trust Company (“DTC”), any withdrawn or unaccepted old notes will be credited to the tendering holder’s account at DTC. For further information regarding the withdrawal of tendered old notes, see “The Exchange Offer—Terms of the Exchange Offer; Period for Tendering Old Notes” and “The Exchange Offer—Withdrawal Rights.”

Conditions to the Exchange Offer	We are not required to accept for exchange or to issue new notes in exchange for any old notes, and we may terminate or amend the exchange offer, if any of the following events occur prior to the expiration of the exchange offer:

•	the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC;

•

an action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair our or the guarantors’ ability to proceed with the exchange offer;

•	we do not receive all the governmental approvals that we believe are necessary to consummate the exchange offer; or

•	there has been proposed, adopted, or enacted any law, statute, rule or regulation that, in our reasonable judgment, would materially impair our ability to consummate the exchange offer.

We may waive any of the above conditions in our reasonable discretion. See the discussion below under the caption “The Exchange Offer—Conditions to the Exchange Offer” for more information regarding the conditions to the exchange offer.

Procedures for Tendering Old Notes	Unless you comply with the procedure described below under the caption “The Exchange Offer—Guaranteed Delivery Procedures,” you must do one of the following on or prior to the expiration of the exchange offer to participate in the exchange offer:

•

tender your old notes by sending (i) the certificates for your old notes (in proper form for transfer), (ii) a properly completed and duly executed letter of transmittal and (iii) all other documents required by the letter of transmittal to Wells Fargo Bank, National Association, as exchange agent, at one of the addresses listed below under the caption “The Exchange Offer—Exchange Agent”; or

•

tender your old notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, or an agent’s message instead of the letter of transmittal, to the exchange agent. For a book-entry transfer to constitute a valid tender of your old notes in the exchange offer, Wells Fargo Bank, National Association, as exchange agent, must receive a confirmation of book-entry transfer of your old notes into the exchange agent’s account at DTC prior to the expiration or termination of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent’s message, see the discussion below under the caption “The Exchange Offer—Book-Entry Transfers.” As used in this prospectus, the term “agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

Guaranteed Delivery Procedures	If you are a registered holder of old notes and wish to tender your old notes in the exchange offer, but:

•	the old notes are not immediately available;

•	time will not permit your old notes or other required documents to reach the exchange agent before the expiration or termination of the exchange offer; or

•	the procedure for book-entry transfer cannot be completed prior to the expiration or termination of the exchange offer;

then you may tender old notes by following the procedures described below under the caption “The Exchange Offer—Guaranteed Delivery Procedures.”

Special Procedures for Beneficial Owners	If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should promptly contact the person in whose name the old notes are registered and instruct that person to tender them on your behalf. If you wish to tender in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering your old notes, you must either make appropriate arrangements to register ownership of the old notes in your name, or obtain a properly completed bond power from the person in whose name the old notes are registered.

Material United States Federal Income Tax Considerations	The exchange of old notes for new notes in the exchange offer will not be a taxable transaction for United States federal income tax purposes. See the discussion below under the caption “Material United States Federal Income Tax Considerations” for more information regarding the United States federal income tax consequences to you of the exchange offer.

Use of Proceeds	We will not receive any proceeds from the exchange offer.

Exchange Agent	Wells Fargo Bank, National Association is the exchange agent for the exchange offer. You can find the address and telephone number of the exchange agent below under the caption, “The Exchange Offer—Exchange Agent.”

Resales	Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the new notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

•	you are acquiring the new notes in the ordinary course of your business;

•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a distribution of the new notes; and

•	you are neither an affiliate of ours nor a broker-dealer tendering notes acquired directly from us for your own account.

If you are an affiliate of ours, are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in, the distribution of new notes:

•	you cannot rely on the applicable interpretations of the staff of the SEC;

•	you will not be entitled to tender your old notes in the exchange offer; and

•	you must comply with the registration requirements of the Securities Act in connection with any resale transaction.

Each broker or dealer that receives new notes for its own account in exchange for old notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, resale or other transfer of the new notes issued in the exchange offer, including information with respect to any selling holder required by the Securities Act in connection with any resale of the new notes.

Furthermore, any broker-dealer that acquired any of its old notes directly from us:

•

may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (publicly available May 13, 1988), Morgan Stanley & Co. Incorporated, SEC no-action letter (publicly available June 5, 1991) and Shearman & Sterling, SEC no-action letter (publicly available July 2, 1993); and

•	must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

Broker-Dealers	Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes which were received by the broker-dealer as a result of market-making or other trading activities. Under the registration rights agreement, we have agreed that for a period of up to the earlier of (i) 180 days after the completion of the exchange offer (or such longer period if extended pursuant to the registration rights agreement in certain circumstances) and (ii) the date on which all of the old notes have been exchanged for new notes covered by this prospectus, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution” beginning on page 87 for more information.

Registration Rights Agreement for the Old Notes	When we issued the old notes on October 19, 2010, we entered into a registration rights agreement with the guarantors and the initial purchasers of the old notes. Under the terms of the registration rights agreement, we and the guarantors agreed to:

•	file the exchange offer registration statement with the SEC on or prior to May 17, 2011;

•	use commercially reasonable efforts to cause the exchange offer registration statement to be declared effective no later than July 15, 2011;

•

use commercially reasonable efforts to consummate the exchange offer on the earliest practicable date after the expiration of the exchange offer, but no later than 40 days (or longer if required by federal securities laws), after the the exchange offer registration statement is declared effective;

•

use commercially reasonable efforts to file a shelf registration statement for the resale of the old notes if we cannot effect an exchange offer within the time periods listed above and in certain other circumstances; and

•

if we fail to meet our registration obligations under the registration rights agreement, we will pay special interest at a rate of 0.25% per annum for the first 90-day period immediately following the occurrence of such default, to be increased by an additional 0.25% per annum with respect to each subsequent 90-day period until all such defaults have been cured, up to a maximum special interest rate of 1.0% per annum.

Consequences of Not Exchanging Old Notes

If you do not exchange your old notes in the exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on the certificate for your old notes. In general, you may offer or sell your old notes only:

•	if they are registered under the Securities Act and applicable state securities laws;

•	if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

•	if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

We do not intend to register the old notes under the Securities Act, and holders of old notes that do not exchange old notes for new notes in the exchange offer will no longer have registration rights with respect to the old notes except in the limited circumstances provided in the registration rights agreement. Under some circumstances, as described in the registration rights agreement, holders of the old notes, including holders who are not permitted to participate in the exchange offer or who may not freely sell new notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of the old notes by such holders. For more information regarding the consequences of not tendering your old notes and our obligations to file a shelf registration statement, see “The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes.”

Summary Description of the New Notes

The terms of the new notes and those of the old notes are substantially identical, except that the transfer restrictions, registration rights and special interest provisions relating to the old notes do not apply to the new notes. For a more complete understanding of the new notes, see “Description of the New Notes” in this prospectus.

Issuer	DineEquity, Inc.

Notes Offered	$792,750,000 aggregate principal amount of 9.5% Senior Notes due 2018.

Maturity Date	October 30, 2018.

Interest Rate	9.5% per year.

Interest Payment Dates	April 30 and October 30 of each year, beginning on April 30, 2011. The new notes will bear interest from the most recent date to which interest has been paid on the old notes. If no interest has been paid on the old notes, holders of new notes will receive interest accruing from October 19, 2010. If your old notes are tendered and accepted for exchange, you will receive interest on the new notes and not on the old notes. Any old notes not tendered or not accepted for exchange will remain outstanding and will continue to accrue interest according to their terms.

Form and Terms	The form and terms of the new notes will be the same as the form and terms of the old notes except that:

•	the new notes will bear a different CUSIP number from the old notes;

•	the new notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer; and

•	you will not be entitled to any exchange or registration rights with respect to the new notes, and the new notes will not provide for special interest in connection with registration defaults.

The new notes will evidence the same debt as the old notes. They will be entitled to the benefits of the indenture governing the old notes and will be treated under the indenture as a single class with the old notes.

Guarantees	The payment of the principal, premium and interest on the notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by each of our existing and future domestic restricted subsidiaries that are borrowers or guarantors under our senior secured credit facility. Neither the notes nor our senior secured credit facility will be guaranteed by our immaterial subsidiaries or non-wholly owned restricted subsidiaries.

Ranking	The notes and the guarantees, respectively, will be our and the guarantors’ senior unsecured obligations and will:

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rank senior in right of payment to any of our and the guarantors’ existing and future obligations that are by their terms expressly subordinated or junior in right of payment to the notes and the guarantees;

•	rank equally in right of payment with all our and the guarantors’ existing and future unsubordinated obligations;

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be effectively subordinated in right of payment to all of our and the guarantors’ existing and future secured indebtedness (including obligations under our senior secured credit facility) to the extent of the value of the assets securing such indebtedness; and

•	be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of our non-guarantor subsidiaries.

Optional Redemption	We may redeem the notes, in whole or in part, at any time and from time to time on or after October 30, 2014 at the redemption prices set forth in this prospectus. In addition, prior to October 30, 2014 we may also redeem the notes, in whole or in part, at any time and from time to time at a price equal to 100% of the principal amount of the notes redeemed plus any accrued and unpaid interest thereon, if any, to but not including the applicable redemption date and a “make-whole” premium. See “Description of the New Notes—Optional Redemption.”

Optional Redemption after Certain Equity	Offerings At any time and from time to time prior to October 30, 2013, we may redeem up to 35% of the aggregate principal amount of the notes, including additional notes, with the net proceeds of certain equity offerings, so long as:

•	we pay a redemption price equal to 109.5% of the principal amount of the notes redeemed plus accrued and unpaid interest to but not including the applicable redemption date;

•	we redeem the notes, in each case, not later than 90 days after the closing of the related equity offering; and

•	not less than 65% of the original aggregate principal amount of the notes remains outstanding immediately thereafter.

•	See “Description of the New Notes—Optional Redemption.”

Change of Control	If we experience certain types of changes of control, we will make an offer to purchase all of the notes at a purchase price equal to 101% of the principal amount plus accrued and unpaid interest, if any, to, but not including, the date of purchase. See “Description of the New Notes—Certain Covenants—Repurchase of Notes upon a Change of Control.”

Asset Sale Proceeds	If we sell assets under certain circumstances, we may be required to offer to purchase the notes from holders at a purchase price equal to 100% of the principal amount plus accrued and unpaid interest thereon. See “Description of the New Notes—Certain Covenants—Limitation on Asset Sales.”

Certain Covenants	The indenture governing the notes will, among other things, limit our ability and the ability of our restricted subsidiaries to:

•	incur additional indebtedness or issue certain preferred shares;

•	create liens on certain assets to secure debt;

•	pay dividends or make other equity distributions;

•	purchase or redeem capital stock;

•	make certain investments;

•	sell certain assets;

•	agree to any restrictions on the ability of our restricted subsidiaries to make payments to us;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	engage in certain transactions with affiliates;

•	engage in business other than certain permitted business; and

•	designate our subsidiaries as unrestricted subsidiaries.

If, on any date following the issuance date, certain conditions are met, including that during such time the notes maintain an investment grade rating, certain covenants described above will not be applicable to the notes. The covenants above are also subject to a number of other important limitations, qualifications and exceptions. See “Description of the New Notes—Certain Covenants.”

No Prior Market; No Listing	The notes will be new securities for which there currently is no market, and the notes will not be listed on any securities exchange or quoted on any quotation system. We cannot assure you that a liquid market for the notes will develop or be maintained.

Risk Factors	You should refer to the section entitled “Risk Factors,” beginning on page 9, for a discussion of certain risks involved in investing in the notes and tendering your old notes in the exchange offer.

For additional information regarding the notes, see the “Description of the New Notes” section of this prospectus.

RISK FACTORS

You should carefully consider the risks and all the other information contained in, and incorporated by reference into, this prospectus before tendering your old notes in the exchange offer. See “Where You Can Find More Information.”

Risks Related to our Business

Our business is affected by general economic conditions that are largely out of our control. Our business is dependent to a significant extent on national, regional and local economic conditions, and, to a lesser extent, on global economic conditions, particularly those conditions affecting the demographics of the guests that frequently patronize Applebee’s or IHOP restaurants. If our customers’ disposable income available for discretionary spending is reduced (because of circumstances such as job losses, credit constraints and higher housing, taxes, energy, interest or other costs) or if the perceived wealth of customers decreases (because of circumstances such as lower residential real estate values, increased foreclosure rates, increased tax rates or other economic disruptions), our business could experience lower sales and customer traffic as potential customers choose lower-cost alternatives (such as quick-service restaurants or fast casual dining) or choose alternatives to dining out. Any resulting decreases in customer traffic or average value per transaction will negatively impact the financial performance of Applebee’s or IHOP company-operated restaurants, as reduced gross sales result in downward pressure on margins and profitability. These factors could also reduce gross sales at franchise restaurants, resulting in lower royalty payments from franchisees, and could reduce the profitability of franchise restaurants, potentially impacting the ability of franchisees to make royalty payments as they become due.

Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under our debt. We have a significant amount of indebtedness which could have important consequences to our financial health. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to our debt;

•	increase our vulnerability to general adverse economic and industry conditions or a downturn in our business;

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require us to dedicate a substantial portion of our cash flow from operations to debt service, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	place us at a competitive disadvantage compared to our competitors that are not as highly leveraged;

•	limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds; and

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result in an event of default if we fail to satisfy our obligations under our debt or fail to comply with the financial and other restrictive covenants contained in our debt documents, which event of default could result in all of our debt becoming immediately due and payable and could permit certain of our lenders to foreclose on our assets securing such debt.

In addition, we may incur substantial additional indebtedness in the future. If new debt is added to our current debt levels, the related risks that we now face could intensify.

To service our indebtedness, we will require a significant amount of cash, which depends on many factors beyond our control. There is no assurance that our business will generate sufficient cash flow from operations, or that future borrowings will be available to us under our senior secured credit facility in amounts sufficient to enable us to fund our liquidity needs, including with respect to our other indebtedness. As we are required to satisfy amortization requirements under our senior secured credit facility or as other debt matures, we may also need to raise funds to refinance all or a portion of our debt when it becomes due. Further, there is no assurance that we will be able to refinance any of our debt on attractive terms, commercially reasonable terms or at all. Our future operating performance and our ability to service, extend or refinance our debt will be subject to future economic conditions and to financial, business and other factors.

Declines in our financial performance could result in additional impairment charges in future periods. United States generally accepted accounting principles (“GAAP”) require annual (or more frequently if events or changes in circumstances warrant) impairment tests of goodwill, intangible assets and other long-lived assets. Generally speaking, if the carrying value of the asset is in excess of the estimated fair value of the asset, the carrying value will be adjusted to fair value through an impairment charge. Fair values of goodwill and intangible assets are primarily estimated using discounted cash flows based on five-year forecasts of financial results that incorporate assumptions as to same-restaurant sales trends, future development plans and brand-enhancing initiatives, among other things. Fair values of long-lived tangible assets are primarily estimated using discounted cash flows over the estimated useful lives of the assets. Significant underachievement of forecasted results could reduce the estimated fair value of these assets below the carrying value, requiring non-cash impairment charges to reduce the carrying value of the asset. As of December 31, 2010, our total stockholders’ equity was $83.6 million. A significant impairment write-down of goodwill, intangible assets or long-lived assets in the future could result in a deficit balance in stockholders’ equity. While such a deficit balance would not create an incident of default in any of our contractual agreements, the negative perception of such a deficit could have an adverse effect on our stock price and could impair our ability to obtain new financing, or refinance existing indebtedness on commercially reasonable terms or at all.

Our actual operating and financial results in any given period may differ from guidance we provide to the public, including our most recent public guidance. From time to time, in press releases, SEC filings, public conference calls and other contexts, we have provided guidance to the public regarding current business conditions and our expectations for our future financial results. We also expect that we will provide guidance periodically in the future. Our guidance is based upon a number of assumptions, expectations and estimates that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In providing our guidance, we also make specific assumptions with respect to our future business decisions, some of which will change. Our actual financial results, therefore, may vary from our guidance due to our inability to meet the assumptions upon which our guidance is based and the impact on our business of the various risks and uncertainties described in these risk factors and in our public filings with the SEC. The variation of our actual results from our guidance may be material. To the extent that our actual financial results do not meet or exceed our guidance, the trading prices of our securities may be materially adversely affected.

The restaurant industry is highly competitive, and that competition could lower our revenues, margins and market share. The performance of individual restaurants may be adversely affected by factors such as traffic patterns, demographics and the type, number and location of competing restaurants. The restaurant industry is highly competitive with respect to price, service, location, personnel and the type and quality of food. Each Applebee’s and IHOP restaurant competes directly and indirectly with a large number of national and regional restaurant chains, as well as independent businesses. The trend toward convergence in grocery, deli, and restaurant services may increase the number and variety of Applebee’s and IHOP restaurants’ competitors. In addition to the prevailing baseline level of competition, major market players in non-competing industries may choose to enter the food services market. Such increased competition could have a material adverse effect on the financial condition and results of operations of Applebee’s or IHOP restaurants in affected markets. Applebee’s and IHOP restaurants also compete with other restaurant chains for qualified management and staff, and we compete with other restaurant chains for available locations for new restaurants. Applebee’s and IHOP restaurants also face competition from the introduction of new products and menu items by competitors, as well as substantial price discounting, and are likely to face such competition in the future. The future success of new products, initiatives and overall strategies is highly difficult to predict and will be influenced by competitive product offerings, pricing and promotions offered by competitors. Our ability to differentiate the Applebee’s and IHOP brands from their competitors, which is in part limited by the advertising monies available to us and by consumer perception, cannot be assured. These factors could reduce the gross sales or profitability at Applebee’s or IHOP restaurants, which would reduce the revenues generated by company-owned restaurants and the franchise payments received from franchisees.

Our business strategy may not achieve the anticipated results. We expect to continue to apply a business strategy that includes, among other things, (i) the franchising of more than 90% of the Applebee’s company-operated restaurants, (ii) specific changes in the manner in which our Applebee’s and IHOP businesses are managed and serviced, such as the February 2009 establishment of a purchasing cooperative, and the procurement of products and services from such purchasing cooperative, (iii) the possible introduction of new restaurant concepts and (iv) more generally, improvements to the overall performance of the Applebee’s business by applying some of the strategies we previously applied to the IHOP restaurant business. However, the Applebee’s business is different in many respects from the IHOP business. In particular, the Applebee’s restaurants are part of the casual dining segment of the restaurant industry whereas the IHOP restaurants are part of the family dining segment, and the Applebee’s business is larger, distributed differently across the United States and appeals to a somewhat different segment of the consumer market. Therefore, there can be no assurance that the business strategy we apply to the Applebee’s business will be suitable or will achieve similar results to the application of such business strategy to the IHOP system. In particular, the franchising of Applebee’s company-operated restaurants may not improve the performance of such restaurants and may not reduce the capital expenditures or debt levels to the extent we anticipate or result in the other intended benefits of the strategy. The actual benefit from the franchising of the Applebee’s company-operated restaurants is uncertain and may be less than anticipated.

As of December 31, 2010, we have franchised 193 of the Applebee’s company-operated restaurants acquired on November 29, 2007. There can be no assurance that we will be able to complete the refranchising of a substantial majority of the remaining 309 company-operated restaurants on terms that we and our creditors would consider desirable or within the anticipated time frame. On October 11, 2010, we announced that we had entered into an asset purchase agreement for the sale of 36 company-operated Applebee’s restaurants located in the St. Louis, Missouri area and parts of Illinois. The transaction closed in January 2011. On December 6, 2010, we announced that we had entered into an asset purchase agreement for the sale of 30 company-operated Applebee’s restaurants located in Washington D.C. and surrounding areas. The sale of 29 of these 30 restaurants closed in February 2010. Following these transactions, Applebee’s is an 88% franchised system. The anticipated proceeds from the refranchising of the company-operated restaurants are based on current market values, recent comparable transaction valuations, and a number of other assumptions. The franchising of Applebee’s company-operated restaurants is not expected to be completed for several years. If market rents, comparable transaction valuations or other assumptions prove to be incorrect, the actual proceeds from the franchising of the company-operated restaurants may be different than anticipated. In addition, adverse economic, market or other conditions existing in the states in which company-operated restaurants are located may adversely affect our ability to execute the franchising transactions or to achieve the anticipated returns from such transactions. Market conditions may have changed at the time the franchising transactions occur. Finally, the operational improvement initiatives or purchasing initiatives may not be successful or achieve the desired results. In particular, there can be no assurance that the existing franchisees or prospective new franchisees will respond favorably to such initiatives.

Our performance is subject to risks associated with the restaurant industry. The sales and profitability of our restaurants and, in turn, payments from our franchisees may be negatively impacted by a number of factors, some of which are outside of our control. The most significant are:

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declines in comparable store sales growth rates due to: (i) failing to meet customers’ expectations for food quality and taste or to innovate new menu items to retain the existing customer base and attract new customers; (ii) competitive intrusions in our markets; (iii) opening new restaurants that cannibalize the sales of existing restaurants; (iv) failure of national or local marketing to be effective; (v) weakening national, regional and local economic conditions; and (vi) natural disasters or adverse weather conditions.

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negative trends in operating expenses such as: (i) increases in food costs including rising commodity costs; (ii) increases in labor costs including increases mandated by minimum wage and other employment laws, immigration reform, the potential impact of union organizing efforts, increases due to tight labor market conditions and rising health care and workers compensation costs; and (iii) increases in other operating costs including advertising, utilities, lease-related expenses and credit card processing fees;

•	the inability to open new restaurants that achieve and sustain acceptable sales volumes;

•	the inability to increase menu pricing to offset increased operating expenses;

•	failure to effectively manage further penetration into mature markets;

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negative trends in the availability of credit and in expenses such as interest rates and the cost of construction materials that will affect our ability or our franchisees’ ability to maintain and refurbish existing stores;

•	the inability to manage a large number of restaurants due to unanticipated changes in executive management, and availability of qualified restaurant management, staff and other personnel;

•	the inability to operate effectively in new and/or highly competitive geographic regions or local markets in which we or our franchisees have limited operating experience; and

•	the inability to manage a large number of restaurants in diverse geographic areas with a standardized operational and marketing approach.

We may experience shortages or interruptions in the supply or delivery of food. Our franchised and company-operated restaurants are dependent on frequent deliveries of fresh produce, groceries and other food and beverage products. This subjects us to the risk of shortages or interruptions in food and beverage supplies which may result from a variety of causes including, but not limited to, shortages due to adverse weather, labor unrest, political unrest, terrorism, outbreaks of food-borne illness, disruption of operation of production facilities or other unforeseen circumstances. Such shortages could adversely affect our revenue and profits. The inability to secure adequate and reliable supplies or distribution of food and beverage products could limit our ability to make changes to our core menus or offer promotional “limited time only” menu items, which may limit our ability to implement our business strategies. Our restaurants bear risks associated with the timeliness of deliveries by suppliers and distributors as well as the solvency, reputation, labor relationships, freight rates, prices of raw materials and health and safety standards of each supplier and distributor. While the supply of pancake and waffle dry mixes is generally available, we currently obtain our pancake and dry mixes from a single supplier. Other significant risks associated with our suppliers and distributors include improper handling of food and beverage products and/or the adulteration or contamination of such food and beverage products. Disruptions in our relationships with suppliers and distributors may reduce the profits generated by company-operated restaurants or the payments we receive from franchisees.

Changing health or dietary preferences may cause consumers to avoid Applebee’s and IHOP’s products in favor of alternative foods. The food service industry as a whole rests on consumer preferences and demographic trends at the local, regional, national and international levels, and the impact on consumer eating habits of new information regarding diet, nutrition and health. Our franchise development and system-wide sales depend on the sustained demand for our products, which may be affected by factors we do not control. Changes in nutritional guidelines issued by the United States Department of Agriculture, issuance of similar guidelines or statistical information by federal, state or local municipalities, or academic studies, among other things, may impact consumer choice and cause consumers to select foods other than those that are offered by Applebee’s or IHOP restaurants. We may not be able to adequately adapt Applebee’s or IHOP restaurants’ menu offerings to keep pace with developments in consumer preferences, which may result in reductions to the revenues generated by our company-operated restaurants and the franchise payments we receive from franchisees.

Factors outside our control may harm our brands’ reputation. The success of our restaurant business is largely dependent upon brand recognition and the strength of our franchise systems. The continued success of our company-operated restaurants and our franchisees will be directly dependent upon the maintenance of a favorable public view of the Applebee’s and IHOP brands. Negative publicity (e.g., crime, scandal, litigation, on-site accidents and injuries or other harm to customers) at a single Applebee’s or IHOP location can have a substantial negative impact on the operations of all restaurants within the Applebee’s or IHOP system. Multi-unit food service businesses such as ours can be materially and adversely affected by widespread negative publicity of any type, but particularly regarding food quality, food-borne illness, food tampering, obesity, injury or other health concerns with respect to certain foods, whether or not accurate or valid. The risk of food-borne illness or food tampering cannot be completely eliminated. Any outbreak of food-borne illness or other food-related incidents attributed to Applebee’s or IHOP restaurants or within the food service industry or any widespread negative publicity regarding the Applebee’s or IHOP brands or the restaurant industry in general could harm our reputation. Although the company maintains liability insurance, and each franchisee is required to maintain liability insurance pursuant to its franchise agreements, a liability claim could injure the reputation of all Applebee’s or IHOP restaurants, whether or not it is ultimately successful.

We and our franchisees are subject to a variety of litigation. We and our franchisees are subject to complaints or litigation from guests alleging illness, injury or other food quality, food safety, health or operational concerns. We and our franchisees are also subject to “dram shop” laws in some states pursuant to which we and our franchisees may be subject to liability in connection with personal injuries or property damages incurred in connection with wrongfully serving alcoholic beverages to an intoxicated person. We may also initiate legal proceedings against franchisees for breach of the terms of their franchise agreements. Such claims may reduce the profits generated by company-operated restaurants and the ability of franchisees to make payments to us. These claims may also reduce the ability of franchisees to enter into new franchise agreements with us. Although our franchise agreements require our franchisees to defend and indemnify us, we may be named as a defendant and sustain liability in legal proceedings against franchisees under the doctrines of vicarious liability, agency, negligence or otherwise.

Ownership of real property exposes us to potential environmental liabilities. The ownership of real property exposes us to potential environmental liabilities from United States federal, state and local governmental authorities and private lawsuits by individuals or businesses. The potential environmental liabilities in connection with the ownership of real estate are highly uncertain. We currently do not have actual knowledge of any environmental liabilities that would have a material adverse effect on the company. From time to time, we have experienced some non-material environmental liabilities resulting from environmental issues at our properties. While we are unaware of any material environmental liabilities, it is possible that material environmental liabilities relating to our properties may arise in the future.

Matters involving employees at certain company-operated restaurants expose us to potential liability. We are subject to United States federal, state and local employment laws that expose us to potential liability if we are determined to have violated such employment laws. Failure to comply with federal and state labor laws pertaining to minimum wage, overtime pay, meal and rest breaks, unemployment tax rates, workers’ compensation rates, citizenship or residency requirements, child labor requirements, sales taxes and other employment-related matters may have a material adverse effect on our business or operations. In addition, employee claims based on, among other things, discrimination, harassment or wrongful termination may divert financial and management resources and adversely affect operations. The losses that may be incurred as a result of any violation of such employment laws are difficult to quantify.

Our failure or the failure of our franchisees to comply with federal, state and local governmental regulations may subject us to losses and harm our brands. The restaurant industry is subject to extensive federal, state and local governmental regulations, including those relating to the preparation and sale of food and alcoholic beverages and those relating to building and zoning requirements and employment. We are also subject to licensing and regulation by state and local departments relating to the service of alcoholic beverages, health, sanitation, fire and safety standards, and to laws governing relationships with employees, including minimum wage requirements, overtime, working conditions and citizenship requirements. We are also subject to laws and regulations, which vary from jurisdiction to jurisdiction, relating to nutritional content and menu labeling. Compliance with these laws and regulations may lead to increased costs and operational complexity and may increase our exposure to governmental investigations or litigation. In connection with the continued operation or remodeling of certain restaurants, we or our franchisees may be required to expend funds to meet federal, state and local and foreign regulations. The inability to obtain or maintain such licenses or publicity resulting from actual or alleged violations of such laws could have an adverse effect on our results of operations. We are subject to federal regulation and certain state laws which govern the offer and sale of franchises. Many state franchise laws contain provisions that supersede the terms of franchise agreements, including provisions concerning the termination or non-renewal of a franchise. Some state franchise laws require that certain materials be registered before franchises can be offered or sold in that state. The failure to obtain or retain licenses or approvals to sell franchises could adversely affect us and the franchisees. Changes in, and the cost of compliance with, government regulations could have a material effect on operations.

We are subject to the Fair Labor Standards Act, various other laws and state and local regulations in the United States and in the foreign countries in which we operate from time to time, governing such matters as minimum-wage requirements, overtime and other working conditions and citizenship requirements. A significant number of the food-service employees in our restaurants are paid at rates related to the United States federal minimum wage or the relevant state minimum wage, and past increases in the United States federal and state minimum wage, as well as changes in the method of calculating the minimum wage and crediting of tips, have increased labor costs, as would future increases. Any increases in labor costs might cause us or our franchisees to inadequately staff Applebee’s or IHOP restaurants. Understaffed restaurants could result in reduced gross sales and decreased profits at such restaurants.

We and our franchisees also must comply with Title III of the Americans with Disabilities Act (the “ADA”). Compliance with the ADA generally requires that public spaces provide reasonable accommodation to disabled individuals and that new commercial spaces or modifications of commercial spaces conform to specific accessibility guidelines unless materially unfeasible. Although newer restaurants are designed to meet the ADA construction standards, some older restaurants may not meet the ADA standards. A finding of noncompliance with the ADA could result in the imposition of injunctive relief, fines, an award of damages to private litigants or additional capital expenditures to remedy such noncompliance. Any imposition of injunctive relief, fines, damage awards or capital expenditures could adversely affect our revenue or profits.

In March 2010, President Obama signed the Patient Protection and Affordable Care Act and the Health Care and Education Affordability Reconciliation Act of 2010. The legislation is far-reaching and is intended to expand access to health insurance coverage over time by adjusting the eligibility thresholds for most state Medicaid programs and providing certain other individuals and small businesses with tax credits to subsidize a portion of the cost of health insurance coverage. The legislation includes a requirement that most individuals obtain health insurance coverage beginning in 2014 and also a requirement that certain large employers offer coverage to their employees or pay a financial penalty. We are evaluating the impact the new law will have on our business. While as the result of our heavily franchised business model we may have fewer employees than a less-franchised competitor, we have nearly 18,000 employees as of December 31, 2010. Although we cannot predict with certainty the financial and operational impacts the new law will have on us, we expect that our expenses will increase over the long term as a result of this legislation, and any such increases could adversely affect our business, cash flows, financial condition and results of operations. Our United States franchisees face the potential of similar adverse effects, and many of them are small business owners who may have significant difficulty absorbing the increased costs.

In recent years, there has been an increased legislative, regulatory and consumer focus at the federal, state and municipal levels on the food industry including nutrition and advertising practices. Restaurants operating in the quick-service and fast-casual segments have been a particular focus. The State of California (the state in which the largest number of our restaurants, 340 as December 31, 2010, are located), New York City and a growing number of other jurisdictions around the United States have adopted regulations requiring that chain restaurants include calorie information on their menus or make other nutritional information available. The recently-enacted United States health care reform law included nation-wide menu labeling and nutrition disclosure requirements as well. Initiatives in the area of nutrition disclosure or advertising, such as requirements to provide information about the nutritional content of our food, may result in increased costs of compliance with the requirements and may also change customer buying habits in a way that adversely impacts our sales.

Restaurant development plans under development agreements may not be implemented effectively. We rely on franchisees to develop Applebee’s and IHOP restaurants. Restaurant development involves substantial risks, including the following:

•	the availability of suitable locations and terms for potential development sites;

•	the ability of franchisees to fulfill their commitments to build new restaurants in the numbers and the time frame specified in their development agreements;

•	the availability of financing, at acceptable rates and terms, to both franchisees and third-party landlords, for restaurant development;

•	delays in obtaining construction permits and in completion of construction;

•	developed properties not achieving desired revenue or cash flow levels once opened;

•	competition for suitable development sites;

•	changes in governmental rules, regulations, and interpretations (including interpretations of the requirements of the ADA); and

•	general economic and business conditions.

We cannot assure that the development and construction of facilities will be completed, or that any such development will be completed in a timely manner. We cannot assure that present or future development will perform in accordance with our expectations.

The opening and success of Applebee’s and IHOP restaurants depend on various factors, including the demand for Applebee’s and IHOP restaurants and the selection of appropriate franchisee candidates, the availability of suitable sites, the negotiation of acceptable lease or purchase terms for new locations, costs of construction, permit issuance and regulatory compliance, the ability to meet construction schedules, the availability of financing and other capabilities of franchisees. There is no assurance that franchisees planning the opening of restaurants will have the business abilities or sufficient access to financial resources necessary to open the restaurants required by their agreements. It cannot be assured that franchisees will successfully participate in our strategic initiatives or operate their restaurants in a manner consistent with our concept and standards.

Concentration of Applebee’s franchised restaurants in a limited number of franchisees subjects us to greater credit risk. As of December 31, 2010, Applebee’s franchisees operated 1,553 Applebee’s restaurants in the United States, comprising 83% of the total Applebee’s restaurants in the United States. Of those restaurants, the nine largest Applebee’s franchisees owned 851 restaurants, representing 55% of all franchised Applebee’s restaurants in the United States. The concentration of franchised restaurants in a limited number of franchisees subjects us to a potentially higher level of credit risk in respect of such franchisees because their financial obligations to us are greater as compared to those franchisees with fewer restaurants. The risk associated with these franchisees is also greater where franchisees are the sole or dominant franchisee for a particular region of the United States, as is the case for most domestic Applebee’s franchised territories. In particular, if any of these franchisees experiences financial or other difficulties, the franchisee may default on its obligations under multiple franchise agreements including payments to us and the maintenance and improvement of its restaurants. If any of these franchisees are subject to bankruptcy or insolvency proceedings, a bankruptcy court may prevent the termination of the related franchise agreements and development agreements. Any franchisee that is experiencing financial difficulties may also be unable to participate in implementing changes to our business strategy. Any franchisee that owns and operates a significant number of Applebee’s restaurants and fails to comply with its other obligations under the franchise agreement, such as those relating to the quality and preparation of food and maintenance of restaurants, could cause significant harm to the Applebee’s brand and subject us to claims by consumers even if we are not legally liable for the franchisee’s actions or failure to act. The franchising of most of the company-operated Applebee’s restaurants that is part of our strategy may increase the degree of concentration of franchised Applebee’s restaurants because the existing franchisees are the likely candidates to acquire company-operated restaurants. The concentration of the franchised Applebee’s restaurants in a limited number of franchisees also may reduce our negotiating power with respect to the terms of sale of the company-operated Applebee’s restaurants. Development rights for Applebee’s restaurants are also concentrated among a limited number of existing franchisees. If any of these existing franchisees experience financial difficulties, future development of Applebee’s restaurant may be materially adversely affected.

We are subject to credit risk from our IHOP franchisees operating under our Previous Business Model, and a default by these franchisees may negatively affect our cash flows. Of the 1,493 IHOP restaurants subject to franchise and area license agreements as of December 31, 2010, a total of 1,096 operate under the Company’s business model as it was in effect prior to 2003 (referred to as the Previous Business Model). The Company was involved in all aspects of the development and financing of the IHOP restaurants established prior to 2003. Under the Previous Business Model, the Company typically identified and leased or purchased the restaurant sites, built and equipped the restaurants and then franchised them to franchisees. In addition, IHOP typically financed as much as 80% of the franchise fee for periods ranging from five to eight years and leased the restaurant and equipment to the franchisee over a 25-year period. Therefore, in addition to franchise fees and royalties, the revenues received from an IHOP franchisee operating under the Previous Business Model include, among other things, lease or sublease rents for the restaurant property building, rent under an equipment lease and interest income from the financing arrangements for the unpaid portion of the franchise fee under the franchise notes. If any of these IHOP franchisees were to default on their payment obligations to us, we may be unable to collect the amounts owed under our notes and equipment contract receivables as well as outstanding franchise royalties. The higher amounts owed to us by each of these IHOP franchisees subject us to greater credit risk and defaults by IHOP franchisees operating under our Previous Business Model may negatively affect our cash flows.

Termination or non-renewal of franchise agreements may disrupt restaurant performance. Each franchise agreement is subject to termination by us in the event of default by the franchisee after applicable cure periods. Upon the expiration of the initial term of a franchise agreement, the franchisee generally has an option to renew the franchise agreement for an additional term. There is no assurance that franchisees will meet the criteria for renewal or will desire or be able to renew their franchise agreements. If not renewed, a franchise agreement, and payments required thereunder, will terminate. We may be unable to find a new franchisee to replace such lost revenues. Furthermore, while we will be entitled to terminate franchise agreements following a default that is not cured within the applicable grace period, if any, such termination may disrupt the performance of the restaurants affected.

Franchisees may breach the terms of their franchise agreements in a manner that adversely affects our brands. Franchisees are required to conform to specified product quality standards and other requirements pursuant to their franchise agreements in order to protect our brand and to optimize restaurant performance. However, franchisees may receive through the supply chain or produce sub-standard food or beverage products, which may adversely impact the reputation of our brands. Franchisees may also breach the standards set forth in their respective franchise agreements.

Franchisees are subject to potential losses that are not covered by insurance that may negatively impact their ability to make payments to us and perform other obligations under franchise agreements. Franchisees may have insufficient insurance coverage to cover all of the potential risks associated with the ownership and operation of their restaurants. A franchisee may have insufficient funds to cover unanticipated increases in insurance premiums or losses that are not covered by insurance. Certain extraordinary hazards may not be covered and insurance may not be available (or may be available only at prohibitively expensive rates) with respect to many other risks. Moreover, there is no assurance that any loss incurred will not exceed the limits on the policies obtained, or that payments on such policies will be received on a timely basis, or even if obtained on a timely basis, that such payments will prevent losses to such franchisee or enable timely franchise payments. Accordingly, in cases in which a franchisee experiences increased insurance premiums or must pay claims out-of-pocket, the franchisee may not have the funds necessary to pay franchise payments.

Franchisees generally are not “limited purpose entities,” making them subject to business, credit, financial and other risks. Franchisees may be natural persons or legal entities. Franchisees are often not “limited-purpose entities,” making them subject to business, credit, financial and other risks which may be unrelated to the operations of Applebee’s or IHOP restaurants. These unrelated risks could materially and adversely affect a franchisee and its ability to make its franchise payments in full or on a timely basis. Any such decrease in franchise payments may have a material adverse effect on us. See “An insolvency or bankruptcy proceeding involving a franchisee could prevent the collection of payments or the exercise of rights under the related franchise agreement,” below.

An insolvency or bankruptcy proceeding involving a franchisee could prevent the collection of payments or the exercise of rights under the related franchise agreement. An insolvency proceeding involving a franchisee could prevent us from collecting payments or exercising any of our other rights under the related franchise agreement. In particular, the protection of the statutory automatic stay that arises under Section 362 of the United States Bankruptcy Code upon the commencement of a bankruptcy proceeding by or against a franchisee would prohibit us from terminating a franchise agreement previously entered into with a franchisee. Furthermore, a franchisee that is subject to bankruptcy proceedings may reject the franchise agreement in which case we would be limited to a general unsecured claim against the franchisee’s bankruptcy estate on account of breach-of-contract damages arising from the rejection. Payments previously made to us by a franchisee that is subject to a bankruptcy proceeding also may be recoverable on behalf of the franchisee as a preferential transfer under the United States Bankruptcy Code.

The number and quality of franchisees is subject to change over time, which may negatively affect our business. Our Applebee’s business is highly concentrated in a limited number of franchisees. We cannot guarantee the retention of any, including the top performing, franchisees in the future, or that we will maintain the ability to attract, retain, and motivate sufficient numbers of franchisees of the same caliber. The quality of existing franchisee operations may be diminished by factors beyond our control, including franchisees’ failure or inability to hire or retain qualified managers and other personnel. Training of managers and other personnel may be inadequate. These and other such negative factors could reduce the franchisee’s restaurant revenues, impact payments under the franchise agreements and could have a material adverse effect on us. In the case of Applebee’s, these negative factors would be magnified by the limited number of existing franchisees.

The inability of franchisees to fund capital expenditures may adversely impact future growth. Our business strategy includes the periodic updating of Applebee’s and IHOP restaurant locations through new remodel programs and other operational changes. The success of that business strategy will depend to a significant extent on the ability of the franchisees to fund the necessary capital expenditures to aid the repositioning and re-energizing of the brand. Labor and material costs expended will vary by geographical location and are subject to general price increases. To the extent the franchisees are not able to fund the necessary capital expenditures, our business strategy may take longer to implement and may not be as successful as we expect.

Third-party claims with respect to intellectual property assets, if decided against us, may result in competing uses or require adoption of new, non-infringing intellectual property, which may in turn adversely affect sales and revenues. There can be no assurance that third parties will not assert infringement or misappropriation claims against us, or assert claims that our rights in our trademarks, service marks and other intellectual property assets are invalid or unenforceable. Any such claims could have a material adverse effect on us or our franchisees if such claims were to be decided against us. If our rights in any intellectual property were invalidated or deemed unenforceable, it could permit competing uses of intellectual property which, in turn, could lead to a decline in restaurant revenues and sales of other branded products and services (if any). If the intellectual property became subject to third-party infringement, misappropriation or other claims, and such claims were decided against us, then we could be required to develop or adopt non-infringing intellectual property or acquire a license to the intellectual property that is the subject of the asserted claim. There could be significant expenses associated with the defense of any infringement, misappropriation, or other third party claims.

If franchisees and other sublicensees do not observe the required quality and trademark usage standards, our brands may suffer reputational damage, which could in turn adversely affect our business. We sublicense our intellectual property to our franchisees and to product suppliers, manufacturers, distributors, advertisers and other third parties. The franchise agreements and other sublicense agreements require that each franchisee or other sublicensee use the intellectual property in accordance with established or approved quality control guidelines. However, there can be no assurance that the franchisees or other sublicensees will use the intellectual property assets in accordance with such guidelines. Franchisee and sublicensee noncompliance with the terms and conditions of the governing franchise agreement or other sublicense agreement may reduce the overall goodwill associated with our brands. Franchisees and other sublicensees may refer to our intellectual property improperly in writings or conversation, resulting in the weakening of the distinctiveness of our intellectual property. There can be no assurance that the franchisees or other sublicensees will not take actions that could have a material adverse effect on the Applebee’s or IHOP intellectual property.

In addition, even if the sublicensee product suppliers, manufacturers, distributors, or advertisers observe and maintain the quality and integrity of the intellectual property assets in accordance with the relevant sublicense agreement, any product manufactured by such suppliers may be subject to regulatory sanctions and other actions by third parties which can, in turn, negatively impact the perceived quality of our restaurants and the overall goodwill of our brands, regardless of the nature and type of product involved. Any such actions could reduce restaurant revenues and corresponding franchise payments to us.

We are heavily dependent on information technology and any material failure of that technology could impair our ability to efficiently operate our business. We rely heavily on information systems across our operations, including, for example, point-of-sale processing in our restaurants, management of our supply chain, collection of cash, payment of obligations and various other processes and procedures. Our ability to efficiently manage our business depends significantly on the reliability and capacity of these systems. The failure of these systems to operate effectively, problems with maintenance, upgrading or transitioning to replacement systems, or a breach in security of these systems could cause delays in customer service and reduce efficiency in our operations. Significant capital investments might be required to remediate any problems.

Failure to protect the integrity and security of individually identifiable data of customers, vendors or employees may subject us to loss and harm our brands. We might receive and maintain, for varying lengths of time, certain personal or business information about customers, vendors and employees. The use of this information by us is regulated by foreign, federal and state laws, as well as by certain third-party agreements. If our security and information systems are compromised or if our employees or franchisees fail to comply with these laws and regulations, and this information is obtained by unauthorized persons or used inappropriately, it could adversely affect our reputation and could result in costs to defend or settle litigation, to pay judgments awarded from litigation, or pay penalties resulting from violation of federal and state laws and payment card industry regulations. As privacy and information security laws and regulations change, we may incur additional costs to ensure that we remain in compliance with said laws and regulations.

Risks Related to the Notes

Our indebtedness imposes restrictive covenants on us. Our senior secured credit facility contains representations and negative and affirmative covenants affecting us and our existing and future restricted subsidiaries (subject to certain exceptions, including carve-outs and baskets), including a number of covenants that, subject to customary exceptions, restrict among other things, our ability to modify material agreements and/or incur additional debt, create liens, make certain investments and acquisitions, make fundamental changes, transfer and sell material assets, pay dividends and make distributions, modify the nature of our business, enter into agreements with shareholders and affiliates, enter into burdensome agreements, change our fiscal year, make capital expenditures and prepay certain indebtedness. In addition, our senior secured credit facility sets forth financial covenants, including, (i) a maximum interest coverage ratio and (ii) a maximum consolidated leverage ratio, in each case, commencing with the fiscal quarter ended April 3, 2011, and subject to step-ups or step-downs, as applicable, as set forth in the credit agreement relating to our senior secured credit facility. A failure to comply with the restrictions contained in our senior secured credit facility and the indenture governing the notes could lead to an event of default thereunder which could result in an acceleration of such indebtedness. Such an acceleration could constitute an event of default under the indenture relating to the notes. In addition, the indenture relating to the notes restricts, among other things, our ability to incur additional indebtedness (excluding certain indebtedness under our senior secured credit facility), issue certain preferred stock, pay dividends or distributions on our capital stock or repurchase our capital stock, make certain investments, create liens on our assets to secure certain debt, enter into transactions with affiliates, merge or consolidate with another company, transfer and sell assets and designate our subsidiaries as unrestricted subsidiaries. A failure to comply with the restrictions in any of the indenture governing the notes could result in an event of default under such indenture which could result in an acceleration of such indebtedness and a default under our other debt, including our senior secured credit facility. See “Description of Our Senior Secured Credit Facility” and “Description of the New Notes.”

DineEquity, Inc. is a holding company dependent on its subsidiaries for the ability to service its debt. DineEquity, Inc. is a holding company with no operations of its own. Consequently, the ability to service its debt is dependent upon the earnings from the business conducted by its subsidiaries. DineEquity, Inc.’s subsidiaries are separate and distinct legal entities and have no obligation to provide DineEquity, Inc. with funds for its payment obligations, whether by dividends, distributions, loans or other payments. Any distribution of earnings to DineEquity, Inc. from its subsidiaries, or advances or other distributions of funds by these subsidiaries to DineEquity, Inc., all of which are subject to statutory or contractual restrictions, are contingent upon the subsidiaries’ earnings and are subject to various business considerations. DineEquity, Inc.’s right to receive any assets of any of its subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of these notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors. In addition, even if DineEquity, Inc. were a creditor of any of its subsidiaries, its rights as a creditor would be subordinated to any secured debt of its subsidiaries to the extent of the assets securing that debt and to any indebtedness of its subsidiaries senior to that held by DineEquity, Inc.

The notes and the guarantees are unsecured. Therefore, our secured creditors and the guarantors (including the lenders under our senior secured credit facility) would have a prior claim, ahead of the notes, on our assets and the guarantors’ assets to the extent such assets secure that secured debt. The notes and the guarantees are our and the guarantors’ general unsecured senior obligations and will rank equal in right of payment to the company’s and the guarantors’ other existing and future unsecured senior debt. The notes are not secured by any of our assets. Any future claims of secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets.

As a result, upon any distribution to our creditors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or our property, the holders of our secured debt and the guarantors, including the lenders under our senior secured credit facility, will be entitled to be paid in full from our assets securing that secured debt before any payment may be made with respect to the notes. In addition, if we fail to meet our payments or other obligations under any secured debt, including our senior secured credit facility, the holders of that secured debt would be entitled to foreclose on our assets securing that secured debt and liquidate those assets to the exclusion of the holders of the notes, even if an event of default existed under the indenture governing the notes at such time.

The notes and the guarantees are effectively subordinated to approximately $844 million of senior secured indebtedness under our senior secured credit facility to the extent of the assets securing that secured debt as of December 31, 2010. In addition, as of December 31, 2010, we had approximately $152.8 million of capital lease obligations and approximately $245.6 million of financing obligations. Our and the guarantors’ obligations under the senior secured credit facility are secured by, among other things, a lien on substantially all of their respective tangible and intangible personal property (including but not limited to accounts receivable, inventory, equipment, general intangibles, investment property, deposit and securities accounts, and intellectual property), and certain of their real property and a lien on the capital stock of the company. In addition, the indenture governing the notes and our other debt agreements permit us to incur additional indebtedness in the future, including senior secured indebtedness.

The notes are effectively subordinated to the existing and future liabilities of any non-guarantor subsidiaries. Because the notes and the guarantees are our and the guarantors’ general unsecured senior obligations, respectively, creditors of any non-guarantor subsidiaries will be entitled to a claim on the assets of any non-guarantor subsidiaries prior to any claims by us, as an equity holder of those subsidiaries on behalf of holders of the notes. In addition, the non-guarantor subsidiaries have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payments.

Consequently, upon any distribution to its creditors in a bankruptcy, liquidation or reorganization or similar proceeding relating to any non-guarantor subsidiary or its property, creditors of the non-guarantor subsidiary will be entitled to be paid in full before any distribution is made to us, except to the extent that we are recognized as a creditor of such non-guarantor subsidiary. Any of our claims as the creditor of any non-guarantor subsidiary would be unsecured and therefore effectively subordinated to any secured debt of that non-guarantor subsidiary to the extent of the assets securing that secured debt and would rank junior to any indebtedness of such non-guarantor subsidiary senior to that held by us. Accordingly, there may be insufficient funds, even before taking account of the senior debt, to satisfy claims of note holders.

As of December 31, 2010, our subsidiaries that are not guarantors would have accounted for approximately $2.9 million, or 0.2%, of our total revenues for the fiscal year ended December 31, 2010, approximately $9.5 million, or 0.3%, of our total assets and approximately $2.1 million, or 0.1%, of our total liabilities at December 31, 2010 (excluding any amounts that would be eliminated in consolidation, such as intercompany receivables or investments in subsidiaries).

Federal and state statutes allow courts, under specific circumstances, to avoid the notes and guarantees, and to require note holders to return payments received from us or the guarantors. Our creditors and the creditors of the guarantors of the notes could challenge the issuance of the notes or the guarantors’ issuance of their guarantees, respectively, as fraudulent conveyances or on other grounds. Under the federal bankruptcy law and similar provisions of state fraudulent transfer laws, the issuance of notes and the delivery of the guarantees, could be avoided (that is, cancelled) as fraudulent transfers if a court determined that the issuer, at the time it issued the notes, or any guarantor, at the time it issued the guarantee (or, in some jurisdictions, when payment became due under the guarantee):

•	issued the notes or guarantees, as the case may be, with the intent to hinder, delay or defraud its existing or future creditors; or

•	received less than reasonably equivalent value or did not receive fair consideration for the delivery of the notes or guarantees, as the case may be, and if the issuer or any guarantor:

•	was insolvent or rendered insolvent at the time it issued the notes or issued the guarantee;

•	was engaged in a business or transaction for which the issuer’s or guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts generally as they mature.

If the notes or guarantees were avoided or limited under fraudulent transfer or other laws, any claim you may make against us or the guarantors for amounts payable on the notes would be unenforceable to the extent of such avoidance or limitation. Moreover, the court could order you to return any payments previously made by us or the guarantors.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a party would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the sum of its property, at a fair valuation;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot be sure what standard a court would apply in making these determinations or, regardless of the standard, that a court would not avoid the notes or guarantees.

Our debt agreements give us flexibility to undertake certain transactions which could be adverse to the interests of holders of the notes, including making restricted payments and incurring additional indebtedness ranking senior to or pari passu with the notes, including secured indebtedness. Notwithstanding the restrictive covenants described above in our debt agreements, the terms of our senior secured credit facility and the indenture governing the notes give us flexibility to undertake certain transactions which could be adverse to the interests of holders of the notes.

For example, the provisions contained or to be contained in the agreements relating to our indebtedness, including the notes, limit but do not prohibit our ability to incur additional indebtedness senior to or pari passu with the notes, and the amount of indebtedness that we could incur could be substantial and could be used to finance acquisitions or to assume debt in connection with an acquisition. Accordingly, we or our subsidiaries could incur significant additional indebtedness in the future, including additional indebtedness under our senior secured credit facility and additional senior notes and debt to finance acquisitions. Much of this additional indebtedness could constitute secured, within certain baskets or if within a maximum leverage ratio, or senior indebtedness. In addition, any of our or our subsidiaries’ existing indebtedness could be guaranteed in the future by our subsidiaries or could be further secured, if within a maximum leverage ratio. If we incur any additional indebtedness that ranks senior to the notes, the holders of that indebtedness will be entitled to be paid in full before any payment may be made with respect to the notes. Similarly, if we incur any secured indebtedness, the holders of that secured indebtedness will be entitled to be paid in full from the assets securing that indebtedness before any payment may be made with respect to the notes. If we incur any additional indebtedness that ranks equally with the notes, the holders of that indebtedness will be entitled to share ratably with the holders of these notes in any proceeds distributed in connection with any bankruptcy, liquidation, reorganization or similar proceedings. This may have the effect of reducing the amount of proceeds paid to you. If new indebtedness is added to our current debt levels, the related risks that we now face, including those described above, could intensify. See “Description of the New Notes—Certain Covenants—Limitation on Debt.”

Furthermore, the indenture governing the notes also will permit us to make payments (whether in cash, capital stock or property) in connection with the redemption, purchase or other acquisition or retirement of our Series B Convertible Preferred Stock. See “Description of the New Notes—Certain Covenants—Restricted Payments.”

Additionally, most of the restrictive covenants in the indenture governing the notes will cease to apply to such notes to the extent that, and for so long as, such notes have investment grade ratings from each of Moody’s Investor Service, Inc. and Standard & Poor’s, a division of The McGraw Hill Companies, Inc.

We may not have the ability to raise the funds necessary to finance a change of control offer required by the indenture relating to the notes or the terms of our other indebtedness. Upon the occurrence of a change of control, a default could occur in respect of our senior secured credit facility, and we will be required to make an offer to purchase all outstanding notes. If such a change of control were to occur, we cannot assure you that we would have sufficient funds to pay the purchase price for all the notes tendered by the holders or such other indebtedness. See “Description of the New Notes—Certain Covenants—Repurchase of Notes upon a Change of Control.”

Our senior secured credit facility and the indenture for the notes contain, and any future agreements relating to indebtedness to which we become a party may contain, provisions restricting our ability to purchase notes or providing that an occurrence of a change of control constitutes an event of default, or otherwise requiring payment of amounts borrowed under those agreements. If such a change of control triggering event occurs at a time when we are prohibited from purchasing the notes, we could seek the consent of our then existing lenders and other creditors to the purchase of the notes or could attempt to refinance the indebtedness that contains the prohibition. If we do not obtain such a consent or repay such indebtedness, we would remain prohibited from purchasing the notes. In that case, our failure to purchase tendered notes would constitute a default under the terms of the indenture governing the notes and any other indebtedness that we may enter into from time to time with similar provisions.

Illiquidity and an absence of a public market for the notes could cause purchasers of the notes to be unable to resell the notes. The notes constitute a new issue of securities for which there is no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. An active trading market for the notes may not develop or, if such market develops, it could be very illiquid.

Holders of the notes may experience difficulty in reselling, or an inability to sell, the notes. If no active trading market develops, the market price and liquidity of the notes may be adversely affected, and you may not be able to resell your notes at their fair market value, at the initial offering price or at all. If a market for the notes develops, any such market may be discontinued at any time. If a trading market develops for the notes, future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our operating results, liquidity of the issue, the market for similar securities and other factors, including our financial condition and prospects and the financial condition and prospects for companies in our industry.

Changes in our credit rating could adversely affect the market price or liquidity of the notes. Credit rating agencies continually revise their ratings for the companies that they follow, including us. The credit rating agencies also evaluate our industry as a whole and may change their credit ratings for us based on their overall view of our industry. We cannot be sure that credit rating agencies will maintain their ratings on the notes. A negative change in our ratings or the ratings on the notes could have an adverse effect on the price of the notes.

Risks Related to the Exchange Offer

Holders who fail to exchange their old notes will continue to be subject to restrictions on transfer and may have reduced liquidity after the exchange offer. If you do not exchange your old notes in the exchange offer, you will continue to be subject to the restrictions on transfer applicable to your old notes. The restrictions on transfer of your old notes arise because we issued the old notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or are offered and sold under an exemption from these requirements. We do not plan to register the old notes under the Securities Act.

Furthermore, we have not conditioned the exchange offer on receipt of any minimum or maximum principal amount of old notes. As old notes are tendered and accepted in the exchange offer, the principal amount of remaining outstanding old notes will decrease. This decrease could reduce the liquidity of the trading market for the old notes. We cannot assure you of the liquidity, or even the continuation, of the trading market for the outstanding old notes following the exchange offer.

For further information regarding the consequences of not tendering your old notes in the exchange offer, see the discussions below under the captions “The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes” and “Material United States Federal Income Tax Considerations.”

You must comply with the exchange offer procedures to receive new notes. Delivery of new notes in exchange for old notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

•

certificates for old notes or a book-entry confirmation of a book-entry transfer of old notes into the exchange agent’s account at DTC, New York, New York as a depository, including an agent’s message, as defined in this prospectus, if the tendering holder does not deliver a letter of transmittal;

•

a complete and signed letter of transmittal, or facsimile copy, with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message in place of the letter of transmittal; and

•	any other documents required by the letter of transmittal.

Therefore, holders of old notes who would like to tender old notes in exchange for new notes should be sure to allow enough time for the necessary documents to be timely received by the exchange agent. We are not required to notify you of defects or irregularities in tenders of old notes for exchange. Old notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and will no longer have the registration and other rights under the registration rights agreement. See “The Exchange Offer—Procedures for Tendering Old Notes” and “The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes.”

Some holders who exchange their old notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction. If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities. If you are deemed to have received restricted securities, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

In addition, a broker-dealer that purchased old notes for its own account as part of market-making or trading activities must deliver a prospectus meeting the requirements of the Securities Act when it sells new notes it receives in the exchange offer. Our obligation to make this prospectus available to broker-dealers is limited. We cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their new notes.

USE OF PROCEEDS

This exchange offer is intended to satisfy our obligations under the registration rights agreement that was executed in connection with the sale of the old notes. We will not receive any proceeds from the exchange offer. You will receive, in exchange for the old notes tendered by you and accepted by us in the exchange offer, new notes in the same principal amount. The old notes surrendered in exchange for the new notes will be retired and will not result in any increase in our outstanding debt. Any tendered but unaccepted old notes will be returned to you and will remain outstanding.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the years ended December 31, 2010, 2009, 2008, 2007 and 2006, respectively:

	For the Fiscal Year Ended December 31,
	2010	2009	2008	2007	2006
Ratio of earnings to fixed charges	0.88x	1.04x	0.26x	0.95x	2.37x

THE EXCHANGE OFFER; REGISTRATION RIGHTS AGREEMENT

Terms of the Exchange Offer; Period for Tendering Old Notes

On the terms and subject to the conditions set forth in this prospectus, we will accept for exchange old notes that are validly tendered prior to the expiration date and not withdrawn as permitted below. When we refer to the term expiration date, we mean 5:00 p.m., New York City time,                     , 2011. We may, however, extend the period of time that the exchange offer is open or earlier terminate the exchange offer. If we extend the exchange offer, the term expiration date means the latest time and date to which the exchange offer is extended.

As of the date of this prospectus, $792,750,000 aggregate principal amount of old notes are outstanding. Initially, $825,000,000 aggregate principal amount of old notes were issued under the indenture, dated as of October 19, 2010; however, in March 2010, pursuant to separate, privately negotiated transactions, we purchased $32,250,000 aggregate principal amount of old notes for a total purchase price, including accrued interest, of approximately $36,525,226. We funded these repurchases with cash on hand. We are sending this prospectus, together with the letter of transmittal, to all holders of old notes known to us on the date of this prospectus.

We expressly reserve the right to extend the period of time that the exchange offer is open, and delay acceptance for exchange of any old notes, by giving oral or written notice of an extension to the holders of the old notes as described below. During any extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

Old notes tendered in the exchange offer must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000.

We expressly reserve the right to amend or terminate the exchange offer, and not to exchange any old notes, upon the occurrence of any of the conditions to the exchange offer specified under “—Conditions to the Exchange Offer.” In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period if necessary so that at least five business days remain in the offer following notice of the material change. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable. In the case of any extension, we will issue a notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Procedures for Tendering Old Notes

Your tender to us of old notes as set forth below and our acceptance of old notes will constitute a binding agreement between us and you on the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender old notes for exchange in the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal or, in the case of a book-entry transfer, an agent’s message in place of the letter of transmittal, to Wells Fargo Bank, National Association, as exchange agent, at the address set forth below under “—Exchange Agent” prior to the expiration date. In addition:

•	certificates for old notes must be received by the exchange agent prior to the expiration date, along with the letter of transmittal, or

•

a timely confirmation of a book-entry transfer, which we refer to in this prospectus as a book-entry confirmation, of old notes, if this procedure is available, into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfer described beginning on page 29 must be received by the exchange agent prior to the expiration date, with the letter of transmittal or an agent’s message in place of the letter of transmittal, or

•	the holder must comply with the guaranteed delivery procedures described below.

The term “agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

The method of delivery of old notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or old notes should be sent to us.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

•	by a holder of the old notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

•	for the account of an Eligible Institution (as defined below).

In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (we refer to each such entity as an “Eligible Institution” in this prospectus). If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine, duly executed by the registered holders with the signature thereon guaranteed by an Eligible Institution.

We will make a final and binding determination on all questions as to the validity, form, eligibility, including time of receipt, and acceptance of old notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular old note not properly tendered or to not accept any particular old note which acceptance might, in our or our counsel’s judgment, be unlawful. We also reserve the right to waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer. Our interpretation of the terms and conditions of the exchange offer as to any particular old note either before or after the expiration date, including the letter of transmittal and the instructions thereto, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of old notes for exchange, and no one will be liable for failing to provide such notification.

If the letter of transmittal is signed by a person or persons other than the registered holder or holders of old notes, such old notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the old notes.

If the letter of transmittal or any old notes or powers of attorneys are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

By tendering old notes, you represent to us that, among other things:

•	the holder is neither our “affiliate,” as defined in Rule 405 under the Securities Act, nor a broker-dealer tendering notes acquired directly from us for its own account;

•	any new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such new notes, whether or not such person is the holder; and

•

at the time of commencement of the exchange offer, neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the new notes in violation of the Securities Act.

In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent to us that such holder is not engaged in and does not intend to engage in a distribution, as defined in the Securities Act, of the new notes.

If you are our “affiliate,” as defined under Rule 405 under the Securities Act, and engage in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of such new notes to be acquired pursuant to the exchange offer, you or any such other person:

•	cannot rely on the applicable interpretations of the staff of the SEC;

•	will not be entitled to tender your old notes in the exchange offer; and

•	must comply with the registration requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives new notes for its own account in exchange for old notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, resale or other transfer of the new notes issued in the exchange offer, including information with respect to any selling holder required by the Securities Act in connection with any resale of the new notes.

Furthermore, any broker-dealer that acquired any of its old notes directly from us:

•

may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (publicly available May 13, 1988), Morgan Stanley & Co. Incorporated, SEC no-action letter (publicly available June 5, 1991) and Shearman & Sterling, SEC no-action letter (publicly available July 2, 1993); and

•	must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes which were received by the broker-dealer as a result of market-making or other trading activities. Under the registration rights agreement, we have agreed that for a period of up to the earlier of (i) 180 days after the completion of the exchange offer (or such longer period if extended pursuant to the registration rights agreement in certain circumstances) and (ii) the date on which all of the old notes have been exchanged for new notes covered by this prospectus, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Acceptance of Old Notes for Exchange; Delivery of New Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all old notes validly tendered and not validly withdrawn prior to the expiration date, unless we terminate the exchange offer. We will issue the new notes promptly after acceptance of the old notes. See

“—Conditions to the Exchange Offer.” For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange if and when we give oral (confirmed in writing) or written notice to the exchange agent.

The holder of each old note accepted for exchange will receive a new note in a principal amount equal to that of the surrendered old notes. The new notes will bear interest from the most recent date to which interest has been paid on the old notes. If no interest has been paid on the old notes, holders of new notes will receive interest accruing from October 19, 2010. Accordingly, registered holders of new notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid. Old notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer. Holders of old notes whose old notes are accepted for exchange will not receive any payment for accrued interest on the old notes otherwise payable on any interest payment date, the record date for which occurs on or after completion of the exchange offer and will be deemed to have waived their rights to receive the accrued interest on the old notes.

In all cases, issuance of new notes for old notes that are accepted for exchange will only be made after timely receipt by the exchange agent of:

•	certificates for such old notes or a timely book-entry confirmation of such old notes into the exchange agent’s account at DTC;

•	a properly completed and duly executed letter of transmittal or an agent’s message in lieu thereof; and

•	all other required documents.

If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to the tendering holder or, in the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry procedures described below, the non-exchanged old notes will be credited to an account maintained with DTC, as promptly as practicable after the expiration or termination of the exchange offer.

Book-Entry Transfers

For purposes of the exchange offer, the exchange agent will request that an account be established with respect to the old notes at DTC within two business days after the date of this prospectus, unless the exchange agent already has established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Although delivery of old notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof or an agent’s message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth under “—Exchange Agent” prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

The exchange agent and the book-entry transfer facility have confirmed that any financial institution that is a participant in the book-entry transfer facility may utilize the book-entry transfer facility Automated Tender Offer Program, or ATOP, procedures to tender old notes. Any participant in the book-entry transfer facility may make book-entry delivery of old notes by causing the book-entry transfer facility to transfer such old notes into the exchange agent’s account in accordance with the book-entry transfer facility’s ATOP procedures for transfer. However, the exchange for the old notes so tendered will only be made after a book-entry confirmation of the book-entry transfer of old notes into the exchange agent’s account, and timely receipt by the exchange agent of an agent’s message and any other documents required by the letter of transmittal. The term “agent’s message” means a message, transmitted by the book-entry transfer facility and received by the exchange agent and forming part of a book-entry confirmation, which states that the book-entry transfer facility has received an express acknowledgment from a participant tendering old notes that are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant.

Guaranteed Delivery Procedures

If you desire to tender your old notes and your old notes are not immediately available, or time will not permit your old notes or other required documents to reach the exchange agent before the expiration date, a tender may be effected if:

•

prior to the expiration date, the exchange agent receives from such Eligible Institution a notice of guaranteed delivery, substantially in the form we provide, by telegram, telex, facsimile transmission, mail or hand delivery, setting forth your name and address, the amount of old notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange (“NYSE”) trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile thereof or agent’s message in lieu thereof, with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by such Eligible Institution with the exchange agent; and

•

the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile thereof or agent’s message in lieu thereof, with any required signature guarantees and all other documents required by the letter of transmittal, are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

You may withdraw your tender of old notes at any time prior to the expiration date. To be effective, a written notice of withdrawal must be received by the exchange agent at the address set forth under “—Exchange Agent.” This notice must specify:

•	the name of the person having tendered the old notes to be withdrawn;

•	the old notes to be withdrawn, including the principal amount of such old notes; and

•	where certificates for old notes have been transmitted, the name in which such old notes are registered, if different from that of the withdrawing holder.

If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution, unless such holder is an Eligible Institution. If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.

We will make a final and binding determination on all questions as to the validity, form and eligibility, including time of receipt, of such notices. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to the holder, or, in the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described above, the old notes will be credited to an account maintained with DTC for the old notes as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be re-tendered by following one of the procedures described under “—Procedures for Tendering Old Notes” above at any time prior to the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer, if any of the following events occur prior to the expiration of the exchange offer:

•	the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC;

•	an action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair our ability to proceed with the exchange offer;

•	we shall not have received all governmental approvals that we deem necessary to consummate the exchange offer; or

•	there has been proposed, adopted, or enacted any law, statute, rule or regulation that, in our reasonable judgment, would materially impair our ability to consummate the exchange offer.

The conditions stated above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time.

In addition, we will not accept for exchange any old notes tendered, and we will not issue new notes in exchange for any such old notes, if at such time any stop order by the SEC is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part, or the indenture is no longer qualified under the Trust Indenture Act.

Exchange Agent

Wells Fargo Bank, National Association has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

Wells Fargo Bank, National Association, Exchange Agent

By facsimile:

(For Eligible Institutions only):

(612) 667-9825

Confirmation:

(800) 344-5128

Registered & Certified Mail:	Regular Mail or Courier:	In Person by Hand Only:

Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.
Corporate Trust Operations	Corporate Trust Operations	Corporate Trust Services
MAC N9303-121	MAC N9303-121	Northstar East Building—12th Floor
P.O. Box 1517	6th St & Marquette Avenue	608 Second Avenue South
Minneapolis, MN 55480	Minneapolis, MN 55479	Minneapolis, MN 55402

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

The principal solicitation is being made by mail by Wells Fargo Bank, National Association, as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the indenture relating to the notes, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates’ officers and regular employees and by persons so engaged by the exchange agent.

Accounting Treatment

We will record the new notes at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. Costs incurred with third parties directly related to the exchange will be expensed as incurred.

Transfer Taxes

You will not be obligated to pay any transfer taxes in connection with the tender of old notes in the exchange offer unless you instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any potentially applicable transfer tax.

Consequences of Exchanging or Failing to Exchange Old Notes

The information below concerning specific interpretations of and positions taken by the staff of the SEC is not intended to constitute legal advice, and holders should consult their own legal advisors with respect to those matters.

If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the provisions of the indenture relating to the notes regarding transfer and exchange of the old notes and the restrictions on transfer of the old notes described in the legend on your old notes. These transfer restrictions are required because the old notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the old notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the old notes under the Securities Act. Holders of old notes that do not exchange old notes for new notes in the exchange offer will no longer have any registration rights with respect to their old notes (except in the case of the initial purchasers and participating broker-dealers as provided in the registration rights agreement).

Under existing interpretations of the Securities Act by the SEC’s staff contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the new notes would generally be freely transferable by holders after the exchange offer without further registration under the Securities Act, subject to certain representations required to be made by each holder of new notes, as set forth below. However, any purchaser of new notes who is one of our “affiliates” as defined in Rule 405 under the Securities Act or who intends to participate in the exchange offer for the purpose of distributing the new notes:

•	will not be able to rely on the interpretation of the SEC’s staff;

•	will not be able to tender its old notes in the exchange offer; and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the new notes unless such sale or transfer is made pursuant to an exemption from such requirements. See “Plan of Distribution.”

We do not intend to seek our own interpretation regarding the exchange offer, and there can be no assurance that the SEC’s staff would make a similar determination with respect to the new notes as it has in other interpretations to other parties, although we have no reason to believe otherwise.

Each broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes which were received by the broker-dealer as a result of market-making or other trading activities. Under the registration rights agreement, we have agreed that for a period of up to the earlier of (i) 180 days after the completion of the exchange offer (or such longer period if extended pursuant to the registration rights agreement in certain circumstances) and (ii) the date on which all of the old notes have been exchanged for new notes covered by this prospectus, we will make this prospectus available to any broker-dealer for use in connection with any such resale.

Registration Rights Agreement

We have filed the registration statement of which this prospectus forms a part, which we refer to as the “exchange offer registration statement,” and are conducting the exchange offer in accordance with our obligations under a registration rights agreement (the “registration rights agreement”), dated as of October 19, 2010, among DineEquity, the guarantors and the initial purchasers of the old notes. Holders of the new notes will not be entitled to any registration rights with respect to the new notes.

The following description is a summary of the material provisions of the registration rights agreement. It does not restate that agreement in its entirety. We urge you to read the registration rights agreement in its entirety because it, and not this description, defines your registration rights as holders of the old notes. A copy of the registration rights agreement has been filed as an exhibit to the Current Report on Form 8-K we filed with the SEC on October 21, 2010 and is available from us upon request. See “Where You Can Find More Information.”

If:

•	because of any change in applicable law or in interpretations thereof by the SEC staff, we and the guarantors are not permitted to effect the exchange offer;

•	the exchange offer is not consummated by the 310th day after the Issue Date of the old notes;

•	any initial purchaser so requests with respect to old notes held by it that have the status of an unsold allotment and are not eligible to be exchanged for new notes in the exchange offer; or

•

any other holder (other than an initial purchaser) is prohibited by law or SEC policy, rule or regulation from participating in the exchange offer or any holder (other than an exchanging broker-dealer) that participates in the exchange offer does not receive freely tradeable new notes on the date of the exchange and, in each case, such holder so requests, we and the guarantors will be required to use commercially reasonable efforts to file with the SEC a shelf registration statement to register for public resale the Transfer Restricted Securities held by any such holder within 90 days after such triggering event and use their commercially reasonable efforts to cause it to become effective no later than 180 days after the trigger date; provided that in no event shall we and the guarantors be required to file the shelf registration statement or have such registration statement declared effective prior to the applicable deadlines for the exchange offer registration statement. We and the guarantors will be required to use their commercially reasonable efforts to keep the shelf registration statement effective until the earliest of (A) the date on which the Transfer Restricted Securities covered by the shelf registration statement are no longer restricted securities (as defined in Rule 144 under the Securities Act) or are saleable pursuant to Rule 144 without limitation and (B) the date on which all Transfer Restricted Securities covered by such shelf registration statement have been sold pursuant thereto. A holder who sells old notes pursuant to the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be required to agree in writing to be bound by the provisions of the registration rights agreement which are applicable to such a holder (including certain indemnification obligations). In addition, each holder of the old notes will be required to deliver information to be used in connection with the shelf registration statement in order to have its old notes included in the shelf registration statement.

For the purposes of the registration rights agreement, “Transfer Restricted Securities” means each old note until the earliest to occur of:

(1)	the date on which such note is exchanged in the exchange offer by a person other than a broker-dealer for a new note entitled to be resold to the public by the holder thereof without complying with the prospectus delivery requirement of the Securities Act;

(2)	following the exchange by a broker-dealer in the exchange offer of a note for a new note, the date on which such new note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the exchange offer registration statement if so required, or such new note is otherwise disposed of by such broker-dealer in accordance with the “Plan of Distribution” section of this prospectus;

(3)	the date on which such note has been disposed of in accordance with an effective shelf registration statement;

(4)	the date on which such note is sold to the public pursuant to Rule 144 under the Securities Act; or

(5)	the date on which such note ceases to be outstanding.

The registration rights agreement provides that if:

(i)	we and the guarantors fail to file any registration statement required by the registration rights agreement on or prior to the applicable filing deadline;

(ii)	any such registration statement is not declared effective by the SEC on or prior to the applicable effectiveness deadline;

(iii)	the exchange offer is not consummated on or prior to the consummation deadline set forth in the registration rights agreement, or

(iv)	any registration statement required by the registration rights agreement has been filed and declared effective but thereafter ceases to be effective or useable for its intended purpose (each, a “Registration Default”), then we and the guarantors, jointly and severally, agree to pay to each holder of Transfer Restricted Securities affected thereby special interest over and above the interest otherwise payable on the securities from and including the date on which any Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, at a rate of 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default, to be increased by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum additional interest rate of 1.0% per annum. We will not be required to pay special interest for more than one Registration Default at any given time. All accrued special interest shall be paid by us and the guarantors in the same manner and at the same time as payments of interest.

Under certain circumstances described in the registration rights agreement, we and the guarantors may delay the filing of or suspend the effectiveness of or the holders’ ability to use the shelf registration statement, and such delay or suspension will not be deemed to be a Registration Default or cause additional interest to be payable.

All references in the indenture, in any context, to any interest or other amount payable on or with respect to the notes shall be deemed to include any special interest pursuant to the registration rights agreement.

All of the old notes and the new notes will be treated as a single class and will vote together under the indenture.

DESCRIPTION OF THE NEW NOTES

In this Description of the New Notes, “Issuer” refers only to DineEquity, Inc., and any successor obligor on the new notes, and not to any of its subsidiaries. You can find the definitions of certain terms used in this description under “—Certain Definitions.”

The Issuer will issue the new notes under an indenture (as amended or supplemented from time to time, the “indenture”), dated as of October 19, 2010, among the Issuer, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “trustee”). This is the same indenture under which the old notes were issued. The terms of the new notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The term “notes” shall also include the new notes and the old notes that remain outstanding following the exchange offer.

The following is a summary of the material provisions of the indenture. Because this is a summary, it may not contain all the information that is important to you. You should read the indenture in its entirety because it, and not this summary, defines your rights as holders of the notes. A copy of the indenture has been filed as an exhibit to the Current Report on Form 8-K we filed with the SEC on October 21, 2010 and is available from us upon request. See “Where You Can Find More Information.”

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture. Any notes that remain outstanding after the exchange offer, together with the exchange notes issued in connection with the exchange offer, will be treated as a single class of securities under the indenture.

The New Notes Versus the Old Notes

The new notes are substantially identical to the old notes except that the transfer restrictions, registration rights and special interest provisions relating to the old notes do not apply to the new notes.

Basic Terms of Notes

The notes:

•

will be unsecured unsubordinated obligations of the Issuer, guaranteed by each Domestic Restricted Subsidiary (other than Immaterial Subsidiaries and non-Wholly Owned Restricted Subsidiaries) of the Issuer that guarantees, or is a borrower under, the Credit Agreement;

•	will mature on October 30, 2018;

•	will bear interest at 9.5% per annum, payable semiannually on each April 30 and October 30, to holders of record on the April 15 or October 15 immediately preceding the interest payment date; and

•	will bear interest on overdue principal, and overdue interest, at the rate otherwise applicable to the notes and such interest will be computed on the basis of a 360-day year of twelve 30-day months.

The new notes will bear interest from the most recent date to which interest has been paid on the old notes. If no interest has been paid on the old notes, holders of new notes will receive interest accruing from October 19, 2010. If your old notes are tendered and accepted for exchange, you will receive interest on the new notes and not on the old notes. Any old notes not tendered or not accepted for exchange will remain outstanding and continue to accrue interest according to their terms.

Ranking

The notes will be unsecured obligations of the Issuer, ranking senior in right of payment to any existing and future obligations of the Issuer that are by their terms expressly subordinated or junior in right of payment to the notes and equally in right of payment with all existing and future unsubordinated obligations of the Issuer, but effectively junior to all secured obligations of the Issuer (including obligations under the Credit Agreement), to the extent of the value of assets securing such debt. In addition, the Issuer’s foreign subsidiaries will not guarantee the notes. Claims of creditors of non-guarantor subsidiaries, including trade creditors, secured creditors and creditors holding debt and guarantees issued by those subsidiaries, and claims of preferred stockholders (if any) of those subsidiaries generally will have priority with respect to the assets and earnings of those subsidiaries over the claims of creditors of the Issuer, including holders of the notes. The notes therefore will be effectively subordinated to the claims of creditors (including trade creditors) and preferred stockholders (if any) of subsidiaries of the Issuer that are not Guarantors.

The Note Guarantees will be unsecured obligations of the Guarantors, ranking senior in right of payment to any existing and future obligations of the Guarantors that are by their terms expressly subordinated or junior in right of payment to the Note Guarantees and equally in right of payment with all existing and future unsubordinated obligations of the Guarantors, but effectively junior to all secured obligations of the Guarantors (including obligations under the Credit Agreement), to the extent of the value of assets securing such debt. The Note Guarantees also will be effectively subordinated to the claims of creditors (including trade creditors) and preferred stockholders (if any) of subsidiaries of the Guarantors that are not themselves Guarantors.

On the Issue Date, each of the Issuer’s Subsidiaries, other than Immaterial Subsidiaries, Foreign Subsidiaries and our non-Wholly Owned Restricted Subsidiaries was a Guarantor.

The Issuer and its subsidiaries have debt in addition to the notes. The Issuer and its subsidiaries have $844 million of borrowings under the term loan under our senior secured credit facility and the ability to borrow an additional $24 million under our revolving credit facility, which amount is net of $26 million of letters of credit, as of December 31, 2010. In addition, as of December 31, 2010, we had $152.8 million of capital leases outstanding and $245.6 million in financing obligations outstanding. As of December 31, 2010, the Issuer’s non-Guarantor Subsidiaries would have had no debt and no trade payables and other liabilities (excluding any amounts that would be eliminated in consolidation, such as intercompany receivables or investments in subsidiaries). Although the indenture limits the incurrence of Debt and Disqualified Stock of the Issuer and Restricted Subsidiaries and Preferred Stock of non-Guarantor Restricted Subsidiaries, the limitation is subject to a number of significant exceptions. Moreover, the indenture does not impose any limitation on the incurrence by the Issuer or Restricted Subsidiaries of liabilities that are not considered Debt, Disqualified Stock or Preferred Stock under the indenture. See “—Certain Covenants—Limitation on Debt.”

Additional Notes

Subject to the covenants described below, the Issuer may issue notes under the indenture having the same terms in all respects as the notes except that the issue price and the CUSIP number may be different and interest will accrue on the additional notes from their date of issuance unless otherwise provided in the additional notes. The notes and any additional notes would be treated as a single class for all purposes under the indenture and will vote together as one class on all matters with respect to the notes.

Such additional notes may not be fungible with the notes for United States federal income tax purposes.

Optional Redemption

Except as set forth in the next three paragraphs, the notes are not redeemable at the option of the Issuer.

At any time and from time to time on or after October 30, 2014, the Issuer may redeem the notes, in whole or in part, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on October 30 of the years indicated below.

12-month period commencing in Year	Percentage
2014	104.750%
2015	102.375%
2016 and thereafter	100.000%

At any time and from time to time prior to October 30, 2013, the Issuer may redeem notes with the net cash proceeds received by the Issuer from any Equity Offering at a redemption price equal to 109.5% of the principal amount plus accrued and unpaid interest to, but not including, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in an aggregate principal amount for all such redemptions not to exceed 35% of the aggregate principal amount of the notes, including additional notes, provided that

(1)	in each case the redemption takes place not later than 90 days after the closing of the related Equity Offering, and

(2)	not less than 65% of the original aggregate principal amount of the notes remains outstanding immediately thereafter.

In addition, prior to October 30, 2014, the Issuer may redeem the notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, but not including, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

“ Applicable Premium” means, with respect to any note on any redemption date, the greater of:

(1)	1.0% of the principal amount of such note; and

(2)	the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such note on October 30, 2014 (as stated in the table above), plus (ii) all required interest payments due on such note through October 30, 2014 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of such note.

Notice of redemption will be mailed by first-class mail at least 30 and not more than 60 days before the date of redemption to each holder’s registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. If fewer than all of the notes are being redeemed, the trustee will select the notes to be redeemed pro rata, by lot or by any other method the trustee in its sole discretion deems fair and appropriate, provided that no notes of a principal amount of $2,000 or less shall be redeemed in part. If any note is to be redeemed in part only, then the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. Upon surrender of any note redeemed in part, the holder will receive a new note equal in principal amount to the unredeemed portion of the surrendered note. Once notice of redemption is sent to the holders, notes called for redemption become due and payable at the redemption price on the redemption date, and, commencing on the redemption date, notes redeemed will cease to accrue interest (unless the Issuer defaults in the payment of the redemption price and accrued interest).

No Mandatory Redemption or Sinking Fund; Offers to Purchase; Open Market Purchases

There will be no mandatory redemption or sinking fund payments for the notes. However, under certain circumstances, we may be required to offer to purchase notes as described under the captions “—Certain

Covenants—Repurchase of Notes upon a Change of Control” and “—Certain Covenants—Limitation on Asset Sales.” We may at any time and from time to time acquire notes by means other than a redemption or such a repurchase, whether by tender offer, purchase of notes in the open market, negotiated transactions or otherwise.

Guarantees

The obligations of the Issuer pursuant to the notes, including, without limitation, any repurchase obligation resulting from a Change of Control, will be fully and unconditionally guaranteed, jointly and severally, on an unsecured basis, by each Domestic Restricted Subsidiary (other than Immaterial Subsidiaries and non-Wholly Owned Restricted Subsidiaries) that is a borrower or a guarantor under the Credit Agreement. If the Issuer or any of its Restricted Subsidiaries acquires or creates a Domestic Restricted Subsidiary after the date of the indenture that becomes a borrower or a guarantor under the Credit Agreement, the new Restricted Subsidiary must provide a guaranty of the notes (a “Note Guarantee”).

Each Note Guarantee will be limited to the maximum amount that would not render the Guarantors’ obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. By virtue of this limitation, a Guarantor’s obligation under its Note Guarantee could be significantly less than amounts payable with respect to the notes, or a Guarantor may have effectively no obligation under its Note Guarantee. See “Risk Factors—Risks Related to the Notes—Federal and state statutes allow courts, under specific circumstances, to avoid the notes and guarantees, and to require note holders to return payments received from us or the guarantors.”

The Note Guarantee of a Guarantor will terminate, and such Guarantor will be released from its obligations under the indenture and the registration rights agreement, upon:

(1)	a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (other than to a Restricted Subsidiary that is not a Guarantor unless that Restricted Subsidiary concurrently becomes a Guarantor) otherwise permitted by the indenture,

(2)	the designation in accordance with the indenture of the Guarantor as an Unrestricted Subsidiary or the Guarantor otherwise ceases to be a Restricted Subsidiary in accordance with the indenture, or

(3)	defeasance of the notes or the satisfaction and discharge of the indenture, as provided in “Defeasance and Discharge.”

Limitation of Applicability of Certain Covenants if Notes Rated Investment Grade

The obligation of the Issuer and its Restricted Subsidiaries to comply with the provisions of the indenture described below under the caption “Certain Covenants” (except for the covenants described under “Limitation on Liens,” “Designation of Restricted and Unrestricted Subsidiaries,” “Financial Reports” and “Repurchase of Notes upon a Change of Control”) and clause (a) (3) under “Consolidation, Merger or Sale of Assets—The Issuer” will be suspended (such suspended covenants, the “Suspended Covenants”) and cease to have any further effect from and after the first date when both (1) the notes have an Investment Grade Rating from at least two Rating Agencies and (2) no Default or Event of Default shall have occurred and be continuing; provided, that if the notes cease to have an Investment Grade Rating from one or more Rating Agencies, then, from and after such time, the obligation of the Issuer and its Restricted Subsidiaries to comply with the Suspended Covenants shall be reinstated (such period during which the Suspended Covenants are so suspended, a “Suspension Period”).

Notwithstanding the foregoing, in the event of any such reinstatement, no action taken or omitted to be taken by the Issuer or any of its Subsidiaries prior to such reinstatement shall give rise to a Default or Event of Default under the indenture upon reinstatement, and any action so taken during a Suspension Period shall be deemed to have been permitted by the applicable Suspended Covenant or specified paragraph or clause thereof at the time such action was taken; provided that (1) with respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made on or after the Issue Date, for purposes of clause (a)(3) of the “Limitation on Restricted Payments” covenant, will be calculated as though such covenant had been in effect on and during the entire period after such date; (2) all Debt, Disqualified Stock and Preferred Stock Incurred during the suspension period will be deemed to have been Incurred pursuant to clause (8) of paragraph (b) of “Limitation on Debt,” and (3) promptly, and in any event within 10 business days of such reinstatement, any Restricted Subsidiary that would have been required prior to such reinstatement by the “Guarantees by Restricted Subsidiaries” covenant to execute a supplemental indenture (but for the suspension of such covenant) will execute such supplemental indenture required by such covenant.

There can be no assurance that the notes will ever achieve or maintain Investment Grade Ratings.

The Issuer shall provide an Officers’ Certificate to the Trustee indicating the commencement or termination of a Suspension Period. The Trustee shall have no obligation to (i) independently determine or verify if such events have occurred, (ii) make any determination regarding the impact of actions taken during a Suspension Period on the Issuer’s future compliance with its covenants or (iii) notify the holders of the commencement or termination of the Suspension Period.

Certain Covenants

The indenture contains covenants including, among others, the following:

Limitation on Debt

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Debt (including any Acquired Debt) or Disqualified Stock, and will not permit any of its Restricted Subsidiaries that are not Guarantors to Incur any Preferred Stock (other than Disqualified Stock or Preferred Stock of Restricted Subsidiaries held by the Issuer or a Restricted Subsidiary, so long as it is so held); provided that the Issuer or any Restricted Subsidiary that is a Guarantor may Incur Debt (including any Acquired Debt) or Disqualified Stock and any Restricted Subsidiary may Incur Preferred Stock if, on the date of the Incurrence, on a pro forma basis (including after giving effect to the Incurrence and the receipt and application of the proceeds therefrom), the Fixed Charge Coverage Ratio is not less than 2.0 to 1.0 (the “Fixed Charge Coverage Test”).

(b) Notwithstanding the foregoing, the Issuer and, to the extent provided below, any Restricted Subsidiary may Incur the following (“Permitted Debt”):

(1)	Debt (“Permitted Bank Debt”) of the Issuer or any Restricted Subsidiary that is a Guarantor pursuant to Credit Facilities (and, without duplication, Guarantees of such Debt by the Issuer or any Restricted Subsidiary that is a Guarantor); provided that the aggregate principal amount at any time outstanding does not exceed $1,225.0 million, less (i) any amount of such Debt permanently repaid as provided under the “Limitation on Asset Sales” and (ii) the outstanding principal amount of any Permitted Receivables Financing;

(2)	Debt of the Issuer or any Restricted Subsidiary to the Issuer or any Restricted Subsidiary so long as such Debt continues to be owed to the Issuer or a Restricted Subsidiary and which, if the obligor is the Issuer or a Guarantor and such Debt is owed to a non-Guarantor, is subordinated in right of payment to the notes or the Note Guarantee of such Guarantor, as applicable; provided further, that event which results in any such Debt being owed to a Person other than the Issuer or a Restricted Subsidiary shall be deemed to be an Incurrence of such Debt not permitted by this clause (2);

(3)	Debt of the Issuer pursuant to the notes (other than additional notes) and Debt of any Guarantor pursuant to a Note Guarantee of the notes (including additional notes) and Exchange Notes (and Note Guarantees) in respect thereof;

(4)	Debt, Disqualified Stock or Preferred Stock (“Permitted Refinancing Debt”) of the Issuer or any Restricted Subsidiary constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used (or will be used within 90 days) to repay, redeem, repurchase, refinance or refund, including by way of tender, defeasance, discharge or other acquisition or retirement for value (all of the above, for purposes of this clause, “refinance”) then outstanding Debt, Disqualified Stock or Preferred Stock in an amount not to exceed the principal amount, accreted value, stated value or liquidation value, as applicable, of the Debt, Disqualified Stock or Preferred Stock so refinanced, plus all accrued and unpaid interest or dividends, premiums, fees and expenses; provided that

(A)	to the extent the Debt, Disqualified Stock or Preferred Stock to be refinanced is subordinated or pari passu in right of payment to the notes or the Note Guarantee, as applicable, the new Debt, Disqualified Stock or Preferred Stock by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made, in the case of Debt, Disqualified Stock or Preferred Stock that is subordinated in right of payment, subordinate and, in the case of Debt, Disqualified Stock or Preferred Stock that is pari passu in right of payment, pari passu or subordinate, in right of payment to the notes at least to the extent that the Debt, Disqualified Stock or Preferred Stock to be refinanced is subordinated or pari passu in right of payment to the notes on terms, taken as a whole, that are at least as favorable, in all material respects (in the good faith judgment of the Issuer) to holders of the notes as those contained in the documents governing the Debt, Disqualified Stock or Preferred Stock being refinanced;

(B)	the new Debt, Disqualified Stock or Preferred Stock does not have a Stated Maturity prior to the earlier of (i) the Stated Maturity of the Debt, Disqualified Stock or Preferred Stock to be refinanced and (ii) 91 days after the Stated Maturity of the notes, and the new Debt, Disqualified Stock or Preferred Stock has an Average Life at the time of Incurrence that is not less than the Average Life of the Debt, Disqualified Stock or Preferred Stock being refinanced;

(C)	in no event may Debt, Disqualified Stock or Preferred Stock of the Issuer or any Guarantor be refinanced pursuant to this clause by means of any Debt, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Guarantor;

(D)	Debt, Disqualified Stock or Preferred Stock Incurred pursuant to clauses (1), (2), (5), (6), (8) (but only the Applebee’s and IHOP Notes not tendered to the Issuer in connection with the Tender Offers), (10), (11), (13), (14), (16), (17) and (18) may not be refinanced pursuant to this clause (4); and

(E)	no Debt may be issued to refinance Disqualified Stock or Preferred Stock;

(5)	Hedging Agreements of the Issuer or any Restricted Subsidiary entered into in the ordinary course of business and not for speculation;

(6)	Debt of the Issuer or any Restricted Subsidiary with respect to (A) letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business and not supporting other Debt, including those supporting performance, bid surety or appeal bonds or completion guarantees and similar obligations, workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding the foregoing or otherwise owed to any Person pursuant to any reimbursement or indemnification obligations with respect to the foregoing, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Debt with respect to reimbursement type obligations regarding workers’ compensation claims and (B) indemnification, adjustment of purchase price, earn-out or similar obligations incurred in connection with the acquisition or disposition of any business or assets;

(7)	Acquired Debt; provided, that after giving effect to the Incurrence thereof, (i) the Issuer could Incur at least $1.00 of Debt under the Fixed Charge Coverage Test or (ii) the Fixed Charge Coverage Ratio would be greater than the Fixed Charge Coverage Ratio immediately prior to such Incurrence;

(8)	(a) Debt, Guarantees or other obligations in connection with the Applebee’s Sale-Leaseback Transactions (which Debt, Guarantees or other obligations, for the avoidance of doubt, shall be subject to clause (16)(a) below) and (b) Debt, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary outstanding on the Issue Date (other than Guarantees existing on the Issue Date by the Issuer or any Restricted Subsidiary of lease obligations of franchisees or other Debt of franchisees (which Guarantees, in the case of this clause (b), for the avoidance of doubt, shall be subject to clause (16)(b) below));

(9)	Debt, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary, which may include Capital Leases and Synthetic Lease Obligations Incurred on or after the Issue Date no later than 365 days after the date of purchase or completion of construction, improvement, repair or replacement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) for the purpose of financing all or any part of the purchase price or cost thereof and any related taxes or transaction costs; provided that the principal amount of any Debt Incurred pursuant to this clause may not exceed at any time outstanding the greater of (x) $35.0 million and (y) 1.25% of the Consolidated Total Assets of the Issuer (measured at the time of Incurrence of any such Debt) (including all Permitted Refinancing Debt incurred to refinance any such Debt Incurred pursuant to this clause (9));

(10)	Debt of Foreign Restricted Subsidiaries Incurred on or after the Issue Date in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $25.0 million and (y) 1.0% of Consolidated Total Assets of the Issuer (measured at the time of incurrence of any such Debt);

(11)	Debt of the Issuer or any Restricted Subsidiary consisting of co-issuances or Guarantees of Debt of the Issuer or any Restricted Subsidiary Incurred under any other clause of this covenant; provided that if such Debt is subordinated in right of payment to the notes or the Note Guarantees, any such Guarantee with respect to such Debt shall be subordinated in right of payment to the notes or such Note Guarantee;

(12)	Debt, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary that is a Guarantor Incurred on or after the Issue Date not otherwise permitted in an aggregate principal amount at any time outstanding (including all Permitted Refinancing Debt incurred to refinance any such Debt, Disqualified Stock or Preferred Stock Incurred pursuant to this clause (12) or any refinancing thereof) not to exceed the greater of (x) $60.0 million and (y) 2.0% of the Consolidated Total Assets of the Issuer at any one time outstanding, measured at the time of Incurrence of any such Debt, Disqualified Stock or Preferred Stock;

(13)	Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Debt is extinguished within five Business Days of Incurrence;

(14)	Debt of the Issuer or any Restricted Subsidiary consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(15)	any Permitted Receivables Financing in an aggregate principal amount at any time outstanding not to exceed (A) the maximum amount of Debt permitted to be Incurred under clause (1) at such time, less (B) the amount of Debt incurred under clause (1) outstanding at such time (including all Permitted Refinancing Debt incurred to refinance any such Debt or any refinancing thereof);

(16)	(a) Debt, Guarantees or other obligations in connection with the Applebee’s Sale-Leaseback Transactions (including obligations to Guarantee lease payments of the Person who assumes the applicable lease) in an aggregate amount outstanding not to exceed the aggregate obligations of the Issuer and its Restricted Subsidiaries as of the Issue Date and (b) Guarantees by the Issuer or any Restricted Subsidiary (other than Debt, Guarantees or other obligations in connection with the Applebee’s Sale-Leaseback Transactions) (i) in the ordinary course of business of lease obligations of franchisees incurred in connection with the operation of franchises (including Guarantees arising upon the disposition of restaurants to franchisees) to the extent described in the notes to the Issuer’s financial statement or otherwise constituting Debt or (ii) of Debt of franchisees, in an aggregate principal amount (for all Debt and other obligations guaranteed by the Issuer or any Restricted Subsidiary permitted under sub-clauses (i) and (ii) of this clause (16)(b)) at any time outstanding not to exceed the greater of (x) $150.0 million and (y) 5.0% of the Consolidated Total Assets of the Issuer;

(17)	Debt representing deferred compensation or equity-based compensation to current or former officers, directors, consultants, advisors or employees thereof and Debt issued by the Issuer or a Restricted Subsidiary to current or former officers, directors, consultants, advisors or employees thereof (or their spouses or former spouses or heirs, trusts, estates or beneficiaries under their estates) to finance the purchase or redemption of Equity Interests of the Issuer to the extent permitted by clause (7) under “Limitation on Restricted Payments;” and

(18)	contingent indemnification obligations of the Issuer and any Restricted Subsidiary to financial institutions, in each case to the extent in the ordinary course of business and on terms and conditions which are within the general parameters customary in the banking industry, entered into to obtain cash management services, netting services or deposit account overdraft protection services (in amount similar to those offered for comparable services in the financial industry) or other services in connection with the management or opening of deposit accounts or incurred as a result of endorsement of negotiable instruments for deposit or collection purposes and other customary, contingent loss indemnification obligations of the Issuer and its Subsidiaries incurred in the ordinary course of business.

(c) For purposes of determining compliance with this covenant:

(1)	in the event that an item of Debt, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of Permitted Debt or is entitled to be Incurred pursuant to paragraph (a) of this covenant, the Issuer, in its sole discretion, will classify and may reclassify (based on circumstances at the time of any such reclassification) such item of Debt, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Debt, Disqualified Stock or Preferred Stock in one of the above clauses; and

(2)	at the time of Incurrence, classification or reclassification, the Issuer will be entitled to divide, classify and reclassify an item of Debt, Disqualified Stock or Preferred Stock in more than one of the types of Debt, Disqualified Stock or Preferred Stock described in paragraphs (a) and (b) above;

provided that all Debt outstanding under the Credit Agreement on the Issue Date will be treated as Incurred on the Issue Date under clause (1) of paragraph (b) and cannot be re-classified.

(d) Neither the Issuer nor any Guarantor may Incur Debt, Disqualified Stock or Preferred Stock that is subordinate in right of payment to any Debt of the Issuer or the Guarantor unless such Debt, Disqualified Stock or Preferred Stock is subordinated in right of payment to, the notes or the relevant Note Guarantee. This does not apply to distinctions between categories of Debt, Disqualified Stock or Preferred Stock that exist by reason of any Liens, any customary provisions of any inter-creditor arrangements related to subordination of any such Liens or Guarantees securing or in favor of some but not all of such Debt, Disqualified Stock or Preferred Stock.

Limitation on Restricted Payments

(a) The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly (the payments and other actions described in the following clauses being collectively “Restricted Payments”):

•

declare or pay any dividend or make any distribution on its Equity Interests (other than dividends or distributions paid in the Issuer’s Qualified Equity Interests), including any payment in connection with any merger or consolidation involving such Person, held by Persons other than the Issuer or any of its Restricted Subsidiaries;

•	purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Issuer held by Persons other than the Issuer or any of its Restricted Subsidiaries;

•

repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any principal payment on or with respect to, any Subordinated Debt except a payment at Stated Maturity (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Debt in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Debt permitted under clause (b)(2) of the “Limitation on Debt” covenant); or

•	make any Investment other than a Permitted Investment;

unless, after giving effect to the proposed Restricted Payment:

(1)	no Default has occurred and is continuing or would occur as a consequence thereof;

(2)	immediately after giving effect to such transaction on a pro forma basis, the Issuer could Incur at least $1.00 of Debt under the Fixed Charge Coverage Test; and

(3)	the aggregate amount expended for all Restricted Payments made on or after the Issue Date (including Restricted Payments permitted by clause (1) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by clauses (2)—(14) of the next succeeding paragraph) would not exceed the sum of (without duplication):

(A)	50% of the aggregate amount of the Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of the amount of the loss) accrued on a cumulative basis during the period, taken as one accounting period, beginning on the first day of the fiscal quarter in which the Issue Date occurs and ending on the last day of the Issuer’s most recently completed fiscal quarter for which financial statements are available, plus

(B)	subject to paragraph (c), the aggregate Net Cash Proceeds received by the Issuer (other than from a Subsidiary) after the Issue Date from (i) the issuance and sale of Qualified Equity Interests, including by way of issuance of Disqualified Stock or Debt to the extent such Disqualified Stock or Debt has been converted or exchanged (pursuant to conversion or exchange terms existing on (or substantially consistent and not materially less favorable to the Issuer in the good faith judgment of the Issuer than those terms existing on) the date of issuance of such Disqualified Stock or Debt) into or for Qualified Equity Interests of the Issuer, and (ii) other contributions to the common equity capital of the Issuer, plus

(C)	an amount equal to the sum, for all Unrestricted Subsidiaries, of the following:

(x)	the cash returned or received, and the Fair Market Value of property received, after the Issue Date on Investments in an Unrestricted Subsidiary made after the Issue Date and included in the calculation of Restricted Payments pursuant to this paragraph (a) as a result of any sale or other transfer of assets, payment or repayment, redemption, liquidating distribution, dividend or other distribution, or the satisfaction, release, expiration, cancellation or reduction of Debt or other obligations (including any such Debt or other obligations guaranteed by the Issuer or a Restricted Subsidiary) or other realization (not included in Consolidated Net Income) on such Investment, plus

(y)	the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the assets less liabilities of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, or such Unrestricted Subsidiary is merged, consolidated or amalgamated with or into or transfers or conveys its assets to or is liquidated into the Issuer or a Restricted Subsidiary in accordance with the terms of the indenture, plus

(D)	the cash returned or received, and the Fair Market Value of property received, after the Issue Date on any other Investment made after the Issue Date (including any re-designation of a Subsidiary as an Unrestricted Subsidiary) pursuant to this paragraph (a), as a result of any sale or other transfer of assets, payment or repayment, redemption, liquidating distribution, dividend or other distribution, or the satisfaction, release, expiration, cancellation or reduction of Debt or other obligations (including any such Debt or other obligations guaranteed by the Issuer or a Restricted Subsidiary) or other realization (not included in Consolidated Net Income) on such Investment.

The amount expended in any Restricted Payment, if other than in cash, will be deemed to be the Fair Market Value of the relevant non-cash assets or property.

(b) The foregoing will not prohibit:

(1)	the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or the giving of the redemption notice, as applicable, if, at the date of declaration or giving of the redemption notice, such payment would have been permitted under paragraph (a) or a Suspension Period was then in effect;

(2)	(i) dividends or distributions by a Restricted Subsidiary payable, on a pro rata basis or on a basis more favorable to the Issuer, to all holders of any class of Capital Stock of such Restricted Subsidiary a majority of which is held, directly or indirectly through Restricted Subsidiaries, by the Issuer, and (ii) Restricted Payments made with respect to a non-Wholly Owned Restricted Subsidiary that increases the ownership of the Issuer and its Restricted Subsidiaries in such Person;

(3)	the repayment, redemption, repurchase, defeasance, discharge or other acquisition or retirement for value of Subordinated Debt with the proceeds of, or in exchange for, Permitted Refinancing Debt;

(4)	the purchase, redemption or other acquisition or retirement for value of (x) Equity Interests of the Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of, (i) an offering or other issuance (occurring within 60 days of such purchase, redemption or other acquisition or retirement for value) of, Qualified Equity Interests of the Issuer or (ii) a contribution to the common equity capital of the Issuer, and (y) Disqualified Stock of the Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of, (i) an offering or other issuance (occurring within 60 days of such purchase, redemption or other acquisition or retirement for value) of, Disqualified Stock of the Issuer (so long as such new Disqualified Stock satisfies clause (4)(B) under the covenant “—Limitation on Debt”) or (ii) a contribution to the common equity capital of the Issuer;

(5)	the repayment, redemption, repurchase, defeasance, discharge or other acquisition or retirement of Subordinated Debt of the Issuer or any Guarantor in exchange for, or out of the proceeds of, an offering or other issuance (occurring within 60 days of such repayment, redemption, repurchase, defeasance, discharge or other acquisition or retirement for value) of, (i) Qualified Equity Interests of the Issuer or (ii) a contribution to the common equity capital of the Issuer;

(6)	any Investment made in exchange for, or out of the net cash proceeds of, a substantially concurrent offering of (i) Qualified Equity Interests of the Issuer or (ii) a contribution to the common equity capital of the Issuer;

(7)

(i) amounts paid for the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Issuer, or any Restricted Subsidiary held by officers, directors, consultants or employees or former officers, directors, consultants, advisors or employees of the Issuer or any

Restricted Subsidiary (or their spouses or former spouses or heirs, trusts, estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or pursuant to any agreement under which the Equity Interests were issued; provided that the aggregate cash consideration paid therefor does not exceed an amount equal to (A) $5.0 million in any twelve-month period, (with unused amounts being available to be used in subsequent periods) plus (B) the amount of any net cash proceeds received by or contributed to the Issuer from the issuance and sale after the Issue Date of Qualified Equity Interests of the Issuer (including, without duplication, by way of exercise, conversion or exchange of other securities into such Qualified Equity Interests) to its officers, directors or employees that have not previously been applied to the payment of Restricted Payments pursuant to this covenant, plus (C) the net cash proceeds of any “key-man” life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this covenant and (ii) Restricted Payments by the Issuer with respect to restricted stock units granted to any Person if such Person received such restricted stock units while acting as an officer, director, employee, consultant or advisor to the Issuer or any Restricted Subsidiary;

(8)	the repurchase of any Subordinated Debt at a purchase price not greater than 101% of the principal amount thereof (plus the payment of accrued and unpaid interest thereon) in the event of (x) a change of control pursuant to a provision no more favorable to the holders thereof than “Repurchase of Notes Upon a Change of Control” or (y) an Asset Sale pursuant to a provision no more favorable to the holders thereof than “Limitation on Asset Sales;” provided that, in each case, prior to the repurchase the Issuer has made an Offer to Purchase and repurchased for value all notes issued under the indenture that were validly tendered for payment in connection with the offer to purchase;

(9)	repurchases of Equity Interests deemed to occur upon the exercise of stock options or similar equity compensation awards if the Equity Interests represent all or a portion of the exercise price thereof (or are to pay related withholding taxes), and Restricted Payments by the Issuer to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of the Issuer;

(10)	the declaration and payment of dividends paid in accordance with the terms of the Series B Preferred Stock as in effect on the Issue Date or paid in kind thereafter (including dividends paid in kind through an increase in the liquidation preference thereon or the issuance of additional shares of the Series B Preferred Stock) and the conversion of shares of such Series B Preferred Stock;

(11)	the declaration and payment of dividends to holders of the Series A Preferred Stock as in effect on the Issue Date or paid in kind thereafter (including dividends paid in kind through an increase in the liquidation preference thereof or the issuance of additional shares of the Series A Preferred Stock);

(12)	(i) the declaration and payment of dividends to holders of the Issuer’s Disqualified Stock and to holders of Preferred Stock of Restricted Subsidiaries issued in accordance with the covenant “—Limitation on Debt” and redemption of any such Disqualified Stock and Preferred Stock to the extent payment of any redemption price or liquidation value is made in accordance with its terms and (ii) non-cash dividends on such Disqualified Stock or Preferred Stock paid in kind through an increase in the liquidation preference thereon or the issuance of additional shares of such Disqualified Stock or Preferred Stock;

(13)	(i) Restricted Payments to consummate the Transactions and (ii) Restricted Payments in an aggregate amount not to exceed the Available Minnesota Disposition Proceeds Amount to purchase, redeem, retire, defease or otherwise acquire shares of Series A Preferred Stock, but only to the extent for this clause (ii) such purchase, redemption, retirement, defeasance or other acquisition is made within 180 days following the Issuer’s (or a Restricted Subsidiary’s) receipt of the proceeds of the Minnesota Disposition; and

(14)	other Restricted Payments in an aggregate amount not to exceed $35.0 million;

provided that, in the case of clauses (7)(i), (8), (10), (11), (12) and (13), no Default has occurred and is continuing or would occur as a result thereof (other than, in the case of each of clauses (10), (11) and (12), dividends automatically paid-in kind through an increase in the liquidation preference thereof in accordance with its terms).

(c) Proceeds of the issuance of Qualified Equity Interests and contributions to the common equity capital of the Issuer will be included under clause (3) of paragraph (a) only to the extent they are not applied as described in clause (4), (5), (6) or (7) of paragraph (b).

(d) For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (14) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer will be entitled to classify or re-classify such Restricted Payment (or portion thereof) in any manner that complies with this covenant and such Restricted Payment will be treated as having been made pursuant to only such clause or clauses or the first paragraph of this covenant.

Limitation on Liens

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien to secure Debt on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the notes are secured equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the notes or any Note Guarantee, prior to) the obligations so secured for so long as such obligations are so secured.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

(a) Except as provided in paragraph (b), the Issuer will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on any Equity Interests of the Restricted Subsidiary owned by the Issuer or any other Restricted Subsidiary,

(2)	pay any Debt or other obligation owed to the Issuer or any other Restricted Subsidiary,

(3)	make loans or advances to the Issuer or any other Restricted Subsidiary, or

(4)	transfer any of its property or assets to the Issuer or any other Restricted Subsidiary.

(b) The provisions of paragraph (a) do not apply to any encumbrances or restrictions:

(1)	existing in the Credit Agreement, the indenture or any other agreements in effect on the Issue Date, and any amendments, supplements, modifications, extensions, renewals, replacements or refinancings of any of the foregoing; provided that the encumbrances and restrictions in the amendment, modification, extension, renewal, replacement or refinancing (other than an amendment, supplement or modification of the indenture in accordance with its terms) are no more restrictive, taken as a whole, in the good faith judgment of the Issuer, than the encumbrances or restrictions being amended, supplemented, modified, extended, renewed, replaced or refinanced;

(2)	existing under or by reason of applicable law, rule, regulation or order;

(3)	existing

(A)	under any agreement or instrument (including those governing Debt (including Acquired Debt) or Capital Stock) of any Person, or otherwise with respect to any Person, or to the property or assets of any Person, at the time the Person is acquired by the Issuer or any Restricted Subsidiary, or

(B)	with respect to any Unrestricted Subsidiary at the time it is designated or is deemed to become a Restricted Subsidiary,

which encumbrances or restrictions (i) are not applicable to any other Person or the property or assets of any other Person and (ii) were not put in place in anticipation of or to provide all or any of the credit support utilized to consummate such transaction or series of transactions such event and any amendments, supplements, modifications, extensions, renewals, replacements or refinancings of any of the foregoing, provided the encumbrances and restrictions in the amendment, supplement, modification, extension, renewal, replacement or refinancing are no more restrictive, taken as a whole, in any material respect, in the good faith judgment of the Issuer, than the encumbrances or restrictions being amended, supplemented, modified, extended, renewed, replaced or refinanced;

(4)	of the type described in clause (a)(4) arising or agreed to in the ordinary course of business (i) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease or license or (ii) by virtue of any Lien on, or agreement to transfer, option or similar right (including any asset sale or stock sale agreement) with respect to, any property or assets of the Issuer or any Restricted Subsidiary;

(5)	with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, the Restricted Subsidiary that is permitted by “Limitation on Asset Sales”, pending the consummation of such sale or disposition;

(6)	required pursuant to the indenture;

(7)	existing pursuant to customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

(8)	customary provisions consisting of restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business;

(9)	any instrument governing any Debt or Capital Stock of a Person that is an Unrestricted Subsidiary as in effect on the date that such Person becomes a Restricted Subsidiary, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person who became a Restricted Subsidiary, or the property or assets of the Person who became a Restricted Subsidiary; provided that, in the case of Debt, the incurrence of such Debt as a result of such Person becoming a Restricted Subsidiary was permitted by the terms of the indenture;

(10)	consisting of customary restrictions pursuant to any Permitted Receivables Financing;

(11)	of any Restricted Subsidiary existing pursuant to provisions in instruments governing other Debt, Disqualified Stock or Preferred Stock of Restricted Subsidiaries permitted to be Incurred after the Issue Date pursuant to the provisions of the “Limitation on Debt” covenant; provided that (i) such provisions are customary for instruments of such type (as determined in good faith by the Issuer’s Board of Directors) and (ii) the Issuer determines in good faith that such restrictions will not materially adversely impact the ability of the Issuer to make required principal and interest payments on the notes;

(12)	existing pursuant to purchase money obligations for property acquired in the ordinary course of business and Capital Lease obligations that impose restrictions of the nature discussed in clause (a)(4) above on the property so acquired;

(13)	restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which the Issuer or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Issuer or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Issuer or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary;

(14)	contained in any Debt Incurred or Preferred Stock issued by Foreign Restricted Subsidiaries that is permitted to be Incurred after the Issue Date pursuant to clause (b)(10) of the covenant “—Limitation on Debt;”

(15)	restrictions on deposits made in connection with license applications or to secure letters of credit or surety or other bonds issued in connection therewith or deposits made in the ordinary course of business with respect to insurance premiums, worker’s compensation, statutory obligations, utility deposits, rental obligations, unemployment insurance, performance of tenders, surety and appeal bonds and other similar obligations (or to secure letters of credit or surety or other bonds relating thereto); and

(16)	any encumbrances or restrictions of the type referred to in paragraph (a) above imposed by any amendments, supplements, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (15) above; provided that such amendments, supplements, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such dividend restrictions and other encumbrances than those contained prior to such amendment, supplement, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this covenant, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary of the Issuer to other Debt Incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Guarantees by Restricted Subsidiaries

After the Issue Date, the Issuer will cause each Domestic Restricted Subsidiary (other than an Immaterial Subsidiary or non-Wholly Owned Restricted Subsidiary) (i) created or acquired by the Issuer or one or more of its Restricted Subsidiaries and (ii) that is a borrower or guarantor under the Credit Agreement to provide a Note Guarantee. Each Note Guarantee shall be released or terminated in accordance with the provisions of the indenture described under “—Guarantees.”

Repurchase of Notes upon a Change of Control

Following a Change of Control, the Issuer will make an offer to purchase (an “Offer to Purchase”) all outstanding notes at a purchase price equal to 101% of the principal amount plus accrued and unpaid interest to, but not including, the date of purchase.

An Offer to Purchase must be made by written offer, within 30 days following the occurrence of a Change of Control, which will specify the principal amount of notes subject to the offer and the purchase price. The offer must specify an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date. The offer will also contain instructions and materials necessary to enable holders to tender notes pursuant to the offer.

A holder may tender all or any portion of its notes pursuant to an Offer to Purchase, subject to the requirement that any portion of a note tendered must be in denominations of $1,000 principal amount and multiples of $1,000 thereof; provided that the unpurchased portion of the notes must be in a minimum principal amount of $2,000 and integral multiples of $1,000. Holders are entitled to withdraw notes tendered up to the close of business on the expiration date. On the purchase date the purchase price will become due and payable on each note accepted for purchase pursuant to the Offer to Purchase, and interest on notes purchased will cease to accrue on and after the purchase date (unless the Issuer defaults in the payment of the purchase price).

The Issuer will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

The Issuer will agree in the indenture that it will timely repay Debt or obtain consents as necessary under, or terminate, agreements or instruments that would otherwise prohibit an Offer to Purchase required to be made pursuant to the indenture. Notwithstanding this agreement of the Issuer, it is important to note the following:

The Credit Agreement will prohibit the Issuer from purchasing notes in the event of a Change of Control and will also provide that the occurrence of certain change of control events with respect to the Issuer would constitute a default thereunder. In the event a Change of Control occurs, the Issuer could seek the consent of the Credit Agreement lenders to the purchase of notes or could attempt to refinance the Credit Agreement. If the Issuer were not able to obtain that consent or to refinance, it would continue to be prohibited from purchasing notes. In that case, the Issuer’s failure to purchase tendered notes would constitute an Event of Default under the indenture, which would in turn constitute a default under the Credit Agreement.

Future debt of the Issuer may also prohibit the Issuer from purchasing notes in the event of a Change of Control, provide that a Change of Control is a default or require repurchase upon a Change of Control. Moreover, the exercise by the noteholders of their right to require the Issuer to purchase the notes could cause a default under other debt, even if the Change of Control itself does not, due to the financial effect of the purchase on the Issuer.

Finally, the Issuer’s ability to pay cash to the noteholders following the occurrence of a Change of Control may be limited by the Issuer’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make the required purchase of the notes. See “Risk Factors—Risks Related to the Notes—We may not have the ability to raise the funds necessary to finance a change of control offer required by the indenture relating to the notes or the terms of our other indebtedness.”

The Issuer’s obligation to make an Offer to Purchase in connection with a Change of Control will be satisfied if a third party makes the Offer to Purchase in the manner and at the times and otherwise in compliance with the requirements applicable to an Offer to Purchase made by the Issuer and purchases all notes properly tendered and not withdrawn under the Offer to Purchase.

Under clause (3) of the definition of Change of Control, a Change of Control will occur when a majority of the Board of Directors are not Continuing Directors. In a recent decision in connection with a proxy contest, the Delaware Court of Chancery held that the occurrence of a change of control under a similar indenture provision may nevertheless be avoided if the existing directors were to approve the slate of new director nominees (who would constitute a majority of the new board) as “continuing directors”, provided the incumbent directors give their approval in the good faith exercise of their fiduciary duties owed to the corporation and its stockholders. Therefore, in certain circumstances involving a significant change in the composition of Board of Directors, including in connection with a proxy contest where the Board of Directors does not endorse a dissident slate of directors but approves them as Continuing Directors, holders of the notes may not be entitled to require the Issuer to make a Change of Control Offer.

The phrase “all or substantially all,” as used with respect to the assets of the Issuer in the definition of “Change of Control,” is subject to interpretation under applicable state law, and its applicability in a given instance would depend upon the facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “all or substantially all” the assets of the Issuer has occurred in a particular instance, in which case a holder’s ability to obtain the benefit of these provisions could be unclear.

Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holder of the notes to require that the Issuer purchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

Holders may not be entitled to require us to purchase their notes in certain circumstances involving a significant change in the composition of our Board of Directors, including in connection with a proxy contest where our Board of Directors does not approve a dissident slate of directors but approves them as continuing directors, even if our Board of Directors initially opposed the directors.

The provisions under the indenture relating to the Issuer’s obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or amended as described in “—Amendments and Waivers.”

Limitation on Asset Sales

The Issuer will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless the following conditions are met:

(1)	The Asset Sale is for Fair Market Value;

(2)	At least 75% of the consideration consists of cash or Cash Equivalents received at closing. (For purposes of this clause (2) only, each of the following will be deemed to be Cash Equivalents, (A) the assumption by the purchaser of Debt or other obligations (other than Subordinated Debt) of the Issuer or a Restricted Subsidiary that are assumed by the transferee in such Asset Sale and from which the Issuer or such Restricted Subsidiary is released or is otherwise no longer liable, (B) instruments or securities received from the purchaser that are promptly, but in any event within 180 days of the closing, converted by the Issuer to cash or Cash Equivalents, to the extent of the cash or Cash Equivalents actually so received, (C) any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of (x) $25.0 million and (y) 1.0% of Consolidated Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), (D) the Fair Market Value of any non-current assets received by the Issuer or a Restricted Subsidiary to be used by it in a Permitted Business, (E) the Fair Market Value of any Equity Interest in a Person engaged in a Permitted Business that is or shall become a Restricted Subsidiary immediately upon the acquisition of such Equity Interests by the Issuer and (F) the Fair Market Value of any notes, receivables or other non-cash consideration received in any Permitted Refranchising Transaction); and

(3)	Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Net Cash Proceeds may be used:

(A)	to permanently repay secured Debt of the Issuer or a Guarantor or any Debt of a Restricted Subsidiary that is not a Guarantor (and in the case of a revolving credit, permanently reduce the commitment thereunder by such amount), in each case owing to a Person other than the Issuer or any Restricted Subsidiary,

(B)	to acquire all or substantially all of the assets of a Permitted Business, or a majority of the Voting Stock of another Person that thereupon becomes a Restricted Subsidiary engaged in a Permitted Business, or to make capital expenditures or otherwise acquire non-current assets that are to be used in a Permitted Business,

(C)	to enter into a binding commitment to take any of the actions described in the foregoing subclauses (A) and (B), and take such action within 180 days after the date of such commitment, or

(D)	any combination of the foregoing subclauses (A) through (C).

Following the entering into of a binding agreement with respect to an Asset Sale and prior to the consummation thereof, cash or Cash Equivalents (whether or not actual Net Cash Proceeds of such Asset Sale) used for the purposes described in subclauses (A) and (B) of this clause (3) that are designated as uses in accordance with this clause (3), and not previously or subsequently so designated in respect of any other Asset Sale, shall be deemed to be Net Cash Proceeds applied in accordance with this clause (3).

Pending the final application of the Net Cash Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest or utilize the Net Cash Proceeds in any manner that is not prohibited by the indenture.

(4)	The Net Cash Proceeds of an Asset Sale not applied pursuant to clause (3) within 365 days of the Asset Sale constitute “Excess Proceeds.” Excess Proceeds of less than $15.0 million will be carried forward and accumulated; provided that until the aggregate amount of Excess Proceeds equals or exceeds $15.0 million, all or any portion of such Excess Proceeds may be used or invested in cash or Cash Equivalents and such invested amount shall no longer be considered Excess Proceeds. When accumulated Excess Proceeds equals or exceeds $15.0 million, the Issuer must, within 30 days, make an Offer to Purchase notes having a principal amount equal to:

(A)	accumulated Excess Proceeds, multiplied by

(B)	a fraction (x) the numerator of which is equal to the outstanding principal amount of the notes and (y) the denominator of which is equal to the outstanding principal amount of the notes and all pari passu Debt similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest $1,000. The purchase price for the notes will be 100% of the principal amount plus accrued and unpaid interest to, but not including, the date of purchase. If the Offer to Purchase is for less than all of the outstanding notes and notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Issuer will purchase notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only notes in multiples of $1,000 principal amount will be purchased; provided that the unpurchased portion of the notes must be in a minimum principal amount of $2,000 and integral multiples of $1,000. The Issuer may satisfy its obligation to make an Offer to Purchase with respect to any Net Cash Proceeds of any Asset Sale by making an Offer to Purchase with respect to such Net Cash Proceeds prior to the expiration of the 365-day period. Upon completion of the Offer to Purchase, Excess Proceeds will be reset at zero, and any Excess Proceeds remaining after consummation of the Offer to Purchase may be used for any purpose not otherwise prohibited by the indenture.

Limitation on Transactions with Affiliates

(a) The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service with any Affiliate of the Issuer or any Restricted Subsidiary (a “Related Party Transaction”), involving aggregate payment or consideration in excess of $15.0 million, except upon terms no less favorable to the Issuer or the Restricted Subsidiary than could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Issuer.

(b) Any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $25.0 million must first be approved in good faith by a majority of the Board of Directors who are disinterested in the subject matter of the transaction pursuant to a Board Resolution.

(c)	The foregoing paragraphs do not apply to

(1)	any transaction between or among the Issuer and/or any of its Restricted Subsidiaries;

(2)	the payment of fees, salaries and other compensation and reimbursement of expenses paid to, and indemnity provided on behalf of, current or former officers, directors, employees, advisors or consultants of the Issuer or any Restricted Subsidiary in the ordinary course of business or consistent with past practice or approved by such entity’s Board of Directors;

(3)	any Restricted Payments made in accordance with “Limitation on Restricted Payments” and Permitted Investments;

(4)	the entering into, and transactions with or payments to, including grants of securities, stock options and similar rights, any current or former employee, officer, consultant, advisor or director pursuant to any compensation, service, severance or benefit plans or arrangements entered into in the ordinary course of business or consistent with past practice or approved by such entity’s Board of Directors;

(5)	transactions pursuant to any contract or agreement in effect on the Issue Date, as amended, modified or replaced from time to time so long as the amended, modified or new agreements, taken as a whole, in the good faith judgment of the Issuer, are not less favorable to the Issuer and its Restricted Subsidiaries, in any material respect, than those in effect on the Issue Date;

(6)	the entering into of a customary agreement providing registration rights to the direct or indirect shareholders of the Issuer and the performance of such agreements;

(7)	the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Person or any transaction with an Affiliate where the only consideration paid by the Issuer or any Restricted Subsidiary is Equity Interests (other than Disqualified Stock) or any contribution to the capital of the Issuer;

(8)	pledges of Equity Interests of Unrestricted Subsidiaries;

(9)	any employment agreements entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(10)	(A) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture, (B) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business or (C) any management services or support agreement entered into on terms consistent with past practice or in the ordinary course or business or approved by a majority of the Issuer’s Board of Directors;

(11)	payments or loans (or cancellation of loans) to officers, directors, employees or consultants which are approved by a majority of the Issuer’s Board of Directors;

(12)	sales of Accounts Receivable, or participations therein, or any related transaction, in connection with any Permitted Receivables Financing;

(13)	transactions permitted by, and complying with, the provisions of the “Consolidation, Merger or Sale of Assets” covenant, or any merger, consolidation or reorganization of the Issuer with an Affiliate, solely for the purposes of (a) forming a holding company or (b) reincorporating the Issuer in a new jurisdiction;

(14)	transactions between the Issuer or any of its Restricted Subsidiaries and any Person that is an Affiliate solely because one or more of its directors is also a director of the Issuer or any direct or indirect parent of the Issuer; provided that such director abstains from voting as a director of the Issuer or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(15)	any transactions in which the Issuer shall have received a favorable opinion as to the financial fairness of such transaction (or series of transactions) to the Issuer or the applicable Restricted Subsidiary from an independent accounting or appraisal firm or investment bank of national reputation, and shall have delivered a copy of such opinion to the Trustee; and

(16)	transactions described in the Issuer’s current public filings (limited to its 10-K, 10-Qs, 8-Ks and annual proxy statements) with the SEC as of the Issue Date.

Business Activities

The Issuer will not, and will not permit any Restricted Subsidiary thereof to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuer and its Restricted Subsidiaries taken as a whole.

Designation of Restricted and Unrestricted Subsidiaries

(a) The Board of Directors may designate any Subsidiary, including a newly acquired or created Subsidiary, to be an Unrestricted Subsidiary if it meets the following qualifications and the designation would not cause a Default.

(1)	Such Subsidiary does not own any Capital Stock of the Issuer (other than Qualified Equity Interests) or any Restricted Subsidiary that is not a Subsidiary of the Subsidiary to be so designated or hold any Lien on any property of the Issuer or any Restricted Subsidiary that is not a Subsidiary of the Subsidiary to be so designated.

(2)	At the time of the designation, the designation would be permitted under “Limitation on Restricted Payments” or as a Permitted Investment.

(3)	To the extent the Debt of the Subsidiary is not Non-Recourse Debt, any Guarantee or other credit support thereof by the Issuer or any Restricted Subsidiary is permitted under “Limitation on Debt” and “Limitation on Restricted Payments.”

(4)	Neither the Issuer nor any Restricted Subsidiary has any obligation to subscribe for additional Equity Interests of the Subsidiary or to maintain or preserve its financial condition or cause it to achieve specified levels of operating results, except to the extent permitted by “Limitation on Debt” and “Limitation on Restricted Payments.”

Once so designated the Subsidiary will remain an Unrestricted Subsidiary, subject to paragraph (b).

(b)	(1) A Subsidiary previously designated an Unrestricted Subsidiary which fails to meet the qualifications set forth in paragraph (a) will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in paragraph (d).

(2)	The Board of Directors may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default.

(c) Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary,

(1)	all existing Investments of the Issuer and the Restricted Subsidiaries therein (valued at the Issuer’s proportional share of the Fair Market Value of its assets less liabilities) will be deemed made at that time;

(2)	all existing Capital Stock or Debt of the Issuer or a Restricted Subsidiary held by it will be deemed Incurred at that time, and all Liens on property of the Issuer or a Restricted Subsidiary held by it will be deemed incurred at that time;

(3)	all existing transactions between it and the Issuer or any Restricted Subsidiary will be deemed entered into at that time;

(4)	it is released at that time from its Note Guarantee, if any; and

(5)	it will cease to be subject to the provisions of the indenture as a Restricted Subsidiary.

(d) Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary,

(1)	all of its Debt and Disqualified or Preferred Stock will be deemed Incurred at that time for purposes of “Limitation on Debt” (and must be permitted to be Incurred thereunder), but will not be considered the sale or issuance of Equity Interests for purposes of “Limitation on Asset Sales;”

(2)	Investments therein previously charged under “Limitation on Restricted Payments” will be credited thereunder;

(3)	it may be required to issue a Note Guarantee pursuant to “Guarantees by Restricted Subsidiaries;” and

(4)	it will thenceforward be subject to the provisions of the indenture as a Restricted Subsidiary.

(e) Any designation by the Board of Directors of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced to the trustee by promptly filing with the trustee a copy of the Board Resolution giving effect to the designation and an officer’s certificate certifying that the designation complied with the foregoing provisions.

Financial Reports

(a) Whether or not the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer must provide the trustee and note holders with, or file electronically with the SEC via the EDGAR filing system (or any successor thereto), within the time periods specified in the SEC’s rules and regulations:

(1)	all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to annual information only, a report thereon by the Issuer’s certified independent accountants, and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file such reports.

In addition, whether or not required by the SEC, the Issuer will, after the effectiveness of an exchange offer registration statement or shelf registration statement, if the SEC will accept the filing, file a copy of all of the information and reports referred to in clauses (1) and (2) with the SEC for public availability within the time periods specified in the SEC’s rules and regulations. In addition, the Issuer will make the information and reports available to securities analysts and prospective investors upon request. The availability of the foregoing information and reports on the SEC’s EDGAR service (or any successor thereto) shall be deemed to satisfy the requirement to make such information and reports so available.

(b) For so long as any of the notes remain outstanding and constitute “restricted securities” under Rule 144 under the Securities Act, the Issuer will furnish to the holders of the notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The availability of such information on the SEC’s EDGAR service (or any successor thereto) shall be deemed to satisfy the requirement to furnish such information.

(c) The Issuer will also hold a quarterly conference call to discuss such financial information. Prior to the conference call, the Issuer shall issue a press release to the appropriate wire services announcing the time and date of such conference call and, unless the call is to be open to the public, direct holders of notes, securities analysts and prospective investors to contact the office of the Issuer’s chief financial officer to obtain access. If the Issuer is holding a conference call open to the public to discuss the most recent quarter’s financial performance, the Issuer will not be required to hold a second, separate call just for the holders of the notes.

Reports to Trustee

The Issuer will deliver to the trustee:

(1)	within 120 days after the end of each fiscal year a certificate stating that the Issuer has fulfilled its obligations under the indenture or, if there has been a Default, specifying the Default and its nature and status; and

(2)	as soon as possible and in any event within 30 days after the Issuer becomes aware of the occurrence of a Default, an Officers’ Certificate setting forth the details of the Default, and the action which the Issuer proposes to take with respect thereto.

Consolidation, Merger or Sale of Assets

The Issuer

(a)	The Issuer will not directly or indirectly:

•	consolidate with or merge with or into (whether or not the Issuer is the surviving Person) any Person, or

•

sell, assign, convey, transfer, lease, or otherwise dispose of all or substantially all of its assets as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person, or

•	permit any Person to merge with or into the Issuer, unless:

(1)	either (x) the Issuer is the continuing Person or (y) the resulting, surviving or transferee Person is a Person organized and validly existing under the laws of the United States of America or any jurisdiction thereof and expressly assumes by supplemental indenture all of the obligations of the Issuer under the indenture and the notes and the registration rights agreement;

(2)	immediately after giving effect to the transaction, no Default has occurred and is continuing;

(3)	in the case of a transaction involving the Issuer, immediately after giving effect to the transaction on a pro forma basis, (i) the Issuer or the resulting surviving or transferee Person could Incur at least $1.00 of Debt under the Fixed Charge Coverage Test or (ii) the Fixed Charge Coverage Ratio is greater than immediately prior thereto;

(4)	the Issuer or the surviving transferee Person, as applicable, delivers to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with the indenture; and

(5)	each Guarantor, unless it is a party to the transactions described above, shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Person’s obligations under the indenture and the notes.

provided, that clauses (2) and (3) do not apply (i) to the consolidation or merger of the Issuer with or into, or the sale by the Issuer of all or substantially all its assets to, a Guarantor or a Wholly Owned Restricted Subsidiary or the consolidation or merger of a Guarantor or a Restricted Subsidiary with or into, or the sale by such Guarantor or Restricted Subsidiary of all or substantially all of its assets to, the Issuer or (ii) if the sole purpose of the transaction is to change the jurisdiction of incorporation of the Issuer or to form a holding company for the Issuer (provided that such holding company becomes a Guarantor).

The foregoing shall not apply to any transfer of assets by the Issuer or any Guarantor.

(b) Upon the consummation of any transaction effected in accordance with these provisions, if the Issuer is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the indenture and the notes with the same effect as if such successor Person had been named as the Issuer in the indenture. Upon such substitution, except in the case of a lease of all or substantially all its assets, the Issuer will be released from its obligations under the indenture and the notes.

Guarantors

No Guarantor may:

•	consolidate with or merge with or into any Person, or

•	sell, convey, transfer or dispose of, all or substantially all its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to any Person, or

•	permit any Person to merge with or into the Guarantor unless:

(A)	the other Person is the Issuer or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or

(B)	(1) either (x) the Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture all of the obligations of the Guarantor under its Note Guarantee; and

(2)	immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(C)	the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to a Restricted Subsidiary that is not a Guarantor unless that Restricted Subsidiary concurrently becomes a Guarantor) otherwise permitted by the indenture.

The foregoing shall not apply to (i) any transfer of assets among Guarantors or to the Issuer or (ii) any transfer of assets by a Restricted Subsidiary that is not a Guarantor to (x) another Restricted Subsidiary that is not a Guarantor or (y) the Issuer or any Guarantor.

Default and Remedies

Events of Default

An “Event of Default” occurs if

(1)	the Issuer defaults in the payment of the principal of any note when the same becomes due and payable at maturity, upon acceleration, upon optional redemption, upon required repurchase, upon declaration, or otherwise;

(2)	the Issuer defaults in the payment of interest (including any Additional Interest) on any note when the same becomes due and payable, and such default continues for a period of 30 days;

(3)	the Issuer fails to accept and pay for notes tendered when and as required pursuant to “Repurchase of Notes upon a Change of Control” or “Limitation on Asset Sales or the Issuer or any Restricted Subsidiary fails to comply with the covenant in the indenture described above under “—Consolidation, Merger or Sale of Assets;”

(4)	the Issuer or any Restricted Subsidiary defaults in the performance of or breaches or fails to comply with any other covenant or agreement of the Issuer in the indenture or under the notes; provided a default under this clause (4) will not constitute an Event of Default until the trustee or holders of 25% in principal amount of outstanding notes notify the Issuer of the default and the Issuer does not cure such default within 30 days of such notice;

(5)	the failure by the Issuer or any Significant Restricted Subsidiary to pay any Debt of the Issuer or any Significant Restricted Subsidiary of the Issuer, respectively (other than Debt owing to the Issuer or a Restricted Subsidiary), within any applicable grace period after final maturity or the acceleration of any such Debt by the holders thereof because of a default if the total amount of such Debt unpaid or accelerated exceeds $35.0 million in the aggregate;

(6)

one or more final judgments or orders for the payment of money are rendered against the Issuer or any of its Significant Restricted Subsidiaries and are not paid or discharged, and there is a period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $35.0 million in the aggregate (to the extent not covered by insurance or, if not so covered by insurance, for which adequate cash reserves have not been provided in accordance with GAAP) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

(7)	certain bankruptcy or insolvency defaults occur with respect to the Issuer, a Guarantor or any Significant Restricted Subsidiary; or

(8)	any Note Guarantee of a Significant Restricted Subsidiary ceases to be in full force and effect, other than in accordance with the terms of the indenture, or a Guarantor that is a Significant Restricted Subsidiary denies or disaffirms its obligations under its Note Guarantee.

Consequences of an Event of Default

If an Event of Default, other than a bankruptcy default described in clause (7) with respect to the Issuer, occurs and is continuing under the indenture, the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by written notice to the Issuer (and to the trustee if the notice is given by the holders), may, and the trustee at the written request of holders of at least 25% in aggregate principal amount of the notes then outstanding shall, declare the principal of and accrued interest on the notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable. If a bankruptcy default occurs with respect to the Issuer under clause (7) above, the principal of and accrued interest on the notes then outstanding will become immediately due and payable without any declaration or other act on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding notes by written notice to the Issuer and to the trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if

(1)	all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by the declaration of acceleration, have been cured or waived, and

(2)	the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Except as otherwise provided in “—Consequences of an Event of Default” or “—Amendments and Waivers—Amendments with Consent of Holders,” the holders of a majority in principal amount of the outstanding notes may, by written notice to the trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

In the event of a declaration of acceleration of the notes because an Event of Default described in clause (5) under “Events of Default” has occurred and is continuing, the declaration of acceleration of the notes shall be automatically annulled if the payment default triggering such Event of Default pursuant to clause (5) shall be remedied or cured, or waived by the holders of the Debt, or the Debt that gave rise to such Event of Default shall have been discharged in full, within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the notes that became due solely because of the acceleration of the notes, have been cured or waived.

The holders of a majority in principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from holders of notes. A holder may not institute any proceeding, judicial or otherwise, with respect to the indenture or the notes, or for the appointment of a receiver or trustee, or for any other remedy under the indenture or the notes, unless:

(1)	the holder has previously given to the trustee written notice of a continuing Event of Default;

(2)	holders of at least 25% in aggregate principal amount of outstanding notes have made written request to the trustee to institute proceedings in respect of the Event of Default in its own name as trustee under the indenture;

(3)	holders have offered to the trustee indemnity satisfactory to the trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(4)	the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)	during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding notes have not given the trustee a direction that is inconsistent with such written request.

Notwithstanding anything to the contrary, the right of a holder of a note to receive payment of principal of or interest on its note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such dates, may not be impaired or affected without the consent of that holder.

If any Default occurs and is continuing and is known to the trustee, the trustee will send notice of the Default to each holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any note, the trustee may withhold the notice if and so long as the board of directors, the executive committee or a committee of trust officers of the trustee in good faith determine that withholding the notice is in the interest of the holders.

No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders

No director, officer, employee, incorporator, member or stockholder, past, present or future, of the Issuer or any Guarantor or any successor entity, as such, will have any liability for any obligations of the Issuer or such Guarantor under the notes, any Note Guarantee, the registration rights agreement or the indenture or for any claim based on, in respect of, or by reason of, such obligations. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Amendments and Waivers

Amendments Without Consent of Holders

The Issuer and the trustee may amend or supplement the indenture, the notes or the Note Guarantees without notice to or the consent of any noteholder:

(1)	to cure any ambiguity, omission, defect or inconsistency in the indenture or the notes;

(2)	to comply with “Consolidation, Merger or Sale of Assets;”

(3)	to comply with any requirements of the SEC in connection with the qualification or the maintenance of qualification of the indenture under the TIA;

(4)	to evidence and provide for the acceptance of an appointment by a successor trustee;

(5)	to provide for uncertificated notes in addition to or in place of certificated notes; provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code;

(6)	to provide for any Guarantee of the notes, to secure the notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the notes when such release, termination or discharge is permitted by the indenture;

(7)	to provide for or confirm the issuance of the Exchange Notes or additional notes;

(8)	to conform the indenture or the Guarantees to this “Description of the New Notes” to the extent such provision in this “Description of the New Notes” was intended to be a verbatim recitation of a provision of the indenture;

(9)	to comply with the rules of any applicable securities depositary; or

(10)	to make any change that would provide any additional rights or benefits to the holders of notes or that does not materially adversely affect the legal rights under the indenture of any such holder.

Amendments With Consent of Holders

(a) Except as otherwise provided in paragraph (b), the Issuer and the trustee may amend the indenture and the notes with the consent of the holders of a majority in principal amount of the outstanding notes and, except as otherwise provided in “—Default and Remedies—Consequences of an Event of Default,” the holders of a majority in principal amount of the outstanding notes may waive any past default or future compliance by the Issuer with any provision of the indenture or the notes (which in each case may include consents or waivers obtained in connection with a purchase of, or a tender offer or exchange offer for, notes).

(b) Notwithstanding the provisions of paragraph (a), without the consent of each holder affected, an amendment or waiver may not:

(1)	reduce the principal amount of or change the Stated Maturity of any note;

(2)	reduce the rate of or change the Stated Maturity of any interest payment on any note;

(3)	reduce the amount payable upon the redemption of any note or change the times at, or circumstances under, which any note may be redeemed at the option of the Issuer (other than a change of the time period between any notice of redemption and the redemption of notes by the Issuer);

(4)	after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest purchase date thereunder;

(5)	make any note payable in money other than that stated in the note;

(6)	impair the right of any holder of notes to receive any principal payment or interest payment on such holder’s notes, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment;

(7)	expressly subordinate the notes or any Note Guarantee to any other Debt of the Issuer or any Guarantor;

(8)	except as expressly permitted in the indenture, modify or release any Note Guarantee in any manner adverse to the holders of the notes; or

(9)	reduce the percentage of the principal amount of the notes required for amendments or waivers.

It is not necessary for noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

Defeasance and Discharge

The Issuer may discharge its obligations under the notes and the indenture by irrevocably depositing in trust with the trustee money or U.S. Government Obligations or a combination thereof sufficient to pay principal of and interest on the notes to maturity (if such maturity is to occur within one year) or redemption (if such redemption is to occur, or the notes are to be called for redemption, within one year), subject to meeting certain other conditions. For the avoidance of doubt, in the case of a discharge that occurs in connection with a redemption that is to occur on a make-whole redemption date, the amount to be deposited shall be the amount that, as of the date of such deposit, is deemed reasonably sufficient to make such payment and discharge on the make-whole redemption date, in the good-faith determination of the Issuer, as evidenced by an Officer’s Certificate.

The Issuer may also elect to:

(1)	discharge most of its obligations in respect of the notes and the indenture, not including obligations related to the defeasance trust or to the replacement of notes or its obligations to the trustee, and all of the Guarantors’ obligations under the Note Guarantees (“legal defeasance”), or

(2)	discharge its obligations under most of the covenants and under clause (3) of “Consolidation, Merger or Sale of Assets—The Issuer” and all of the Guarantors’ obligations under the Note Guarantees (and the events listed in clauses (3), (4), (5), (6) and (8) under “—Default and Remedies—Events of Default” will no longer constitute Events of Default) (“covenant defeasance”);

by irrevocably depositing in trust with the trustee U.S. dollars or U.S. Government Obligations sufficient to pay principal of and interest on the notes to maturity or redemption and by meeting certain other conditions, including delivery to the trustee of either a ruling received from the Internal Revenue Service or an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case. In the case of legal defeasance, such an opinion could not be given absent a change of law after the date of the indenture.

In the case of either discharge or defeasance, the Note Guarantees, if any, will terminate.

Concerning the Trustee

Wells Fargo Bank, National Association, is the trustee under the indenture.

Except during the continuance of an Event of Default, the trustee need perform only those duties that are specifically set forth in the indenture and no others, and no implied covenants or obligations will be read into the indenture against the trustee. In case an Event of Default has occurred and is continuing, the trustee shall exercise those rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. No provision of the indenture will require the trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties thereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

The indenture and provisions of the TIA incorporated by reference therein contain limitations on the rights of the trustee, should it become a creditor of any obligor on the notes, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with the Issuer and its Affiliates; provided that if it acquires any conflicting interest it must either eliminate the conflict within 90 days, apply to the SEC for permission to continue or resign.

Governing Law

The indenture, including any Note Guarantees, and the notes and the registration rights agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Additional Information

Anyone who receives this prospectus may obtain a copy of the indenture and the registration rights agreement without charge by writing to DineEquity, Inc., 450 North Brand Boulevard, Glendale, California 91203, Attention: General Counsel.

Certain Definitions

“Accounts Receivable” means (1) accounts receivable, (2) franchise fee payments and other revenues related to franchise agreements, (3) royalty and other similar payments made related to the use of trade names and other intellectual property, business support, training and other services, (4) revenues related to distribution and merchandising of the products of the Issuer and its Restricted Subsidiaries and (5) rents, real estate taxes and other non-royalty amounts due from franchisees.

“Acquired Debt” means Debt, Disqualified Stock or Preferred Stock of the Issuer, any Guarantor or any Restricted Subsidiary (a) Incurred to finance an acquisition or other business combination or purchase of a business unit (including individual restaurants) or division or all or substantially all of a Person’s assets, including to repay, purchase, defease, discharge, acquire for value or redeem Debt of any Person so acquired or whose assets are so acquired, to pay fees and expenses relating thereto and to finance capital expenditures of the acquired entity or assets reasonably expected to be made in the 12 months following such acquisition; provided that the final maturity date of such Debt is not earlier than the final maturity date of the notes (it being understood that a one-year maturity with customary rollover or extension provisions customary to “bridge” loan financings shall not violate this proviso) or (b) existing at the time the Person merges with or into or becomes a Restricted Subsidiary and Debt secured by assets assumed by the Issuer or any Restricted Subsidiary at the time such assets are acquired by the Issuer or such Restricted Subsidiary; provided that, in the case of this clause (b), such Debt existed at the time such Person became a Restricted Subsidiary and was not created in anticipation thereof.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Applebee’s and IHOP Fixed Rate Notes” means all of the outstanding (a) Series 2007-1 Class A-2-II-A Fixed Rate Term Senior Notes due December 2037 and Series 2007-1 Class A-2-II-X Fixed Rate Term Senior Notes due December 2037 issued by Applebee’s Enterprises LLC, Applebee’s IP LLC and certain other entities listed in the applicable indenture as co-issuers and (b) Series 2007-1 Fixed Rate Term Notes due March 2037 and Series 2007-3 Fixed Rate Term Notes due December 2037 issued by IHOP Franchising, LLC and IHOP IP, LLC.

“Applebee’s and IHOP Notes” means (a) the Applebee’s and IHOP Fixed Rate Notes, (b) the Applebee’s and IHOP Variable Funding Notes and (c) the Applebee’s Class M-1 Notes.

“Applebee’s and IHOP Variable Funding Notes” means the (a) the Series 2007-1 Class A-1 Variable Funding Senior Notes due December 2037 issued by Applebee’s Enterprises LLC, Applebee’s IP LLC and certain other entities listed in the applicable indenture as co-issuers and (b) the Series 2007-2 Variable Funding Notes due March 2037 issued by IHOP Franchising, LLC and IHOP IP, LLC.

“Applebee’s Class M-1 Notes” means all of the outstanding Series 2007-1 Class M-1 Fixed Rate Term Subordinated Notes due December 2037 issued by Applebee’s Enterprises LLC, Applebee’s IP LLC and certain other entities listed in the applicable indenture as co-issuers.

“Applebee’s Sale-Leaseback Transactions” means the transactions pursuant to (i) the Purchase and Sale Agreement, dated May 19, 2008, relating to the sale and leaseback of 181 parcels of real property improved with a restaurant operating as an Applebee’s Neighborhood Grill and Bar and the related Master Land and Building Lease dated June 13, 2008, and (ii) the sale-leaseback transaction in July 2008 with respect to the Issuer’s support center in Lenexa, Kansas, in each cash as described in the Issuer’s financial statements as of the Issue Date.

“Asset Sale” means any sale, lease, transfer or other disposition of any assets (or series of related sales, leases, transfers or dispositions) by the Issuer or any Restricted Subsidiary outside the ordinary course of business, including by means of a merger, consolidation or similar transaction and including any sale or issuance of the Equity Interests of any Restricted Subsidiary (each of the above referred to as a “disposition”); provided that the following are not included in the definition of “Asset Sale:”

(1)	a disposition to the Issuer or a Restricted Subsidiary, including the sale or issuance by the Issuer or any Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary to the Issuer or any Restricted Subsidiary;

(2)	the disposition by the Issuer or any Restricted Subsidiary in the ordinary course of business of (i) cash and Cash Equivalents, (ii) inventory and other assets in the ordinary course of business, (iii) damaged, worn out or obsolete assets or assets that, in the Issuer’s reasonable judgment, are no longer used or useful in the business of the Issuer or its Restricted Subsidiaries, or (iv) rights granted to others pursuant to, or Guarantees of, leases, subleases, licenses or sublicenses and assignments, amendments or terminations thereof;

(3)	the sale or discount of Accounts Receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

(4)	a transaction covered by or expressly permitted by “Consolidation, Merger or Sale of Assets—The Issuer;”

(5)	a Restricted Payment permitted under “Limitation on Restricted Payments” or a Permitted Investment;

(6)	any disposition in a transaction or series of related transactions of assets with a Fair Market Value of less than $15.0 million;

(7)	any exchange of assets (including a combination of assets and Cash Equivalents) for assets used or useful in a Permitted Business (or Equity Interests in a Person that will be a Restricted Subsidiary following such transaction) of comparable or greater market value, as determined in good faith by the Issuer;

(8)	any sale of Equity Interests in, or Debt or other securities of, or Investments in or assets of, an Unrestricted Subsidiary;

(9)	any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(10)	any surrender or waiver of contract rights pursuant to a settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(11)	sales of Accounts Receivable, or participations therein, and any related assets, in connection with any Permitted Receivables Financing;

(12)	foreclosure, condemnation, casualty or any similar action with respect to any property or other asset of the Issuer or any of its Restricted Subsidiaries;

(13)	dispositions in connection with and Permitted Liens and other Liens not prohibited by the Indenture;

(14)	(a) the issuance or sale of directors’ qualifying shares or (b) the issuance, sale or transfer of Equity Interests of Foreign Restricted Subsidiaries to foreign nationals to the extent required by applicable law;

(15)	terminations of obligations under Hedging Agreements;

(16)	the Minnesota Disposition, but only if the Net Cash Proceeds therefrom are used to purchase, redeem, retire, defease or otherwise acquire shares of Series A Preferred Stock within 180 days of the Issuer’s (or a Restricted Subsidiary’s) receipt of such proceeds;

(17)	dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(18)	dispositions of food, beverages and other assets consumed in the ordinary course of business; and

(19)	any termination, non-renewal, expiration, amendment or other modification of franchise agreements or development agreements with franchisees of the Issuer or its Restricted Subsidiaries, in each case, in the ordinary course of business.

“Available Minnesota Disposition Proceeds Amount” means (i) the Net Cash Proceeds received by the Issuer or any Restricted Subsidiary in connection with the Minnesota Disposition and (ii) restricted cash or cash collateral released to the Issuer or any Restricted Subsidiary on or following the Issue Date as a result of the replacement of letters of credit outstanding on the Issue Date with new letters of credit issued under the Credit Agreement.

“Average Life” means, with respect to any Debt, Disqualified Stock or Preferred Stocks the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock and (y) the amount of such payment by (ii) the sum of all such payments.

“Board of Directors” means the board of directors of the Issuer or, except for purposes of “Change of Control,” any committee thereof.

“Capital Lease” means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or nonvoting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Cash Equivalents” means

(1)	United States dollars, or money in other currencies received in the ordinary course of business;

(2)	U.S. Government Obligations or certificates representing an ownership interest in U.S. Government Obligations with maturities not exceeding one year from the date of acquisition;

(3)	(i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any state thereof or the District of Columbia and whose short-term debt is rated “A-2” or higher by S&P or “P-2” or higher by Moody’s at the time such Investments are made;

(4)	commercial paper rated at least “P-1” by Moody’s or “A-1” by S&P at the time of acquisition thereof and maturing within six months after the date of acquisition;

(5)	repurchase obligations with a term of not more than 30 days for underlying securities of the type described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(6)	money market funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through (5) above at the time of acquisition thereof; and

(7)	in the case of a Foreign Restricted Subsidiary, substantially similar investments, of comparable credit quality (taking into account the jurisdictions where such Foreign Subsidiary is in business), denominated in the currency of any jurisdiction in which such person conducts business.

“Change of Control” means:

(1)	any sale, lease, transfer, conveyance or other disposition (in one transaction or a series of related transactions) of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”) together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the indenture);

(2)	the adoption of any plan or proposal for the liquidation or dissolution of the Issuer or the dissolution or liquidation of the Issuer;

(3)	the acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Voting Stock of the Issuer by any Person or Group that, as a result of such acquisition, either (A) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, at least 50% of the Issuer’s then outstanding Voting Stock or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board of Directors, including, without limitation, by the acquisition of revocable proxies for the election of directors; or

(4)	during any period of two consecutive years, Continuing Directors cease for any reason to constitute a majority of the Board of Directors of the Issuer then in office.

For purposes of this definition, a Person shall not be deemed to have beneficial ownership of voting power of Voting Stock (including the ability to vote such Voting Stock to elect members of the Board of Directors) subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Issuer and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP; provided that the following (without duplication) will be excluded in computing Consolidated Net Income:

(1)	the net income and loss of any Person that is not a Restricted Subsidiary, except to the extent of the dividends or other distributions actually paid in cash (or to the extent converted into cash) to the Issuer or any of its Restricted Subsidiaries (subject to clause (3) below) by such Person during such period;

(2)	for purposes of determining the amount available for Restricted Payments under clause (a)(3) of “—Limitation on Restricted Payments,” the net income (but not loss) of any Restricted Subsidiary (other than any Guarantor) to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income would not have been permitted for the relevant period by charter or by any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

(3)	any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to Asset Sales or to the early extinguishment of Debt or any net after-tax gains or losses associated with Hedging Agreements;

(4)	any net after-tax extraordinary or non-recurring or unusual gains or losses (it being understood that proceeds of business interruption insurance shall not be deemed extraordinary, unusual or non-recurring for purposes of calculating Consolidated Net Income), and any extraordinary, unusual or non-recurring fees, expenses or charges, including any litigation and any restructuring expenses, severance expenses, relocation expenses, curtailments or modifications to pension and post-retirement employee benefit plans, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to facilities closing costs, acquisition integration costs, facilities opening costs, business optimization costs, signing, retention or completion bonuses;

(5)	the cumulative effect of a change in accounting principles;

(6)	any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights;

(7)	any non-cash amortization or impairment expense;

(8)	non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations;

(9)	any currency translation gains and losses related to currency remeasurements of Debt, and any net loss or gain resulting from hedging transactions for currency exchange risk, until such gains or losses are actually realized (at which time they should be included);

(10)	any expenses or charges related to the Transactions (including, but not limited to, any premiums, fees, discounts, expenses and losses (and any amortization thereof) payable by the Issuer or any Restricted Subsidiary in connection with a tender offer for and redemption or prepayment of the Applebee’s and IHOP Notes), any actual or contemplated issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Debt (including amortization or write offs of debt issuance or deferred financing costs, premiums and prepayment penalties), in each case, whether or not successful, including any such expenses or charges attributable to the issuance and sale of the notes and the consummation of the exchange offer pursuant to the registration rights agreement; and

(11)	any expenses or reserves for liabilities to the extent that the Issuer or any Restricted Subsidiary is entitled to indemnification or reimbursement therefor under binding agreements or an insurance claim therefor; provided that any liabilities for which the Issuer or such Restricted Subsidiary is not actually indemnified or covered by insurance shall reduce Consolidated Net Income in the period in which it is determined that the Issuer or such Restricted Subsidiary will not be indemnified or that the applicable insurer will not pay such insurance claim;

plus (x) for purposes of determining the amount available for Restricted Payments under clause (a)(3) of “—Limitation on Restricted Payments,” principal receipts from notes and equipment contracts receivable and minus (y) for purposes of determining the amount available for Restricted Payments under clause (a)(3) of “—Limitation on Restricted Payments,” the aggregate amount of cash dividends paid on the Series A Preferred Stock for such period.

“Consolidated Total Assets” mean, as of each date of determination, the total amount of assets of the Issuer and its Restricted Subsidiaries, as set forth on the latest internally available consolidated balance sheet of the Issuer prepared in accordance with GAAP.

“Continuing Director” means individuals who on the Issue Date constituted the Board of Directors of the Issuer, together with any new directors whose election by the Board of Directors or whose nomination for election by the equity holders of the Issuer was approved by a majority of the directors then still in office who were either directors or whose election or nomination for election was previously so approved.

“Credit Agreement” means the credit agreement dated as of October 8, 2010 among the Issuer, the lenders party thereto and Barclays Bank PLC, as agent, together with any related documents (including any security documents and guarantee agreements), as such agreement may be amended, modified, supplemented, extended, renewed, refinanced or replaced or substituted from time to time.

“Credit Facilities” means (i) the Credit Agreement, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Debt under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by the Issuer to be included in the definition of “Credit Facilities,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Debt, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Debt” means, as to any Person at a particular time, without duplication, all of the following to the extent such items (other than letters of credit, obligations under Hedging Agreements and obligations or indebtedness under clauses (e) and (g) below) are included as indebtedness or liabilities on a balance sheet of such Person in accordance with GAAP:

(a)	all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)	the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)	net obligations of such Person under any Hedging Agreement;

(d)	all non-contingent obligations of such Person to pay the deferred purchase price of property or services (other than any trade accounts payable in the ordinary course of business and not past due for more than 90 days);

(e)	obligations consisting of Debt of others (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person, whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)	all obligations of such Person in respect of (x) Capital Leases and (y) Synthetic Lease Obligations; and

(g)	all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company or limited liability partnership) in which such Person is a general partner or a joint venturer, unless such Debt is non-recourse to such Person. The amount of any net obligation under any Hedging Agreement on any date shall be deemed to be the termination value thereof as of such date. The amount of any Debt under clause (e) shall be the lesser of (x) the aggregate principal amount of such Debt and (y) the Fair Market Value of the property of such Person securing such Debt as determined by the Issuer in good faith.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of any non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate at the time of such Asset Sale. Any particular item of Designated Non-cash Consideration will cease to be considered to be outstanding once it has been sold for cash or Cash Equivalents (which shall be considered Net Cash Proceeds of an Asset Sale when received).

“Disqualified Stock” means Equity Interests that by their terms or upon the happening of any event:

(1)	mature or are mandatorily redeemable (other than redeemable for Qualified Equity Interests of such Person) pursuant to a sinking fund obligation or otherwise;

(2)	are required to be redeemed or redeemable at the option of the holder for consideration other than Qualified Equity Interests, or

(3)	convertible at the option of the holder into Disqualified Stock or exchangeable at the option of the holder for Debt;

in each case, on or prior to the date that is 91 days after the Stated Maturity of the notes; provided that (i) only the portion of the Equity Interests which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to the Stated Maturity of the notes shall be deemed to be Disqualified Stock, (ii) if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability, (iii) any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock, and (iv) that Equity Interests will not constitute Disqualified Stock solely because of provisions giving holders thereof the right to require repurchase or redemption upon an “asset sale” or “change of control” occurring prior to the Stated Maturity of the notes if those provisions: (A) are no more favorable to the holders than “Limitation on Asset Sales” and “Repurchase of Notes upon a Change of Control” and (B) specifically state that repurchase or redemption pursuant thereto will not be required prior to the Issuer’s repurchase of the notes as required by the indenture; and provided further that Disqualified Stock shall not include the Series A Preferred Stock or the Series B Preferred Stock outstanding on the Issue Date (including, in the case of the Series B Preferred Stock, dividends paid in kind through an increase in the liquidation preference thereof or the issuance of additional shares of Series B Preferred Stock) or Permitted Preferred Stock.

The obligation related to Disqualified Stock shall be valued at the maximum fixed redemption or repurchase price of Disqualified Stock at the time of determination (and for any Disqualified Stock that does not, by its terms, have a fixed repurchase price, the obligation shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which the obligation shall be required to be determined pursuant to the indenture).

“Domestic Restricted Subsidiary” means any Restricted Subsidiary formed under the laws of the United States of America or any jurisdiction thereof.

“EBITDA” means, for any period, for the Issuer and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, the sum of (without duplication):

(i)	Consolidated Net Income,

(ii)	Fixed Charges, to the extent deducted in calculating Consolidated Net Income (including, to the extent deducted in calculating Consolidated Net Income, net payments, if any, made (less net payments, if any, received) pursuant to interest rate Hedging Agreements with respect to Debt) and, to the extent not reflected in such Fixed Charges, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations,

(iii)	to the extent deducted in calculating Consolidated Net Income, provisions for taxes based on income, profits or capital, including federal, foreign, state, franchise, excise or similar taxes, and taxes related to items that are excluded in calculating Consolidated Net Income,

(iv)	to the extent deducted in calculating Consolidated Net Income, depreciation, amortization and all other non-cash charges reducing Consolidated Net Income, less all non-cash items increasing Consolidated Net Income (excluding (x) non-cash gains representing the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period that occurred after the Issue Date and (y) ordinary course accruals); provided that, with respect to any Restricted Subsidiary, such items will be added only to the extent and in the same proportion that the relevant Restricted Subsidiary’s net income (or loss) was included in calculating Consolidated Net Income,

(v)	to the extent deducted in calculating Consolidated Net Income, any expenses or charges related to any actual or contemplated issuance of Equity Interests, or an acquisition or disposition or an acquisition or disposition of a division or line of business (excluding, in each case, de minimis acquisitions or dispositions), recapitalization or the incurrence or repayment of Debt, Disqualified Stock or Preferred Stock permitted to be incurred under the indenture (whether or not successful),

(vi)	to the extent deducted in calculating Consolidated Net Income, any costs or expense incurred pursuant to any management equity plan, restricted stock unit plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, and plus or minus

(vii)	to the extent included in calculating Consolidated Net Income, unrealized losses/gains in respect of Swap Contracts, all as determined in accordance with GAAP;

provided that, for the avoidance of doubt, regardless of whether any payment of Debt is deemed to result in a non-cash gain, no such gain shall increase EBITDA.

“Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into, or exchangeable for, equity.

“Equity Offering” means an offering for cash, after the Issue Date, of Qualified Stock of the Issuer.

“Existing Refranchising Transactions” means the sale of up to a total of 86 company-operated Applebee’s restaurants as described under “Summary—Recent Developments—Refranchising” in the final offering memorandum for the old notes.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy; provided, that for purposes of determining fair market value for refranchising transactions, senior management or the Board, as applicable, may take into account qualitative factors such as the anticipated economic benefit to the Issuer and its Restricted Subsidiaries, the identity, experience and quality of the franchisee and opportunities and conditions in the local market of the restaurant. Fair market value shall be determined by the senior management of the Issuer or any Restricted Subsidiary of the Issuer, as applicable, when the Fair Market Value of any asset other than cash is estimated in good faith to be below $30.0 million, and otherwise by the Issuer’s Board of Directors as evidenced by a Board Resolution; provided, however, that no determination of Fair Market Value shall be required with respect to the Existing Refranchising Transactions.

“Fixed Charge Coverage Ratio” means, on any date (the “transaction date”), the ratio of:

(x)	the aggregate amount of EBITDA for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available (the “reference period”) to

(y)	the aggregate Fixed Charges during such reference period.

In making the foregoing calculation,

(1)	(x) pro forma effect will be given to any Debt, Disqualified Stock or Preferred Stock Incurred during or after the reference period to the extent the Debt, Disqualified Stock or Preferred Stock is outstanding or is to be Incurred on the transaction date as if the Debt, Disqualified Stock or Preferred Stock had been Incurred on the first day of the reference period and (y) items related to any Debt, Disqualified Stock or Preferred Stock no longer outstanding or to be repaid, redeemed, discharged or defeased on the transaction date or, with respect to which irrevocable notice has been given or deposits have been made as to the repayment, redemption, discharge or defeasance thereof (including, without limitation, for purposes of this calculation, interest, fees, debt discounts, charges and other items) will be excluded and such Debt, Disqualified Stock or Preferred Stock shall be deemed to have been repaid, redeemed, discharged or defeased as of the first day of the reference period;

(2)	pro forma calculations of interest on Debt bearing a floating interest rate will be made as if the rate in effect on the transaction date (taking into account any Hedging Agreement applicable to the Debt if the Hedging Agreement has a remaining term of at least 12 months) had been the applicable rate for the entire reference period;

(3)	Fixed Charges related to any Debt, Disqualified Stock or Preferred Stock no longer outstanding or to be repaid, defeased, discharged, repurchased, retired or redeemed (or with respect to which an irrevocable deposit in furtherance thereof has been made) on the transaction date (including, without limitation, for purposes of this calculation, interest, fees, debt discounts, charges and other items) will be excluded and such Debt, Disqualified Stock or Preferred Stock shall be deemed to have been repaid, defeased, discharged, repurchased, retired or redeemed on the first day of the reference period;

(4)	pro forma effect will be given to:

(A)	the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries,

(B)	any acquisition or disposition of companies, divisions, lines of businesses, operations or any other material acquisition or disposition by the Issuer and its Restricted Subsidiaries, including any acquisition or disposition of a company, division, line of business, operation or any other material acquisition or disposition since the beginning of the reference period by a Person that became a Restricted Subsidiary after the beginning of the reference period and on or prior to the transaction date, and

(C)	the discontinuation of any discontinued operations but, in the case of Fixed Charges, only to the extent that the obligations giving rise to the Fixed Charges will not be obligations of the Issuer or any Restricted Subsidiary following the transaction date that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period. To the extent that pro forma effect is to be given to an acquisition, disposition or discontinuation of a company, division, line of business or operation or any other material acquisition or disposition, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available. For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officer’s Certificate, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event within 12 months after the applicable event as if such operating expense reductions, operating improvements and synergies had been fully realized on the first day of the applicable period; provided that actions to realize such operating expense reductions and other operating improvements or synergies are taken or are reasonably expected to be taken within 12 months after the applicable event.

For purposes of making the computation referred to above, interest on any Debt under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Debt during the applicable period. Interest on Debt that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars in accordance with GAAP, in a manner consistent with that used in preparing the Issuer’s financial statements.

“Fixed Charges” means, for any period, the sum of

(1)	Interest Expense for such period; and

(2)	cash dividends paid on any Preferred Stock and cash and non-cash dividends paid, declared, accrued or accumulated on any Disqualified Stock of the Issuer or a Restricted Subsidiary, except for dividends payable in the Issuer’s Qualified Stock or paid to the Issuer or to a Restricted Subsidiary.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is not a Domestic Restricted Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means (i) each Domestic Restricted Subsidiary of the Issuer in existence on the Issue Date that is a guarantor under the Credit Agreement and (ii) each Domestic Restricted Subsidiary that executes a supplemental indenture in the form of attached to the indenture providing for the guaranty of the payment of the notes, or any successor obligor under its Note Guarantee pursuant to “—Certain Covenants—Guarantees by Restricted Subsidiaries” or “Consolidation, Merger or Sale of Assets,” in each case unless and until such Guarantor is released from its Note Guarantee pursuant to the indenture; provided however, that in no event shall a non-Wholly Owned Restricted Subsidiary, Foreign Subsidiary, Immaterial Subsidiary or Unrestricted Subsidiary be required to become a Guarantor.

“Hedging Agreement” means (i) any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other agreement designed to manage interest rates or (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to manage foreign exchange rates or (iii) any commodity swap agreement, commodity cap agreement, commodity collar agreement, commodity or raw material futures contract or any other agreement designed to manage raw material prices.

“Immaterial Subsidiary” means any Restricted Subsidiary or group of Restricted Subsidiaries that do not account for more than 1% of the consolidated total assets of the Issuer and its Restricted Subsidiaries in the aggregate for all such Subsidiaries.

“Incur” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock. If any Person becomes a Restricted Subsidiary on any date after the date of the indenture (including by redesignation of an Unrestricted Subsidiary or failure of an Unrestricted Subsidiary to meet the qualifications necessary to remain an Unrestricted Subsidiary), the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of “Limitation on Debt,” but will not be considered the sale or issuance of Equity Interests for purposes of “Limitation on Asset Sales.” The accrual of interest, accretion of original issue discount or payment of interest in kind or the accretion or accumulation of dividends on any Equity Interests will not be considered an Incurrence of Debt or Capital Stock.

“Interest Expense” means, for any period, the consolidated interest expense of the Issuer and its Restricted Subsidiaries in accordance with GAAP, plus, to the extent not included in such consolidated interest expense, and to the extent incurred, accrued or payable by the Issuer or its Restricted Subsidiaries, without duplication, (a) the sum of (i) the interest component of Capitalized Leases determined in accordance with GAAP, (ii) amortization of debt discount, (iii) to the extent deducted in calculating Consolidated Net Income, capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, (vi) net costs associated with Hedging Agreements (including the amortization or payment of fees but excluding unrealized gains or losses with respect thereto) and (vii) any premiums, fees, discounts, expenses and losses on the sale of accounts receivable (and any amortization thereof) payable by the Issuer or any Restricted Subsidiary in connection with a Permitted Receivables Financing, minus (b) interest income in such period received in respect of cash and Cash Equivalents balances held by the Issuer or a Restricted Subsidiary; provided, the following shall be excluded from “Interest Expense” for the purposes of calculating the denominator of the Fixed Charge Coverage Ratio (A) any premiums, fees, discounts, expenses and losses (and any amortization thereof) payable by the Issuer or any Restricted Subsidiary in connection with a tender offer for and redemption or prepayment of the Applebee’s and IHOP Notes and (B) charges in respect of the early retirement of Debt, Disqualified Stock or Preferred Stock (including, but not limited to the write-off of unamortized financing fees and related Hedging Agreements (including early termination fees)).

“Investment” means:

(1)	any direct or indirect advance, loan or other extension of credit to another Person,

(2)	any capital contribution to another Person, by means of any transfer of cash or other property or in any other form,

(3)	any purchase or acquisition of Equity Interests, bonds, notes or other Debt, or other instruments or securities issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services, or

(4)	any Guarantee of any Debt of another Person.

If the Issuer or any Restricted Subsidiary (x) sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Subsidiary of the Issuer, or (y) designates any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of the indenture, all remaining Investments of the Issuer and the Restricted Subsidiaries in such Person shall be deemed to have been made at such time.

The outstanding amount of any Investment shall equal the amount of such Investment (without giving effect to subsequent changes in value thereof), less any amount (whether consisting of interest, principal, dividends, distributions, sale proceeds or otherwise) paid, repaid, returned, distributed or otherwise received in cash in respect of any Investment (up to the original amount thereof); provided that with respect to any Investment constituting a Guarantee, such Investment will cease to be outstanding when such Guarantee is terminated, and shall be valued as provided in the definition of “Guarantee”.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Issue Date” means October 19, 2010.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease or any financing lease having substantially the same economic effect as the foregoing); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Minnesota Asset Purchase Agreement” has the meaning specified in the definition of “Minnesota Disposition”.

“Minnesota Disposition” means the (a) sale or other Disposition of assets pursuant to the terms of that certain Asset Purchase Agreement, dated July 23, 2010, as amended (the “Minnesota Asset Purchase Agreement”), by and among Apple American Group LLC (“Buyer”) and Applebee’s Restaurants North LLC and Applebee’s Restaurants, Inc. (collectively, “Seller”), which includes substantially all of the assets owned by Seller and used in connection with the operation of 63 Applebee’s Neighborhood Grill & Bar restaurants in Minnesota and Wisconsin and (b) sale of the land related to certain of such restaurants.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means (x) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Cash Equivalents (including (i) payments in respect of deferred payment obligations to the extent corresponding to, principal, but not interest, but only when received in the form of cash, and (ii) proceeds from the conversion of other consideration received but only when converted to cash or Cash Equivalents) net of:

(1)	commissions and other costs, fees and expenses related to such Asset Sale, including relocation costs and fees and expenses of counsel, accountants, investment bankers, brokers, consultants and placement agents and severance and accrued vacation;

(2)	provisions for taxes as a result of such Asset Sale taking into account the consolidated results of operations of the Issuer and its Restricted Subsidiaries;

(3)	payments required to be made (to the extent actually so made) to any Person (other than the Issuer or a Subsidiary) owning a beneficial interest in the assets subject to such Asset Sale or to repay Debt outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold;

(4)	appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters, purchase price and sales price adjustments and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash; and

(5)	payments of unassumed liabilities (not constituting Debt and not owed to the Issuer or any Subsidiary) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

(y) with respect to any issuance and sale of Qualified Equity Interests as referred to under “—Certain Covenants—Limitation on Restricted Payments”, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, marketable securities or other assets used or useful in the business (valued at the Fair Market Value thereof), net of attorney’s fees, accountant’s fees, underwriting discounts and commissions, and brokerage, consultation and other fees, commissions and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of thereof.

“Non-Recourse Debt” means Debt as to which (i) neither the Issuer nor any Restricted Subsidiary provides any Guarantee or is directly or indirectly liable and (ii) no default thereunder would, as such, constitute a default under any Debt of the Issuer or any Restricted Subsidiary.

“Note Guarantee” means the guaranty of the notes by a Guarantor pursuant to the indenture.

“Officer’s Certificate” means a certificate signed by at least two of the following: the Chairman of the Board of Directors, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Issuer.

“Obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities and obligations (including performance obligations) with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Permitted Bank Debt” has the meaning set forth in paragraph (b)(1) in “—Certain Covenants—Limitation on Debt.”

“Permitted Business” means any of the businesses in which the Issuer and its Restricted Subsidiaries are engaged on the Issue Date, any other restaurant business and any business or assets reasonably related, incidental, complementary or ancillary thereto.

“Permitted Investments” means:

(1)	any Investment in the Issuer or in a Restricted Subsidiary;

(2)	any Investment in cash and Cash Equivalents;

(3)	any Investment by the Issuer or any Subsidiary of the Issuer in a Person, if as a result of such Investment,

(A)	such Person becomes a Restricted Subsidiary of the Issuer, or

(B)	such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary;

(4)	Investments received as non-cash consideration in an Asset Sale made pursuant to and in compliance with “Limitation on Asset Sales” or in any disposition of assets not constituting an Asset Sale;

(5)	any Investment acquired solely in exchange for Equity Interests (other than Disqualified Stock) of the Issuer or with the proceeds of a substantially concurrent sale of such Equity Interests (other than Disqualified Stock) for such purpose;

(6)	any Investment pursuant to a Hedging Agreements otherwise permitted under the indenture;

(7)	(i) receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business, (ii) endorsements for collection or deposit in the ordinary course of business, and (iii) securities, instruments or other obligations received in compromise or settlement of debts created in the ordinary course of business, or by reason of a composition or readjustment of debts or bankruptcy, workout or reorganization of another Person, or in satisfaction of claims or judgments;

(8)

Investments in Unrestricted Subsidiaries and joint ventures in an aggregate amount, taken together with all other Investments made in reliance on this clause that are at the time outstanding, not to exceed the greater of (x) $25.0 million and (y) 1.0% of Consolidated Total Assets of the Issuer at the time of Investment (net of, with respect to the Investment in any particular Person, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), not to exceed the amount of Investments in such Person made after the Issue Date in reliance on this clause); provided, however, that if any Investment pursuant to this clause is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause for so long as such Person continues to be a Restricted Subsidiary;

(9)	payroll, travel, moving, relocation and other loans or advances to, or Guarantees issued to support the obligations of, current or former officers, directors, consultants and employees, in each case in the ordinary course of business;

(10)	extensions of credit to customers, suppliers, licensees and franchisees in the ordinary course of business and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(11)	in addition to Investments listed above and below, Investments in an aggregate amount, taken together with all other Investments made in reliance on this clause that are at the time outstanding, not to exceed the greater of (x) $35.0 million and (y) 1.25% of Consolidated Total Assets of the Issuer at the time of Investment; provided, however, that if any Investment pursuant to this clause is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause for so long as such Person continues to be a Restricted Subsidiary;

(12)	any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may be increased as required by the terms of such Investment as in existence on the Issue Date; and provided further that such Investment, as extended, modified or renewed, will not, in the good faith judgment of the Board of Directors adversely affect the Issuer’s ability to make principal or interest payments on the notes;

(13)	any Investment (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers or acquired by the Issuer or any of its Restricted Subsidiaries as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(14)	Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(15)	any Investment in any Subsidiary of the Issuer or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business consistent with past practice;

(16)	Investments arising as a result of any Permitted Receivables Financing;

(17)	commission, travel and similar advances to officers and employees made in the ordinary course of business;

(18)	advances to customers made in the ordinary course of business;

(19)	Accounts Receivable, trade credits, endorsements for collection or deposits arising in the ordinary course of business;

(20)	Investments of a Restricted Subsidiary acquired after the Issue Date or of a Person merged or consolidated with any Restricted Subsidiary after the Issue Date to the extent that such Investments (i) were not made in contemplation of or in connection with such acquisition, merger or consolidation, (ii) were in existence on the date of such acquisition, merger or consolidation and (iii) do not constitute substantially all of the assets of the Person acquired;

(21)	Investments consisting of (i) purchases, redemptions or other acquisitions of the Applebee’s and IHOP Notes and other Debt permitted to be purchased, redeemed or acquired under the covenant “—Limitation on Restricted Payments” or (ii) cash, securities or other property in deposit or securities accounts created in connection with the defeasance, discharge, redemption or satisfaction of such Applebee’s and IHOP Notes, in each case, in accordance with the terms hereof and other Debt permitted to be defeased, discharged, redeemed or satisfied under the covenant “—Limitation on Restricted Payments;”

(22)	Guarantees by the Issuer or any Restricted Subsidiary made pursuant to and in compliance with clause (16) of the covenant “—Limitation on Debt;” and

(23)	Investments in Centralized Supply Chain Services, LLC, a purchasing co-operative organization (or a similar industry co-operative organization) made in the ordinary course of business and relating to restaurant operations, marketing and expenditures.

“Permitted Liens” means

(1)	Liens existing on the Issue Date provided such Liens shall secure only those obligations they secured on the Issue Date and shall not subsequently apply to any other property (other than after-acquired property that is affixed or incorporated into the property covered by such Lien and proceeds and products thereof);

(2)	Liens securing the notes or any Note Guarantees;

(3)	Liens securing Obligations under or with respect to any Permitted Bank Debt (including, without limitations, the “Obligations” as defined in the Credit Agreement) or any Debt of a Foreign Restricted Subsidiary permitted under clause (10) of the covenant described in “—Certain Covenants—Limitation on Debt;”

(4)	pledges or deposits under worker’s compensation laws, unemployment insurance laws, social security legislation or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business and not securing Debt;

(5)	Liens imposed by law, such as carriers’, vendors’, warehousemen’s, landlords’ and mechanics’ liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings;

(6)	Liens in respect of taxes and other governmental assessments and charges which are not yet due or which are being contested in good faith and by appropriate proceedings;

(7)	Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds thereof in the ordinary course of business;

(8)	survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, not in the aggregate materially interfering with the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole;

(9)	licenses or leases or subleases as licensor, lessor or sublessor of any of its property, including intellectual property, in the ordinary course of business;

(10)	customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker’s liens, margins liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, including any such Liens securing Obligations under Hedging Agreements;

(11)	(i) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like, (ii) contained in purchase and sale agreements (and related agreements) relating to sales of assets permitted under the indenture or (iii) entered into in the ordinary course of business under franchise agreements, development agreements, area license agreements or similar agreements;

(12)	judgment liens, and Liens securing appeal bonds or letters of credit issued in support of or in lieu of appeal bonds, so long as no Event of Default then exists as a result thereof;

(13)	(a) Liens incurred in the ordinary course of business not securing Debt and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of the Issuer and its Restricted Subsidiaries and (b) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(14)	Liens (including the interest of a lessor under a Capital Lease) on property that secure Debt Incurred pursuant to clause (9) of Permitted Debt for the purpose of financing all or any part of the purchase price or cost of acquisition, construction or improvement of such property and which attach within 365 days of the date of such purchase or the completion of acquisition, construction or improvement;

(15)	Liens on property or Equity Interests of a Person at the time such Person becomes a Restricted Subsidiary of the Issuer; provided such Liens were not created in contemplation thereof and do not extend to any other property of the Issuer or any Restricted Subsidiary;

(16)	Liens on property at the time the Issuer or any of the Restricted Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into the Issuer or a Restricted Subsidiary of such Person; provided such Liens were not created in contemplation thereof and do not extend to any other property of the Issuer or any Restricted Subsidiary;

(17)	Liens securing Debt or other obligations of the Issuer or a Restricted Subsidiary in favor of the Issuer or a Restricted Subsidiary that is a Guarantor, and Liens securing Debt or other obligations of a Restricted Subsidiary that is not a Guarantor owed to a Restricted Subsidiary that is not a Guarantor;

(18)	(a) Liens securing Hedging Agreements so long as such Hedging Agreements are with the lenders party to the Credit Agreement or their affiliates and so long as such Hedging Agreements are not incurred in violation of the indenture; and provided such Lien only extends to the property securing such Debt;

(19)	Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of letters of credit or bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(20)	deposits made in the ordinary course of business to secure liability to insurance carriers and liens on insurance proceeds or premiums securing insurance premium financing;

(21)	extensions, renewals or replacements of any Liens referred to in clauses (1), (2), (14), (15), (16) or (23) in connection with the refinancing of the obligations secured thereby; provided that such Lien does not extend to any other property and, except as contemplated by the definition of “Permitted Refinancing Debt”, the amount secured by such Lien is not increased;

(22)	Liens on the Equity Interests of Unrestricted Subsidiaries;

(23)	Liens arising under any Permitted Receivables Financing;

(24)	Liens on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business to the Issuer’s or such Restricted Subsidiary’s client at which such equipment is located;

(25)	other Liens securing obligations not to exceed the greater of (x) $50.0 million and (y) 1.75% of Consolidated Total Assets at any one time outstanding;

(26)	the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;

(27)	Liens on cash deposits, securities or other property in deposit or securities accounts in connection with the redemption, defeasance, repurchase or other discharge of (i) the Applebee’s and IHOP Notes not tendered to the Issuer in connection with the Tender Offers, and (ii) other Debt, so long as such redemption, defeasance, repurchase or other discharge is not prohibited by the covenant “—Limitation on Restricted Payments;”

(28)	(x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and (y) ground leases in respect of property on which facilities owned or leased by the Issuer or any of its Restricted Subsidiaries are located;

(29)	Liens in favor of partners to joint ventures in Equity Interests of joint ventures securing obligations of or relating to such joint venture and options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like;

(30)	deposit or escrow arrangements made in connection with Permitted Investments;

(31)	(x) in the case of leased real property, Liens to which the fee interest (or any superior interest) in such real property is subject and (y) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(32)	rights of setoff, banker’s liens and similar rights in favor of a financial institution that encumber deposits and are within the general parameters customary in the banking industry and customary Liens in favor of trustees and escrow agents;

(33)	Liens in favor of lessors, sublessors, lessees or sublessees securing operating leases or, to the extent such transactions create a Lien hereunder, sale and leaseback transactions, to the extent such sale and leaseback transactions are permitted under the indenture;

(34)	Liens for the benefit of the seller deemed to attach solely because of the existence of cash deposits and attaching solely to cash deposits made in connection with any letter of intent or acquisition agreement with respect to an acquisition or other Investments permitted under the indenture; and

(35)	Liens on the property and assets of the Issuer and the Guarantors securing Debt and the Guarantees permitted to be Incurred under the indenture (other than Subordinated Debt) in an aggregate principal amount not to exceed the amount by which (a) the maximum principal amount of Debt that, as of the date such Debt was Incurred, and after giving effect to the Incurrence of such Debt and the application of proceeds therefrom on such date, would not cause the Senior Secured Leverage Ratio of the Issuer to exceed 3.0 to 1.00 exceeds (b) the aggregate principal amount of Debt permitted to be Incurred, as of the date such Debt was Incurred, pursuant to clause (b)(1) under the covenant “Limitation on Debt” (giving effect to any Debt outstanding that was Incurred pursuant to such clause (b)(1)).

“Permitted Preferred Stock” means preferred Equity Interests that contain covenants and terms (excluding covenants and terms relating to economics, such as rate, premiums and preferences) that, taken as a whole, are no more restrictive in any material respect than the covenants and terms contained in the Series A Preferred Stock, as determined in good faith by the Issuer.

“Permitted Receivables Financing” means any receivables financing facility or arrangement pursuant to which a Securitization Subsidiary purchases or otherwise acquires Accounts Receivable of the Issuer or any Restricted Subsidiaries and enters into a third party financing thereof.

“Permitted Refranchising Transaction” means any disposition by the Issuer or a Restricted Subsidiary in connection with refranchising and disposing of IHOP stores or restaurants and related assets to franchisees, or dispositions of franchise agreements or development agreements with IHOP franchisees, in each case, with respect to IHOP stores or restaurants that the Issuer or any Restricted Subsidiary does not own as of the Issue Date and that are operated under the Issuer’s business model as it was in effect prior to 2003 but are acquired by the Issuer or a Restricted Subsidiary from franchisees after the Issue Date, the consideration for which includes notes, receivables and other non-cash consideration, so long as the aggregate Fair Market Value for all such notes, receivables and other non-cash consideration received in any twelve-month period (with unused amounts being available to be used in subsequent periods) does not exceed the sum of (i) $15.0 million and (ii) the principal amount of any note or receivable outstanding when such store or restaurant is acquired by the Issuer or a Restricted Subsidiary after the Issue Date.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.

“Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Stock.

“Qualified Stock” means all Capital Stock of a Person other than Disqualified Stock.

“Rating Agencies” means Moody’s and S&P or if either Moody’s or S&P or both shall not make a rating on the notes publicly available for reasons outside the Issuer’s control, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer that shall be substituted for Moody’s or S&P or both, as the case may be.

“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc. and its successors.

“SEC” means the Securities and Exchange Commission.

“Securitization Subsidiary” means a Subsidiary of the Issuer

(1)	that is designated a “Securitization Subsidiary” by the Board of Directors,

(2)	that does not engage in, and whose charter prohibits it from engaging in, any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto,

(3)	no portion of the Debt or any other obligation, contingent or otherwise, of which

(A)	is Guaranteed by the Issuer or any Restricted Subsidiary of the Issuer,

(B)	is recourse to or obligates the Issuer or any Restricted Subsidiary of the Issuer in any way, or

(C)	subjects any property or asset of the Issuer or any Restricted Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof,

(4)	with respect to which neither the Issuer nor any Restricted Subsidiary of the Issuer has any obligation to maintain or preserve such its financial condition or cause it to achieve certain levels of operating results other than, in respect of clauses (3) and (4), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.

“Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) the aggregate principal amount of, without duplication, Total Debt of the Issuer and its Restricted Subsidiaries as of such date that is secured by a Lien on any assets of the Issuer and its Restricted Subsidiaries to (b) the aggregate amount of EBITDA of the Issuer and its Restricted Subsidiaries on a consolidated basis for the most recently completed four fiscal quarters immediately prior to the transaction date for which internal financial statements are available, in each case with such pro forma adjustments to Total Debt and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Series A Preferred Stock” means the Issuer’s Series A Perpetual Preferred Stock.

“Series B Preferred Stock” means the Issuer’s Series B Convertible Preferred Stock.

“Significant Restricted Subsidiary” means any Restricted Subsidiary, or group of Restricted Subsidiaries, that would, taken together, be a “significant subsidiary” as defined in Article 1, Rule 1-02 (w)(1) or (2) of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the date of the indenture.

“Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

“Subordinated Debt” means any Debt of the Issuer or any Guarantor which is subordinated in right of payment to the notes or the Note Guarantee, as applicable.

“Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Issuer.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property, in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Tender Offers” means the offers by the Issuer to purchase any and all of the outstanding aggregate principal amount of Applebee’s and IHOP Fixed Rate Notes from the note holders upon the terms and subject to the conditions set forth in the applicable Offers to Purchase and the Offer to Purchase and Consent Solicitation Statement of the Issuer dated September 10, 2010, as in effect on the Issue Date.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the Issue Date.

“Total Debt” means, for any Person, as of any date, without duplication, (x) Debt and Disqualified Stock of such Person and its Restricted Subsidiaries of the type specified in clauses (a), (f)(x) and (g) of the definition of Debt (excluding Guarantees of obligations of franchisees permitted hereunder), in each case to the extent each such item would be classified as “indebtedness” on a consolidated balance sheet of such Person as of such date, minus (y) the aggregate amount of cash and Cash Equivalents of such Person and its Restricted Subsidiaries that are Unrestricted Cash as of such date not to exceed $75,000,000.

“Transactions” means, collectively, (a) the entering into of the Credit Agreement, (b) the issuance of the old notes, (c) the redemption of shares of Series A Preferred Stock with the net proceeds of the foregoing and cash on hand as of the Issue Date, (d) the consummation of the Tender Offers and the repayment, redemption, discharge, termination and cancellation of the Applebee’s and IHOP Notes, and (e) the payment of the fees and expenses (including all applicable premiums and consent fees) incurred in connection with the consummation of the foregoing, in each case as described in the final offering memorandum for the old notes.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal

Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to October 30, 2014; provided, however, that if the period from the redemption date to October 30, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agency or instrumentality thereof; provided that the full faith and credit of the United States of America is pledged in support thereof.

“Unrestricted Cash” means as of any date, unrestricted cash and Cash Equivalents owned by the Issuer and its Restricted Subsidiaries that are not, and are not presently required under the terms of any agreement or other arrangement binding on the Issuer or any Restricted Subsidiary on such date to be, (a) pledged to or held in one or more accounts under the control of one or more creditors of the Issuer or any Restricted Subsidiary (other than to secure obligations under the Credit Agreement) or (b) otherwise segregated from the general assets of the Issuer and its Restricted Subsidiaries, in one or more special accounts or otherwise, for the purpose of securing or providing a source of payment for Indebtedness or other obligations that are or from time to time may be owed to one or more creditors of the Issuer or any Restricted Subsidiary (other than to secure obligations under the Credit Agreement). It is agreed that cash and Cash Equivalents held in ordinary deposit or security accounts and not subject to any existing or contingent restrictions on transfer by the Issuer or a Restricted Subsidiary will not be excluded from Unrestricted Cash by reason of setoff rights or other Liens created by law or by applicable account agreements in favor of the depositary institutions or security intermediaries.

“Unrestricted Subsidiary” means any (1) a Securitization Subsidiary, (2) any Subsidiary of the Issuer that at the time of determination has previously been designated, and continues to be, an Unrestricted Subsidiary in accordance with “Designation of Restricted and Unrestricted Subsidiaries, (3) any Subsidiary that at the time of such designation shall not have more than de minimis assets and (4) any Subsidiary of an Unrestricted Subsidiary.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Restricted Subsidiary, a Restricted Subsidiary all of the outstanding Capital Stock of which (other than any director’s qualifying shares) is owned by the Issuer and one or more Wholly Owned Restricted Subsidiaries (or a combination thereof).

Form, Denomination and Registration of Notes

The new notes will be issued in registered form, without interest coupons, in minimum denominations of $2,000 and higher integral multiples of $1,000, in the form of global notes and certificated notes, as further provided below.

The trustee is not required (i) to issue, register the transfer of or exchange any note for a period of 15 days before a selection of notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any the note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a regular record date but on or before the corresponding interest payment date, to register the transfer or exchange of any note on or after the regular record date and before the date of redemption or purchase.

No service charge will be imposed in connection with any transfer or exchange of any note, but the Issuer may in general require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Global Notes

Global notes will be deposited upon issuance with the Trustee as custodian for DTC, and registered in the name of DTC or its nominee. Beneficial interests in the global notes will be shown on records maintained by DTC and its direct and indirect participants. So long as DTC or its nominee is the registered owner or holder of a global note, DTC or such nominee will be considered the sole owner or holder of the notes represented by such global note for all purposes under the indenture and the notes. No owner of a beneficial interest in a global note will be able to transfer such interest except in accordance with DTC’s applicable procedures and the applicable procedures of its direct and indirect participants.

Any beneficial interest in one global note that is transferred to a Person who takes delivery in the form of an interest in another global note will, upon transfer, cease to be an interest in such global note and become an interest in the other global note and, accordingly, will thereafter be subject to all transfer restrictions applicable to beneficial interests in such other global note for as long as it remains such an interest.

The Issuer will apply to DTC for acceptance of the global notes in its book-entry settlement system. Investors may hold their beneficial interests in the global notes directly through DTC if they are participants in DTC, or indirectly through organizations which are participants in DTC.

Payments of principal, premium, if any, and additional interest, if any, and interest under each global note will be made by the paying agent to DTC or its nominee as the registered owner of such global note. The Issuer expects that DTC or its nominee, upon receipt of any such payment, will immediately credit DTC participants’ accounts with payments proportional to their respective beneficial interests in the principal amount of the relevant global note as shown on the records of DTC, the Issuer also expects that payments by DTC participants to owners of beneficial interests will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants, and none of the Issuer, the trustee, the custodian or any paying agent or registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any global note or for maintaining or reviewing any records relating to such beneficial interests.

Certificated Notes

A global note is exchangeable for a certificated note if (i) DTC notifies the Issuer that it is unwilling or unable to continue as depositary for a global note or ceases to be a clearing agency registered under the Exchange Act, in each case, and a successor depositary is not appointed by the Issuer within 90 days of such notice, (ii) the Issuer, at its option and subject to the procedures of DTC, notifies the trustee in writing that the Issuer expects to cause the issuance of a certificated note, (iii) an Event of Default has occurred and is continuing with respect to the notes or (iv) the trustee has received a request from DTC, the trustee will exchange each beneficial interest in that global note for one or more certificated notes registered in the name of the owner of such beneficial interest, as identified by DTC. Any such certificated note issued in exchange for a beneficial interest in the Rule 144A global note or the temporary Regulation S global note will bear the restricted legend set forth under “Notice to Investors” and accordingly will be subject to the restrictions on transfer applicable to certificated notes bearing such restricted legend. In the case of certificated notes issued in exchange for beneficial interests in the temporary Regulation S global note, such certificated notes may be exchanged for certificated notes that do not bear such restricted legend after the Restricted Period, subject to the certification requirements applicable to exchanges of beneficial interests in the temporary Regulation S global note for beneficial interests in the permanent Regulation S global note described under “—Global Notes.” See “Notice to Investors.”

Same Day Settlement and Payment

The indenture requires that payments in respect of the notes represented by the global notes be made by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. With respect to notes in certificated form, the paying agent will make all payments by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each holder’s registered address.

The new notes represented by the global notes are expected to be eligible to trade in DTC’s Same Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuer expects that secondary trading in any certificated notes will also be settled in immediately available funds.

DESCRIPTION OF OUR SENIOR SECURED CREDIT FACILITY

On October 8, 2010, we entered into a new senior secured credit agreement, with Barclays Capital PLC, as administrative agent (the “Administrative Agent’), and collateral agent and the lenders and financial institutions party thereto (the “Credit Agreement”).

The senior secured credit facility consists of a $900 million senior secured first lien term loan facility maturing October 2017 (the “Term Facility”) and a $50 million senior secured first lien revolving loan facility maturing in October 2015 (the “Revolving Facility”). The Revolving Facility provides for borrowings up to $50 million, with sub-limits for the issuance of letters of credit and for swingline borrowings. Our ability to draw under the Revolving Facility is conditioned upon, among other things, our ability to bring down the representations and warranties contained in the Credit Agreement and the absence of any default or event of default. The senior secured credit facility includes an uncommitted incremental facility that permits us, subject to certain conditions, to increase the senior secured credit facility by up to $250 million; provided that the aggregate amount of the commitments under the Revolving Facility may not exceed $150 million. On October 19, 2010, we borrowed $900 million under the Term Facility.

Under each of the Term Facility and the Revolving Facility, the loans will bear interest, at our option, at an annual rate equal to (i) the highest of (a) the federal funds rate plus 0.5%, (b) the prime rate and (c) the one month Eurodollar rate plus 1.00%, or (ii) the Eurodollar rate, in each case, plus an applicable margin and subject to applicable floors. The applicable margin in respect of the Revolving Facility will be subject to leverage-based step-downs.

The loans under the senior secured credit facility will be guaranteed by our domestic wholly-owned restricted subsidiaries, other than our immaterial subsidiaries (the “Guarantors”) and secured by a perfected first priority security interest in substantially all of our tangible and intangible assets, as well as substantially all of the tangible and intangible assets of the Guarantors. This includes, without limitation, (i) substantially all personal, real and mixed property, subject to limitations and exceptions to be mutually agreed, (ii) all intercompany debt owing to us and the Guarantors and (iii) 100% of the capital stock or other equity interests held by us and each of our subsidiaries, subject to customary exceptions for foreign subsidiaries.

The Credit Agreement permits us to purchase loans under the Term Facility pursuant to customary provisions and subject to customary conditions. Mandatory prepayments of the senior secured credit facility are expected to be required upon the occurrence of certain events, including, without limitation (i) sales of certain assets, (ii) receipt of certain casualty and condemnation awards, (iii) the incurrence of certain additional indebtedness, and (iv) excess cash flow.

The Credit Agreement contains representations and negative and affirmative covenants affecting us and our existing and future restricted subsidiaries (subject to certain exceptions, including carve-outs and baskets), including a number of covenants that, subject to customary exceptions, restrict among other things, our ability to modify material agreements and/or incur additional debt, create liens, make certain investments and acquisitions, make fundamental changes, transfer and sell material assets, pay dividends and make distributions, modify the nature of our business, enter into agreements with shareholders and affiliates, enter into burdensome agreements, change our fiscal year, make capital expenditures and prepay certain indebtedness. In addition, the Credit Agreement is expected to set forth financial covenants, including, (i) a maximum interest coverage ratio, and (ii) a maximum consolidated leverage ratio, in each case, commencing with the fiscal quarter ending April 3, 2011, and subject to step-ups or step-downs, as applicable, as set forth in the Credit Agreement.

The Credit Agreement specifies certain events of default (subject to customary grace periods, cure rights and materiality thresholds), including, among others, failure to pay principal, interest or fees, violation of covenants, material inaccuracy of representations and warranties, cross-defaults to material indebtedness, certain bankruptcy and insolvency events, certain material judgments, certain ERISA events, change of control and invalidity of guarantees or security documents. Upon the occurrence of an event of default, the lenders by a majority vote, will have the ability to direct the Administrative Agent (or that the Administrative Agent with the consent of the majority lenders will have the ability) to terminate the loan commitments, accelerate all loans and exercise any of the lenders’ other rights under the Credit Agreement and the related loan documents on their behalf.

On February 25, 2011, we entered into Amendment No. 1 (the “Amendment”) to the Credit Agreement. Pursuant to the Amendment, the interest rate margin applicable to Eurodollar based term loans was reduced from 4.50% to 3.00%, and the interest rate floors used to determine the Eurodollar and base rate reference rates for term loans was reduced from 1.50% to 1.25% for Eurodollar based term loans and from 2.50% to 2.25% for base rate denominated term loans. In addition, the Amendment increased the available lender commitments under the Revolving Facility from $50 million to $75 million. No amounts under the Revolving Credit Facility were drawn as of the closing date of the Amendment. The Amendment also modified certain restrictive covenants of the Credit Agreement, including those relating to repurchases of other debt securities, permitted acquisitions and payments on equity.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the anticipated material United States federal income tax consequences to a holder of old notes relating to the exchange of old notes for new notes. This summary is based upon United States federal income tax law in effect on the date of this prospectus, which is subject to differing interpretations or change, possibly with retroactive effect. This summary does not discuss all aspects of United States federal income taxation which may be important to particular investors in light of their individual investment circumstances, such as notes held by investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, partnerships and their partners, and tax-exempt organizations (including private foundations)) or to persons that will hold the new notes as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for United States federal income tax purposes, all of whom may be subject to tax rules that differ significantly from those summarized below. This summary does not discuss any (i) United States federal income tax consequences to a Non-U.S. Holder (as defined below) that (A) is engaged in the conduct of a United States trade or business, (B) is a nonresident alien individual and such holder is present in the United States for 183 or more days during the taxable year, or (C) is a corporation which operates through a United States branch, and (ii) state, local or non-United States tax considerations. This summary addresses investors who will hold the new notes as “capital assets” (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the “Code”). Each prospective investor is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of the purchase, ownership, and disposition of the new notes.

For purposes of this summary, a “Non-U.S. Holder” means any beneficial owner of a note that is not, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity taxable as a corporation created in, or organized under the laws of, the United States or any State or political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code.

Exchange of old notes for new notes

An exchange of old notes for new notes pursuant to the exchange offer will be ignored for United States federal income tax purposes. Consequently, a holder of old notes will not recognize gain or loss, for United States federal income tax purposes, as a result of exchanging old notes for new notes pursuant to the exchange offer. The holding period of the new notes will be the same as the holding period of the old notes and the tax basis in the new notes will be the same as the adjusted tax basis in the old notes as determined immediately before the exchange. A holder who does not exchange its old notes for new notes pursuant to the exchange offer will not recognize any gain or loss, for United States federal income tax purposes, upon consummation of the exchange offer.

PLAN OF DISTRIBUTION

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. Under the registration rights agreement we have agreed that, for a period of up to the earlier of (i) 180 days after the completion of the exchange offer (or such longer period if extended pursuant to the registration rights agreement in certain circumstances) and (ii) the date on which all of the old notes have been exchanged for new notes covered by this prospectus, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

•	in the over-the-counter market,

•	in negotiated transactions,

•	through the writing of options on the new notes, or

•	a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices.

Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer who holds old notes acquired for its own account as a result of market-making activities, and who receives new notes in exchange for old notes pursuant to the exchange offer, and any broker or dealer that participates in a distribution of new notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the new notes, and any profit of any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Furthermore, any broker-dealer that acquired any of the old notes directly from us:

•

may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (publicly available May 13, 1988), Morgan Stanley & Co. Incorporated, SEC no-action letter (publicly available June 5, 1991) and Shearman & Sterling, SEC no-action letter (publicly available July 2, 1993); and

•	must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

For a period of up to the earlier of (i) 180 days after the completion of the exchange offer (or such longer period if extended pursuant to the registration rights agreement in certain circumstances) and (ii) the date on which all of the old notes have been exchanged for new notes covered by this prospectus, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the old notes) other than commissions or concessions of any broker-dealer and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters in connection with this exchange offer will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California. Certain matters of Florida law with respect to the guarantee by our Florida subsidiary will be passed upon for us by Richman Greer P.A., Miami, Florida. Certain matters of Kansas law with respect to the guarantees by our Kansas subsidiaries will be passed upon for us by Seigfreid, Bingham, Levy, Selzer & Gee, P.C., Kansas City, Missouri. Certain matters of Ohio law with respect to the guarantee by our Ohio subsidiary will be passed upon for us by Bricker & Eckler LLP, Columbus, Ohio. Certain matters of Vermont law with respect to the guarantees by our Vermont subsidiaries will be passed upon for us by Gravel and Shea, Burlington, Vermont.

EXPERTS

The consolidated financial statements of DineEquity, Inc. appearing in DineEquity, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2010, have been audited by Ernst & Young LLP, our independent registered public accounting firm, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-4 that we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement. For further information about us and the new notes, you should refer to the registration statement. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. We have filed these documents as exhibits to our registration statement.

Under the terms of the indenture governing the notes, we will agree that, whether or not we are required to do so by the rules and regulations of the SEC, for so long as any of the notes remain outstanding, we will file annual, quarterly and current reports and other information with the SEC. You may access and read these filings through the SEC’s Internet site at www.sec.gov. This site contains reports and other information that we will file electronically with the SEC. You may also read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings also are available to the public over the Internet at the SEC’s website at http://www.sec.gov and through the “Investor Info” section of our website at www.dineequity.com. The information contained on or that can be accessed through the websites of DineEquity or its subsidiaries or brands is not incorporated by reference in, and is not part of, this prospectus, and you should not rely on any such information in connection with your investment decision to exchange your outstanding old notes for new notes.

We are incorporating by reference into this prospectus certain information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents and such documents are deemed to be included as part of this prospectus. We incorporate by reference in this prospectus the information contained in the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports furnished under Item 2.02 or 7.01 of Form 8-K and corresponding information furnished under Item 9.01 or included as an exhibit and other information in future filings deemed, under SEC rules, not to have been filed), after the date of this prospectus and prior to the earlier of the time we exchange all of the old notes for new notes and the termination of this exchange offer:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 4, 2011,

•

Portions of the Definitive Proxy Statement on Schedule 14A filed on April 13, 2011 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 4, 2011; and

•	Current Reports on Form 8-K filed with the SEC on February 28, 2011 and April 5, 2011.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

DineEquity, Inc.

450 North Brand Boulevard

Glendale, California 91203-1903

Attn: General Counsel

Telephone: (818) 240-6055

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

DineEquity, Inc.

Offer to Exchange

$792,750,000 aggregate principal amount of 9.5% Senior Notes due 2018

(CUSIPs 254423 AA4 and U2540B AA3)

for

$792,750,000 aggregate principal amount of 9.5% Senior Notes due 2018

(CUSIP 254423 AB2)

that have been registered under the Securities Act of 1933, as amended

PROSPECTUS

                    , 2011

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors, Officers, Managers and Members

Section 145 of the Delaware General Corporation Law (“DGCL”) permits the board of directors of a corporation to indemnify any person against expenses (including attorneys’ fees), judgments, fines and amount paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of the registrant, as the case may be, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

The Company’s restated certificate of incorporation provides that no director will be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation or law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, Article VIII of the Company’s amended bylaws provides that the registrant will indemnify directors and officers under certain circumstances for liabilities and expenses incurred by reason of their activities in such capacities. In addition, the registrant has insurance policies that provide liability coverage to directors and officers while acting in such capacities.

Item 21.	Exhibits and Financial Statement Schedules.

See the “Index of Exhibits” following the signature pages hereto.

Item 22.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertake that:

(1) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(2) The undersigned registrant hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(3) The undersigned registrant hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on April 15, 2011.

DINEEQUITY, INC.

BY:	/S/ JOHN F. TIERNEY
Name:	John F. Tierney
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints each of Julia A. Stewart, John F. Tierney, Greggory Kalvin and Bryan R. Adel, and each of them singly, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) and exhibits to this registration statement and to any registration statement filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JULIA A. STEWART Julia A. Stewart	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 15, 2011

/S/ RICHARD J. DAHL Richard J. Dahl	Director	April 15, 2011

/S/ HOWARD M. BERK Howard M. Berk	Director	April 15, 2011

/S/ DANIEL J. BRESTLE Daniel J. Brestle	Director	April 15, 2011

/S/ H. FREDERICK CHRISTIE H. Frederick Christie	Director	April 15, 2011

/S/ MICHAEL S. GORDON Michael S. Gordon	Director	April 15, 2011

/S/ LARRY ALAN KAY Larry Alan Kay	Director	April 15, 2011

Signature	Title	Date

/S/ CAROLINE W. NAHAS Caroline W. Nahas	Director	April 15, 2011

/S/ GILBERT T. RAY Gilbert T. Ray	Director	April 15, 2011

/S/ PATRICK W. ROSE Patrick W. Rose	Director	April 15, 2011

/S/ JOHN F. TIERNEY John F. Tierney	Chief Financial Officer (Principal Financial Officer)	April 15, 2011

/S/ GREGGORY KALVIN Greggory Kalvin	Senior Vice President, Corporate Controller (Principal Accounting Officer)	April 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on April 15, 2011.

INTERNATIONAL HOUSE OF PANCAKES, LLC

By:	DINEEQUITY, INC., as its sole member

BY:	/S/ JOHN F. TIERNEY
Name:	John F. Tierney
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints each of Julia A. Stewart, John F. Tierney, Greggory Kalvin and Bryan R. Adel, and each of them singly, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) and exhibits to this registration statement and to any registration statement filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JULIA A. STEWART Julia A. Stewart	Chief Executive Officer (Principal Executive Officer) Chairman of the Board and Chief Executive Officer of DineEquity, Inc.	April 15, 2011

/S/ MICHAEL J. MENDELSOHN Michael J. Mendelsohn	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	April 15, 2011

/S/ RICHARD J. DAHL Richard J. Dahl	Director of DineEquity, Inc.	April 15, 2011

/S/ HOWARD M. BERK Howard M. Berk	Director of DineEquity, Inc.	April 15, 2011

/S/ DANIEL J. BRESTLE Daniel J. Brestle	Director of DineEquity, Inc.	April 15, 2011

/S/ H. FREDERICK CHRISTIE H. Frederick Christie	Director of DineEquity, Inc.	April 15, 2011

Signature	Title	Date

/S/ MICHAEL S. GORDON Michael S. Gordon	Director of DineEquity, Inc.	April 15, 2011

/S/ LARRY ALAN KAY Larry Alan Kay	Director of DineEquity, Inc.	April 15, 2011

/S/ CAROLINE W. NAHAS Caroline W. Nahas	Director of DineEquity, Inc.	April 15, 2011

/S/ GILBERT T. RAY Gilbert T. Ray	Director of DineEquity, Inc.	April 15, 2011

/S/ PATRICK W. ROSE Patrick W. Rose	Director of DineEquity, Inc.	April 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on April 15, 2011.

IHOP PROPERTY LEASING II, LLC

By:	INTERNATIONAL HOUSE OF PANCAKES, LLC, as its sole member

BY:	DINEEQUITY, INC., as its sole member

BY:	/S/ JOHN F. TIERNEY
Name:	John F. Tierney
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints each of Julia A. Stewart, John F. Tierney, Greggory Kalvin and Bryan R. Adel, and each of them singly, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) and exhibits to this registration statement and to any registration statement filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JULIA A. STEWART Julia A. Stewart	Chief Executive Officer (Principal Executive Officer) Chairman of the Board and Chief Executive Officer of DineEquity, Inc.	April 15, 2011

/S/ MICHAEL J. MENDELSOHN Michael J. Mendelsohn	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	April 15, 2011

/S/ RICHARD J. DAHL Richard J. Dahl	Director of DineEquity, Inc.	April 15, 2011

/S/ HOWARD M. BERK Howard M. Berk	Director of DineEquity, Inc.	April 15, 2011

/S/ DANIEL J. BRESTLE Daniel J. Brestle	Director of DineEquity, Inc.	April 15, 2011

Signature	Title	Date

/S/ H. FREDERICK CHRISTIE H. Frederick Christie	Director of DineEquity, Inc.	April 15, 2011

/S/ MICHAEL S. GORDON Michael S. Gordon	Director of DineEquity, Inc.	April 15, 2011

/S/ LARRY ALAN KAY Larry Alan Kay	Director of DineEquity, Inc.	April 15, 2011

/S/ CAROLINE W. NAHAS Caroline W. Nahas	Director of DineEquity, Inc.	April 15, 2011

/S/ GILBERT T. RAY Gilbert T. Ray	Director of DineEquity, Inc.	April 15, 2011

/S/ PATRICK W. ROSE Patrick W. Rose	Director of DineEquity, Inc.	April 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on April 15, 2011.

IHOP FRANCHISE COMPANY, LLC

By:	/S/ MICHAEL J. MENDELSOHN
Name:	Michael J. Mendelsohn
Title:	Vice President, Finance

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints each of Julia A. Stewart, John F. Tierney, Greggory Kalvin and Bryan R. Adel, and each of them singly, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) and exhibits to this registration statement and to any registration statement filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JULIA A. STEWART Julia A. Stewart	Manager and Chief Executive Officer (Principal Executive Officer)	April 15, 2011

/S/ MICHAEL J. MENDELSOHN Michael J. Mendelsohn	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	April 15, 2011

/S/ JOHN F. TIERNEY John F. Tierney	Manager	April 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on April 15, 2011.

IHOP FRANCHISING, LLC

BY:	/S/ MICHAEL J. MENDELSOHN
Name:	Michael J. Mendelsohn
Title:	Vice President, Finance

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints each of Julia A. Stewart, John F. Tierney, Greggory Kalvin and Bryan R. Adel, and each of them singly, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) and exhibits to this registration statement and to any registration statement filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JULIA A. STEWART Julia A. Stewart	Manager and Chief Executive Officer (Principal Executive Officer)	April 15, 2011

/S/ MICHAEL J. MENDELSOHN Michael J. Mendelsohn	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	April 15, 2011

/S/ JOHN F. TIERNEY John F. Tierney	Manager	April 15, 2011

/S/ BRYAN R. ADEL Bryan R. Adel	Manager	April 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on April 15, 2011.

IHOP HOLDINGS, LLC

BY:	/S/ MICHAEL J. MENDELSOHN
Name:	Michael J. Mendelsohn
Title:	Vice President, Finance

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints each of Julia A. Stewart, John F. Tierney, Greggory Kalvin and Bryan R. Adel, and each of them singly, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) and exhibits to this registration statement and to any registration statement filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JULIA A. STEWART Julia A. Stewart	Manager and Chief Executive Officer (Principal Executive Officer)	April 15, 2011

/S/ MICHAEL J. MENDELSOHN Michael J. Mendelsohn	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	April 15, 2011

/S/ JOHN F. TIERNEY John F. Tierney	Manager	April 15, 2011

/S/ BRYAN R. ADEL Bryan R. Adel	Manager	April 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on April 15, 2011.

IHOP IP, LLC

BY:	/S/ MICHAEL J. MENDELSOHN
Name:	Michael J. Mendelsohn
Title:	Vice President, Finance

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints each of Julia A. Stewart, John F. Tierney, Greggory Kalvin and Bryan R. Adel, and each of them singly, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) and exhibits to this registration statement and to any registration statement filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JULIA A. STEWART Julia A. Stewart	Manager and Chief Executive Officer (Principal Executive Officer)	April 15, 2011

/S/ MICHAEL J. MENDELSOHN Michael J. Mendelsohn	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	April 15, 2011

/S/ JOHN F. TIERNEY John F. Tierney	Manager	April 15, 2011

/S/ BRYAN R. ADEL Bryan R. Adel	Manager	April 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on April 15, 2011.

IHOP PROPERTY LEASING, LLC

BY:	/S/ MICHAEL J. MENDELSOHN
Name:	Michael J. Mendelsohn
Title:	Vice President, Finance

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints each of Julia A. Stewart, John F. Tierney, Greggory Kalvin and Bryan R. Adel, and each of them singly, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) and exhibits to this registration statement and to any registration statement filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JULIA A. STEWART Julia A. Stewart	Manager and Chief Executive Officer (Principal Executive Officer)	April 15, 2011

/S/ MICHAEL J. MENDELSOHN Michael J. Mendelsohn	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	April 15, 2011

/S/ JOHN F. TIERNEY John F. Tierney	Manager	April 15, 2011

/S/ BRYAN R. ADEL Bryan R. Adel	Manager	April 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on April 15, 2011.

IHOP PROPERTIES, LLC

BY:	/S/ JULIA A. STEWART
Name:	Julia A. Stewart
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints each of Julia A. Stewart, John F. Tierney, Greggory Kalvin and Bryan R. Adel, and each of them singly, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) and exhibits to this registration statement and to any registration statement filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JULIA A. STEWART Julia A. Stewart	Manager and President (Principal Executive Officer)	April 15, 2011

/S/ JOHN F. TIERNEY John F. Tierney	Manager and Vice President (Principal Financial Officer and Principal Accounting Officer)	April 15, 2011

/S/ BRYAN R. ADEL Bryan R. Adel	Manager and Vice President	April 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on April 15, 2011.

IHOP REAL ESTATE, LLC

BY:	/S/ MICHAEL J. MENDELSOHN
Name:	Michael J. Mendelsohn
Title:	Vice President, Finance

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints each of Julia A. Stewart, John F. Tierney, Greggory Kalvin and Bryan R. Adel, and each of them singly, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) and exhibits to this registration statement and to any registration statement filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JULIA A. STEWART Julia A. Stewart	Manager and Chief Executive Officer (Principal Executive Officer)	April 15, 2011

/S/ MICHAEL J. MENDELSOHN Michael J. Mendelsohn	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	April 15, 2011

/S/ JOHN F. TIERNEY John F. Tierney	Manager	April 15, 2011

/S/ BRYAN R. ADEL Bryan R. Adel	Manager	April 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on April 15, 2011.

IHOP TPGC, LLC

BY:	/S/ MICHAEL J. MENDELSOHN
Name:	Michael J. Mendelsohn
Title:	Manager

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints each of Julia A. Stewart, John F. Tierney, Greggory Kalvin and Bryan R. Adel, and each of them singly, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) and exhibits to this registration statement and to any registration statement filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JULIA A. STEWART Julia A. Stewart	Manager	April 15, 2011

/S/ MICHAEL J. MENDELSOHN Michael J. Mendelsohn	Manager	April 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on April 15, 2011.

ACM CARDS, INC.

BY:	/S/ REBECCA R. TILDEN
Name:	Rebecca R. Tilden
Title:	Vice President, Secretary and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints each of Julia A. Stewart, John F. Tierney, Greggory Kalvin and Bryan R. Adel, and each of them singly, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) and exhibits to this registration statement and to any registration statement filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ BEVERLY O. ELVING Beverly O. Elving	Director and President (Principal Executive Officer)	April 15, 2011

/S/ REBECCA R. TILDEN Rebecca R. Tilden	Director and Vice President, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	April 15, 2011

/S/ SAMUEL M. ROTHSCHILD Samuel M. Rothschild	Director	April 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on April 15, 2011.

APPLEBEE’S UK, LLC

By:	APPLEBEE’S INTERNATIONAL, INC., as its sole member

BY:	/S/ REBECCA R. TILDEN
Name:	Rebecca R. Tilden
Title:	Vice President, Secretary and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints each of Julia A. Stewart, John F. Tierney, Greggory Kalvin and Bryan R. Adel, and each of them singly, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) and exhibits to this registration statement and to any registration statement filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ PHILIP R. CRIMMINS, SR. Philip R. Crimmins, Sr.	President (Principal Executive Officer)	April 15, 2011

/S/ REBECCA R. TILDEN Rebecca R. Tilden	Vice President, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	April 15, 2011

/S/ JULIA A. STEWART Julia A. Stewart	Sole Director and Chief Executive Officer of Applebee’s International, Inc.	April 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on April 15, 2011.

APPLEBEE’S ENTERPRISES LLC

BY:	/S/ REBECCA R. TILDEN
Name:	Rebecca R. Tilden
Title:	Vice President, Secretary and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints each of Julia A. Stewart, John F. Tierney, Greggory Kalvin and Bryan R. Adel, and each of them singly, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) and exhibits to this registration statement and to any registration statement filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MICHAEL J. ARCHER Michael J. Archer	President (Principal Executive Officer)	April 15, 2011

/S/ REBECCA R. TILDEN Rebecca R. Tilden	Sole Manager and Vice President, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	April 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on April 15, 2011.

APPLEBEE’S FRANCHISING LLC

BY:	/S/ REBECCA R. TILDEN
Name:	Rebecca R. Tilden
Title:	Vice President, Secretary and Deputy General Counsel

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints each of Julia A. Stewart, John F. Tierney, Greggory Kalvin and Bryan R. Adel, and each of them singly, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) and exhibits to this registration statement and to any registration statement filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JULIA A. STEWART Julia A. Stewart	Chief Executive Officer (Principal Executive Officer)	April 15, 2011

/S/ BEVERLY O. ELVING Beverly O. Elving	Senior Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	April 15, 2011

/S/ REBECCA R. TILDEN Rebecca R. Tilden	Sole Manager and Vice President, Secretary and Deputy General Counsel	April 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on April 15, 2011.

APPLEBEE’S HOLDINGS LLC

BY:	/S/ REBECCA R. TILDEN
Name:	Rebecca R. Tilden
Title:	Vice President, Secretary and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints each of Julia A. Stewart, John F. Tierney, Greggory Kalvin and Bryan R. Adel, and each of them singly, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) and exhibits to this registration statement and to any registration statement filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ BEVERLY O. ELVING Beverly O. Elving	President (Principal Executive Officer)	April 15, 2011

/S/ REBECCA R. TILDEN Rebecca R. Tilden	Sole Manager and Vice President, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	April 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on April 15, 2011.

APPLEBEE’S HOLDINGS II CORP.

BY:	/S/ REBECCA R. TILDEN
Name:	Rebecca R. Tilden
Title:	Vice President, Secretary and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints each of Julia A. Stewart, John F. Tierney, Greggory Kalvin and Bryan R. Adel, and each of them singly, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) and exhibits to this registration statement and to any registration statement filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ BEVERLY O. ELVING Beverly O. Elving	Sole Director and President (Principal Executive Officer)	April 15, 2011

/S/ REBECCA R. TILDEN Rebecca R. Tilden	Vice President, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	April 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on April 15, 2011.

APPLEBEE’S IP LLC

BY:	/S/ REBECCA R. TILDEN
Name:	Rebecca R. Tilden
Title:	Vice President, Secretary and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints each of Julia A. Stewart, John F. Tierney, Greggory Kalvin and Bryan R. Adel, and each of them singly, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) and exhibits to this registration statement and to any registration statement filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ BEVERLY O. ELVING Beverly O. Elving	President (Principal Executive Officer)	April 15, 2011

/S/ REBECCA R. TILDEN Rebecca R. Tilden	Sole Manager and Vice President, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	April 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on April 15, 2011.

APPLEBEE’S INTERNATIONAL, INC.

BY:	/s/ REBECCA R. TILDEN
Name:	Rebecca R. Tilden
Title:	Vice President, Secretary and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints each of Julia A. Stewart, John F. Tierney, Greggory Kalvin and Bryan R. Adel, and each of them singly, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) and exhibits to this registration statement and to any registration statement filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JULIA A. STEWART Julia A. Stewart	Sole Director and Chief Executive Officer (Principal Executive Officer)	April 15, 2011

/S/ BEVERLY O. ELVING Beverly O. Elving	Senior Vice President, Finance (Principal Financial Officer)	April 15, 2011

/S/ REBECCA R. TILDEN Rebecca R. Tilden	Vice President, Secretary and Treasurer (Principal Accounting Officer)	April 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on April 15, 2011.

APPLEBEE’S RESTAURANTS KANSAS LLC

BY:	/s/ REBECCA R. TILDEN
Name:	Rebecca R. Tilden
Title:	Vice President, Secretary and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints each of Julia A. Stewart, John F. Tierney, Greggory Kalvin and Bryan R. Adel, and each of them singly, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) and exhibits to this registration statement and to any registration statement filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MICHAEL J. ARCHER Michael J. Archer	President (Principal Executive Officer)	April 15, 2011

/S/ REBECCA R. TILDEN Rebecca R. Tilden	Sole Manager and Vice President, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	April 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on April 15, 2011.

APPLEBEE’S RESTAURANTS MID-ATLANTIC LLC

BY:	/s/ REBECCA R. TILDEN
Name:	Rebecca R. Tilden
Title:	Vice President, Secretary and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints each of Julia A. Stewart, John F. Tierney, Greggory Kalvin and Bryan R. Adel, and each of them singly, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) and exhibits to this registration statement and to any registration statement filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MICHAEL J. ARCHER Michael J. Archer	President (Principal Executive Officer)	April 15, 2011

/S/ REBECCA R. TILDEN Rebecca R. Tilden	Sole Manager and Vice President, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	April 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on April 15, 2011.

APPLEBEE’S RESTAURANTS NORTH LLC

BY:	/s/ REBECCA R. TILDEN
Name:	Rebecca R. Tilden
Title:	Vice President, Secretary and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints each of Julia A. Stewart, John F. Tierney, Greggory Kalvin and Bryan R. Adel, and each of them singly, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) and exhibits to this registration statement and to any registration statement filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MICHAEL J. ARCHER Michael J. Archer	Sole Manager and President (Principal Executive Officer)	April 15, 2011

/S/ REBECCA R. TILDEN Rebecca R. Tilden	Vice President, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	April 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on April 15, 2011.

APPLEBEE’S RESTAURANTS TEXAS LLC

BY:	/s/ REBECCA R. TILDEN
Name:	Rebecca R. Tilden
Title:	Vice President, Secretary and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints each of Julia A. Stewart, John F. Tierney, Greggory Kalvin and Bryan R. Adel, and each of them singly, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) and exhibits to this registration statement and to any registration statement filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MICHAEL J. ARCHER Michael J. Archer	President (Principal Executive Officer)	April 15, 2011

/S/ REBECCA R. TILDEN Rebecca R. Tilden	Sole Manager and Vice President, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	April 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on April 15, 2011.

APPLEBEE’S RESTAURANTS VERMONT, INC.

BY:	/s/ REBECCA R. TILDEN
Name:	Rebecca R. Tilden
Title:	Vice President, Secretary and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints each of Julia A. Stewart, John F. Tierney, Greggory Kalvin and Bryan R. Adel, and each of them singly, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) and exhibits to this registration statement and to any registration statement filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ REBECCA R. TILDEN Rebecca R. Tilden	Director and President, Vice President and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	April 15, 2011

/S/ EUGENE J. WARD, III Eugene J. Ward, III	Director	April 15, 2011

/S/ GUY L. BABB Guy L. Babb	Director	April 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on April 15, 2011.

APPLEBEE’S RESTAURANTS INC.

BY:	/s/ REBECCA R. TILDEN
Name:	Rebecca R. Tilden
Title:	Vice President, Secretary and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints each of Julia A. Stewart, John F. Tierney, Greggory Kalvin and Bryan R. Adel, and each of them singly, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) and exhibits to this registration statement and to any registration statement filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MICHAEL J. ARCHER Michael J. Archer	Sole Director and President (Principal Executive Officer)	April 15, 2011

/S/ REBECCA R. TILDEN Rebecca R. Tilden	Vice President, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	April 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on April 15, 2011.

APPLEBEE’S RESTAURANTS WEST LLC

By:	APPLEBEE’S ENTERPRISES LLC, as its sole member

BY:	/s/ REBECCA R. TILDEN
Name:	Rebecca R. Tilden
Title:	Vice President, Secretary and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints each of Julia A. Stewart, John F. Tierney, Greggory Kalvin and Bryan R. Adel, and each of them singly, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) and exhibits to this registration statement and to any registration statement filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MICHAEL J. ARCHER Michael J. Archer	President of Applebee’s Enterprises LLC (Principal Executive Officer)	April 15, 2011

/S/ REBECCA R. TILDEN Rebecca R. Tilden	Sole Manager and Vice President, Secretary and Treasurer of Applebee’s Enterprises LLC (Principal Financial Officer and Principal Accounting Officer)	April 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on April 15, 2011.

APPLEBEE’S SERVICES, INC.

BY:	/s/ REBECCA R. TILDEN
Name:	Rebecca R. Tilden
Title:	Vice President, Secretary and Deputy General Counsel

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints each of Julia A. Stewart, John F. Tierney, Greggory Kalvin and Bryan R. Adel, and each of them singly, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) and exhibits to this registration statement and to any registration statement filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JULIA A. STEWART Julia A. Stewart	Sole Director and Chief Executive Officer (Principal Executive Officer)	April 15, 2011

/S/ BEVERLY O. ELVING Beverly O. Elving	Senior Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	April 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on April 15, 2011.

NEIGHBORHOOD INSURANCE, INC.

BY:	/s/ REBECCA R. TILDEN
Name:	Rebecca R. Tilden
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints each of Julia A. Stewart, John F. Tierney, Greggory Kalvin and Bryan R. Adel, and each of them singly, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) and exhibits to this registration statement and to any registration statement filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ REBECCA R. TILDEN Rebecca R. Tilden	President (Principal Executive Officer)	April 15, 2011

/S/ BEVERLY O. ELVING Beverly O. Elving	Director and Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	April 15, 2011

/S/ RUSSELL FRENCH Russell French	Director and Vice President, Secretary	April 15, 2011

/S/ DAVID GUERINO David Guerino	Director	April 15, 2011

INDEX TO EXHIBITS

Exhibit	Description

4.1	Indenture dated as of October 19, 2010, by and among DineEquity, Inc., the guarantors party thereto and Wells Fargo Bank, National Association (Exhibit 4.1 to DineEquity Inc.’s Current Report on Form 8-K, filed October 21, 2010 is incorporated herein by reference)

4.2	Form of 9.5% Senior Notes due 2018 (include in Exhibit 4.1)

5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

5.2*	Opinion of Richman Greer P.A.

5.3*	Opinion of Seigfreid, Bingham, Levy, Selzer & Gee, P.C.

5.4*	Opinion of Bricker & Eckler LLP

5.5*	Opinion of Gravel and Shea

10.1	Registration Rights Agreement dated as of October 19, 2010, by and among DineEquity, Inc., the guarantors thereto and Barclays Capital Inc. and Goldman, Sachs & Co., as representatives of the initial purchasers (Exhibit 10.1 to DineEquity Inc.’s Current Report on Form 8-K, filed October 21, 2010 is incorporated herein by reference)

12.1*	Computation of Ratio of Earnings to Fixed Charges

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

23.3	Consent of Richman Greer P.A. (included in Exhibit 5.2)

23.4	Consent of Seigfreid, Bingham, Levy, Selzer & Gee, P.C. (included in Exhibit 5.3)

23.5	Consent of Bricker & Eckler LLP (included in Exhibit 5.4)

23.6	Consent of Gravel and Shea (included in Exhibit 5.5)

24.1	Power of Attorney (included as part of the signature page)

25.1*	Statement of Eligibility of Trustee on Form T-1

99.1*	Form of Letter of Transmitttal

99.2*	Form of Notice of Guaranteed Delivery

99.3*	Form of Letter to Clients

99.4*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees

(*)	Filed herewith.